                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  ANSYS, INC.,

                                 ANSYS XL, LLC,

                                  BEN I, INC.,

                                 HINES II, INC.,

                              HEAT HOLDINGS CORP.,

                        AAVID THERMAL TECHNOLOGIES, INC.,

                                 TROY III, INC.,

                                  FLUENT, INC.,

                             PRINCIPAL STOCKHOLDERS

                                       AND

                          STOCKHOLDERS' REPRESENTATIVE

                                FEBRUARY 15, 2006

                               TABLE OF CONTENTS

                                                                                                                       PAGE
                                                                                                                       ----
ARTICLE I - DEFINITIONS.........................................................................................         3

ARTICLE II - THE MERGERS........................................................................................        20
      Section 2.1        The Mergers............................................................................        20
      Section 2.2        Closing................................................................................        21
      Section 2.3        Effective Times........................................................................        21
      Section 2.4        Certificate of Incorporation and By-laws of the Surviving Companies....................        22
      Section 2.5        Directors and Officers.................................................................        23

ARTICLE III - EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; ADJUSTMENTS...........        24
      Section 3.1        Calculation of Merger Consideration....................................................        24
      Section 3.2        Effect on Capital Stock in the First Merger............................................        24
      Section 3.3        Effect on Capital Stock in the Second Merger...........................................        25
      Section 3.4        Effect on Capital Stock in the Third Merger............................................        26
      Section 3.5        Effect on Capital Stock in the Fourth Merger...........................................        26
      Section 3.6        Payments at Closing for Indebtedness...................................................        27
      Section 3.7        Working Capital Adjustment.............................................................        28
      Section 3.8        Post Closing Adjustment................................................................        29
      Section 3.9        Working Capital Escrows................................................................        32
      Section 3.10       Vesting of Incentive Stock.............................................................        33
      Section 3.11       No Stock Option Plans..................................................................        33

ARTICLE IV - PAYMENT FOR SHARES; DISSENTING SHARES..............................................................        33
      Section 4.1        Payment for Shares of Stock of the Selling Companies...................................        33
      Section 4.2        Appraisal Rights.......................................................................        35

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE SELLING COMPANIES.............................................        36
      Section 5.1        Organization; Standing and Authority...................................................        37
      Section 5.2        Capitalization.........................................................................        38
      Section 5.3        Subsidiaries...........................................................................        39
      Section 5.4        No Conflict; Consents..................................................................        40
      Section 5.5        Required Vote..........................................................................        41
      Section 5.6        Securities Law Matters.................................................................        41
      Section 5.7        Financial Statements; No Undisclosed Liabilities; Indebtedness.........................        42
      Section 5.8        SEC Filings; Information Provided......................................................        43
      Section 5.9        Absence of Certain Changes.............................................................        44
      Section 5.10       Customers..............................................................................        46
      Section 5.11       Transactions with Affiliates...........................................................        46
      Section 5.12       Litigation.............................................................................        47
      Section 5.13       Taxes..................................................................................        47
      Section 5.14       Employee Benefit Plans.................................................................        50
      Section 5.15       Real and Personal Property.............................................................        53

                                       (i)

      Section 5.16       Labor and Employment Matters...........................................................        54
      Section 5.17       Contracts and Commitments..............................................................        55
      Section 5.18       Intellectual Property..................................................................        57
      Section 5.19       Environmental Matters..................................................................        60
      Section 5.20       No Brokers.............................................................................        61
      Section 5.21       Books and Records......................................................................        61
      Section 5.22       Insurance Policies.....................................................................        62
      Section 5.23       Compliance with Laws...................................................................        62
      Section 5.24       Licenses and Permits...................................................................        62
      Section 5.25       Accounts Receivable....................................................................        63
      Section 5.26       Warranty and Related Matters...........................................................        63
      Section 5.27       Illegal Payments.......................................................................        63
      Section 5.28       State Takeover Statutes................................................................        64
      Section 5.29       Spin-Off...............................................................................        64
      Section 5.30       Disclosure.............................................................................        64

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDERS...........................................        64
      Section 6.1        Purchase Entirely for Own Account......................................................        64
      Section 6.2        Investment Experience..................................................................        64
      Section 6.3        Accredited Investor....................................................................        65
      Section 6.4        Authority..............................................................................        65

ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS..........................................        65
      Section 7.1        Organization, Good Standing and Qualification..........................................        65
      Section 7.2        Formation and Ownership of Merger Subs; No Prior Activities............................        66
      Section 7.3        Capitalization.........................................................................        66
      Section 7.4        Authorization; Validity of Agreement; Necessary Action.................................        66
      Section 7.5        No Conflict; Consents..................................................................        67
      Section 7.6        SEC Filings; Financial Statements; Information Provided................................        67
      Section 7.7        No Brokers.............................................................................        68
      Section 7.8        Customers..............................................................................        68
      Section 7.9        Litigation.............................................................................        69
      Section 7.10       Absence of Certain Changes.............................................................        69
      Section 7.11       Intellectual Property..................................................................        70
      Section 7.12       Compliance with Laws...................................................................        70
      Section 7.13       Warranty and Related Matters...........................................................        71
      Section 7.14       Books and Records......................................................................        71
      Section 7.15       Illegal Payments.......................................................................        71
      Section 7.16       Merger Consideration...................................................................        71
      Section 7.17       Disclosure.............................................................................        72

ARTICLE VIII - CONDUCT OF BUSINESS PENDING THE MERGER...........................................................        72
      Section 8.1        Conduct of Selling Companies Business Prior to Closing.................................        72
      Section 8.2        Conduct of Parent's Business Prior to Closing..........................................        76

                                      (ii)

ARTICLE IX - ADDITIONAL AGREEMENTS..............................................................................        77
      Section 9.1        Stockholders' Consent and Notices......................................................        77
      Section 9.2        Merger Sub Consents....................................................................        78
      Section 9.3        Access to Information..................................................................        79
      Section 9.4        Confidentiality........................................................................        79
      Section 9.5        Regulatory and Other Authorizations; Consents..........................................        80
      Section 9.6        Registration of Shares.................................................................        81
      Section 9.7        Director...............................................................................        81
      Section 9.8        Press Releases.........................................................................        82
      Section 9.9        No Solicitations.......................................................................        82
      Section 9.10       Officers' and Directors' Indemnification...............................................        83
      Section 9.11       Employee Benefit Arrangements..........................................................        84
      Section 9.12       Takeover Statutes......................................................................        84
      Section 9.13       Delivery of Stock Ledger and Minute Books of the Selling Companies.....................        84
      Section 9.14       Selling Companies Auditors.............................................................        84
      Section 9.15       Company Audit..........................................................................        85
      Section 9.16       Certain Actions Relating to the Holders of Warrants and Holding Preferred Stock........        85
      Section 9.17       FIRPTA Compliance......................................................................        85
      Section 9.18       Notification of Certain Matters........................................................        85
      Section 9.19       Intellectual Property..................................................................        86
      Section 9.20       Additional Documents and Further Assurances; Cooperation...............................        86
      Section 9.21       Spin-Off...............................................................................        87
      Section 9.22       Fluent Stockholder Notes...............................................................        87

ARTICLE X - CONDITIONS TO THE MERGERS...........................................................................        87
      Section 10.1       Conditions to the Obligations of Each Party to Effect the Mergers......................        87
      Section 10.2       Additional Conditions to Obligations of Parent and Merger Subs.........................        88
      Section 10.3       Additional Conditions to Obligations of the Selling Companies..........................        90

ARTICLE XI - SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE SELLING COMPANIES;
         ESCROW PROVISIONS; INDEMNIFICATION.....................................................................        91
      Section 11.1       Survival of Representations, Warranties, Covenants and Agreements of the Selling
                         Companies..............................................................................        91
      Section 11.2       Indemnification........................................................................        91
      Section 11.3       Escrow Provisions......................................................................        93
      Section 11.4       Third Party Claims.....................................................................        99
      Section 11.5       Indemnification Escrow Agent's Duties..................................................       101
      Section 11.6       Stockholders' Representative...........................................................       103
      Section 11.7       Treatment of Indemnity Payments........................................................       105
      Section 11.8       Remedies Exclusive.....................................................................       105

ARTICLE XII - TAX MATTERS.......................................................................................       106
      Section 12.1       Tax Indemnification....................................................................       106
      Section 12.2       Straddle Periods.......................................................................       108
      Section 12.3       Responsibility for Filing Tax Returns..................................................       108

                                     (iii)

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
      Section 12.4       Cooperation on Tax Matters.............................................................       109
      Section 12.5       Tax-Sharing Agreements.................................................................       110
      Section 12.6       Certain Taxes and Fees.................................................................       110

ARTICLE XIII - TERMINATION, AMENDMENT AND WAIVER................................................................       110
      Section 13.1       Termination............................................................................       110
      Section 13.2       Effect of Termination..................................................................       111
      Section 13.3       Amendment..............................................................................       112
      Section 13.4       Extension; Waiver......................................................................       112

ARTICLE XIV - GENERAL PROVISIONS................................................................................       112
      Section 14.1       Notices................................................................................       112
      Section 14.2       Entire Agreement.......................................................................       113
      Section 14.3       Further Assurances; Post-Closing Cooperation...........................................       114
      Section 14.4       Third Party Beneficiaries..............................................................       114
      Section 14.5       Assignment.............................................................................       114
      Section 14.6       Severability...........................................................................       114
      Section 14.7       No Agreement Until Executed............................................................       114
      Section 14.8       Interpretation.........................................................................       115
      Section 14.9       Survival...............................................................................       115
      Section 14.10      Fees and Expenses......................................................................       115
      Section 14.11      Choice of Law/Consent to Jurisdiction..................................................       115
      Section 14.12      Waiver of Trial by Jury................................................................       116
      Section 14.13      Specific Performance...................................................................       116
      Section 14.14      Mutual Drafting........................................................................       116
      Section 14.15      Miscellaneous..........................................................................       116

                                      (iv)

EXHIBITS

Exhibit A         Spin-Off Documents
Exhibit B         Form of Stockholder Written Consents
Exhibit C         Form of Employment Letter
Exhibit D-1       Form of Spin-Off Entities Non-Competition Agreement
Exhibit D-2       Form of Principal Stockholder Non-Solicitation Agreement
Exhibit E         Form of Waiver Letter
Exhibit F         Form of Registration Rights Agreement
Exhibit G         Form of Voting Agreement
Exhibit H         List of Persons included in Parent's Knowledge
Exhibit I         List of Persons included in Selling Companies' Knowledge
Exhibit J-1       Form of First Surviving Corporation Certificate of Incorporation
Exhibit J-2       Form of First Surviving Corporation By-Laws
Exhibit K-1       Form of Merger LLC Certificate of Formation
Exhibit K-2       Form of Merger LLC Operating Agreement
Exhibit L-1       Form of Third Surviving Corporation Certificate of Incorporation
Exhibit L-2       Form of Third Surviving Corporation By-Laws
Exhibit M-1       Form of Fourth Surviving Corporation Certificate of Incorporation
Exhibit M-2       Form of Fourth Surviving Corporation By-Laws
Exhibit N-1       First Merger Consideration
Exhibit N-2       Third Merger Consideration
Exhibit N-3       Fourth Merger Consideration
Exhibit O         Form of Legal Opinion of Counsel to the Selling Companies
Exhibit P         Form of Legal Opinion of Counsel to Parent

SCHEDULES

Selling Companies Schedules

5.1(a)            Holding Organization; Standing
5.1(b)            Company Organization; Standing
5.1(c)            Fluent Organization; Standing
5.2(a)            Capitalization of Holding
5.2(b)            Capitalization of Company
5.2(c)            Capitalization of Fluent
5.2(d)            Capitalization Obligations of Selling Companies
5.3(a)            Subsidiaries
5.3(b)            Subsidiaries' Qualifications
5.4(a)            No Conflicts
5.4(b)            Consents
5.7(b)            Fluent Financial Statements
5.7(c)            Undisclosed Liabilities
5.7(d)            Indebtedness
5.8(a)            Company SEC Reports
5.9               Absence of Changes
5.9(e)            Fluent 2006 Compensation Plan
5.11(a)           Transactions with Affiliates

                                      (v)

5.11(b)           Transactions with Affiliates - Indebtedness
5.12              Litigation
5.13              Taxes
5.14(a)           Employee Benefit Plans and Employment Agreements
5.14(c)           Amendment and Termination of Employee Benefit Plans
5.14(e)           Benefits to Former Employees
5.14(f)           Change of Control Payments and Rights
5.15(a)           Real Property
5.15(b)           Real Property - Material Violations
5.15(c)           Leased Real Property
5.15(d)           Personal Property
5.16(a)           Labor and Employment Matters
5.16(b)           Labor and Employment Matters - Material Violations
5.16(c)           Collective Bargaining Agreements and Labor Unions
5.17              Contracts
5.18              Intellectual Property
5.19              Environmental Matters
5.22              Insurance Claims
5.24              Licenses and Permits
5.26              Warranty and Related Matters
5.29              Assets of Spin-Off Entities

Parent Schedules

7.6(d)            Material Liabilities
7.10              Certain Changes
7.11              Intellectual Property

Other Schedules

1.1               Base Net Working Capital Illustration
1.2               Identified Employees
8.1               Conduct of Business
8.2               Conduct of Parent's Business Prior to Closing
9.5(b)            Regulatory and Other Authorizations; Consents
9.5(e)            Third Party Consents
9.22              Fluent Promissory Notes
10.2(d)           Governmental Consents
10.2(k)           Employees
12.4              List of Employees

                                      (vi)

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 15, 2006, is by and among ANSYS, Inc., a Delaware corporation ("Parent"), ANSYS XL, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent ("Merger LLC"), BEN I, Inc., a Delaware corporation and wholly owned subsidiary of Merger LLC ("Merger Sub"), HINES II, Inc., a Delaware corporation and wholly owned subsidiary of Merger LLC ("Merger Sub II" and with Merger Sub and Merger LLC, the "Merger Subs"), Heat Holdings Corp., a Delaware corporation ("Holding"), Aavid Thermal Technologies, Inc., a Delaware corporation (the "Company"), TROY III, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub III"), Fluent, Inc., a Delaware corporation ("Fluent," together with Holding and the Company, the "Selling Companies" and each a "Selling Company"), and, for purposes of Section 9.7 and Article VI,
Article XI, Article XII and Article XIV, Willis Stein & Partners II, L.P., Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., and Willis Stein & Partners III-C, L.P. (each a "Principal Stockholder" and collectively, the "Principal Stockholders"), and for purposes of Sections 3.7, 3.8, 3.9 and 9.7 and Articles XI, XII and XIV, Willis Stein & Partners II, L.P., as Stockholders' Representative. An index of defined terms and the definitions of certain terms used in this Agreement are listed in Article I hereof.

      WHEREAS, the parties wish to effect a business combination through (a) the merger of Merger Sub with and into Holding (the "First Merger"), with Holding being the surviving corporation (the "First Surviving Corporation"), followed by
(b) the merger of Holding with and into Merger LLC (the "Second Merger"), with Merger LLC being the surviving company ("Second Surviving Company"), followed by
(c) the merger of Merger Sub II with and into the Company (the "Third Merger"), with the Company being the surviving corporation ("Third Surviving Corporation"), and followed by (d) the merger of Merger Sub III with and into Fluent (the "Fourth Merger," together with the First Merger, the Second Merger and the Third Merger, the "Mergers"), with Fluent being the surviving corporation ("Fourth Surviving Corporation," and with Second Surviving Company and Third Surviving Corporation, the "Surviving Companies"), each on the terms and conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and, as applicable, the Delaware Limited Liability Company Act, as amended (the "DLLCA");

      WHEREAS, as a condition to the obligation of the parties hereto, the Company has agreed to transfer and distribute to its stockholders, prior to the First Effective Time, all of the capital stock of Aavid Thermal Products, Inc. and its Subsidiaries (the "Spin-Off Entities"), and Holding has agreed to transfer and distribute to its stockholders, following the Company's distribution and prior to the First Effective Time, all of the capital stock of the Spin-Off Entities, in each case pursuant to the terms and conditions provided in the agreements and documents attached as Exhibit A hereto (the "Spin-Off") in accordance with the terms and conditions listed therein;

      WHEREAS, the parties intend to report the First Merger and the Second Merger as a reorganization under Section 368(a)(1)(A) of the Code for U.S. federal income tax purposes, the Third Merger as a taxable exchange of Warrants and the Fourth Merger as a reorganization under Section 368(a)(1)(B) of the Code for U.S. federal income tax purposes;

      WHEREAS, each of the Selling Companies Boards has unanimously approved this Agreement, the Mergers and the other transactions contemplated by this Agreement and determined that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interest of their respective Stockholders;

      WHEREAS, the Board of Directors of Merger Sub III has unanimously approved this Agreement, the Fourth Merger and the other transactions contemplated by this Agreement and determined that this Agreement, the Fourth Merger and the other transactions contemplated by this Agreement are in the best interest of its stockholders;

      WHEREAS, each of the Boards of Directors of Parent, Merger Sub and Merger Sub II has unanimously approved this Agreement, the Mergers and the other transactions contemplated by this Agreement and determined that this Agreement, the Mergers and the other transactions contemplated by this Agreement are in the best interest of their respective stockholders;

      WHEREAS, the Managing Member of Merger LLC has approved this Agreement, the Mergers and the other transactions contemplated by this Agreement and determined that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interest of its sole member;

      WHEREAS, as a condition and an inducement to the willingness of Parent to enter into this Agreement, each of the Selling Companies and Merger Sub III shall obtain immediately following the execution of this Agreement the irrevocable approval and adoption of the Mergers, this Agreement and the transactions contemplated hereby, including without limitation, (a) the escrow and indemnification obligations of the Stockholders set forth in Article XI and
Article XII hereof and the deposit of the Merger Consideration into escrow funds and (b) the terms provided in Section 11.6 hereof, pursuant to written consents, in the forms attached hereto as Exhibit B (the "Holding Stockholder Written Consent," "Company Stockholder Written Consent," "Fluent Stockholder Written Consent," "Merger Sub III Written Consent" and together, the "Stockholder Written Consents"), signed, as appropriate, by the Company and such Stockholders who, together with the foregoing, constitute at least a majority of the outstanding voting power of each of Holding Stock, Company Stock and Fluent Stock, respectively, and returned to the applicable Secretary of each Selling Company within one (1) day from the execution of this Agreement, pursuant to and in strict accordance with the applicable provisions of the DGCL and the Charter Documents and the respective by-laws of the Selling Companies;

      WHEREAS, as a further condition and inducement to the willingness of Parent to enter into this Agreement and concurrently with the execution and delivery of this Agreement, (a) Bharatan Patel, Ph.D. has entered into that certain Consulting Agreement with Parent (the "Consulting Agreement") and Hasan Ferit Boysan, Ph.D. has entered into that certain Employment Agreement with Parent (the "Boysan Employment Agreement"); (b) each of the Identified Employees has executed an employment letter with Parent or one of its Subsidiaries substantially in the form attached hereto as Exhibit C (the "Employment Letters") to be effective at, and subject to the occurrence of, the Fourth Effective Time; (c) each of the Spin-Off Entities has entered into a Non-Competition Agreement in the form attached hereto as Exhibit D-1 (the "Spin-Off Entities Non-Competition Agreements") with Parent, each of which shall be effective at, and subject to the occurrence of, the Fourth Effective Time; and (d) each of the Principal

Stockholders and certain of their Affiliates have entered into a Non-Solicitation Agreement in the form attached hereto as Exhibit D-2 (the "Principal Stockholder Non-Solicitation Agreement") with Parent, each of which shall be effective at, and subject to the occurrence of, the Fourth Effective Time;

      WHEREAS, as a further condition and inducement to the willingness of Parent to enter into this Agreement and as a condition to Closing, each of Bharatan Patel, Ph.D., Hasan Ferit Boysan, Ph.D., John Mitchell and Brian Byrne will execute those certain Waiver Letters with Parent attached hereto as Exhibit E (the "Waiver Letters");

      WHEREAS, concurrently with the execution and delivery of this Agreement, the parties hereto shall execute and deliver a Registration Rights Agreement in the form attached hereto as Exhibit F (the "Registration Rights Agreement") to be effective at, and subject to the occurrence of, the Fourth Effective Time, and pursuant to which Parent has agreed to provide certain registration rights under the Securities Act and the Regulations promulgated thereunder;

      WHEREAS, concurrently with the execution and delivery of this Agreement, the Principal Stockholders shall execute and deliver a Voting Agreement in the form attached hereto as Exhibit G (the "Voting Agreement") to be effective at, and subject to the occurrence of, the Fourth Effective Time, and pursuant to which such stockholders have agreed to vote in favor of certain amendments to Parent's Restated Certificate of Incorporation ("Parent Charter") to increase the number of authorized shares of Parent Common Stock and to approve the reservation of additional shares of Parent Common Stock for grants as equity-based awards in accordance with the provisions of the DGCL and the rules of NASDAQ;

      WHEREAS, as a condition and inducement to the willingness of Parent to enter into this Agreement and concurrently with the execution and delivery of this Agreement, Enductive Solutions, Inc. shall execute and deliver an Assignment Agreement assigning all intellectual property held by Enductive Solutions, Inc. to Fluent;

      WHEREAS, a portion of the Merger Consideration otherwise payable in the merger pursuant to this Agreement shall be placed into six (6) separate escrows by Parent and Fluent, the release of which shall be contingent upon certain events and conditions set forth herein; and

      WHEREAS, Parent, Merger Subs, Merger Sub III, the Selling Companies, the Principal Stockholders and the Stockholders' Representative desire to make certain representations, warranties, covenants and agreements in connection with the Mergers, and also to prescribe various conditions to the Mergers.

      NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

      "Accounting Referee" has the meaning set forth in Section 3.8(b) of this Agreement.

      "Acquisition Proposal" means any proposal or offer from any Person (other than Parent, Merger Subs or any of their Affiliates) relating to any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination or reorganization, involving any of the Selling Companies or any of their respective Subsidiaries, or the issuance or acquisition of shares of capital stock of any of the Selling Companies or any of their respective Subsidiaries or any tender or exchange offer that if consummated would result in any Person, together with all Affiliates thereof, beneficially owning fifteen percent (15%) or more of the outstanding shares of capital stock of any of the Selling Companies or any of their respective Subsidiaries, or the sale, lease, exchange, license (whether exclusive or not) or other disposition of any significant portion of the business or other assets of any of the Selling Companies or any of their respective Subsidiaries, or any other similar acquisition transaction, the consummation of which would reasonably be expected to materially impede or interfere with, prevent or materially delay the consummation of the transactions contemplated hereby or which would reasonably be expected to diminish significantly the benefits to Parent or its Affiliates of the transactions contemplated hereby; provided that, for greater certainty, any transaction contemplated by this Agreement, including the Spin-Off and the transactions contemplated thereby, shall not constitute, individually or in the aggregate, an Acquisition Proposal.

      "Action" means any suit, arbitration, cause of action, claim, criminal prosecution, non-routine investigation, governmental or other administrative proceeding, whether at law or at equity, before or by any Court or Governmental Authority or before any arbitrator or other tribunal.

      "Adjusted Cash Consideration" has the meaning set forth in Section 3.1(a)(i) of this Agreement.

      "Affiliate" means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; and "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or other securities, as trustee or executor, by contract or otherwise.

      "Agreement" has the meaning set forth in the introduction to this Agreement.

      "Ancillary Agreement" means the Waiver Letters, the Spin-Off Entities Non-Competition Agreements, the Principal Stockholder Non-Solicitation Agreements, the Registration Rights Agreement and the Voting Agreement.

      "Appraisal Rights Provisions" has the meaning set forth in Section 4.2(a) of this Agreement.

      "Base Net Working Capital" means $(32,500,000). The Base Net Working Capital was derived in part from the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2004 as calculated on the attached
Schedule 1.1.

      "Boysan Employment Agreement" has the meaning set forth in the Recitals to this Agreement.

      "Business" means the business of the Selling Companies and their Subsidiaries as currently conducted and proposed to be conducted.

      "Business Day" means any day other than a day on which the SEC or the office of the Delaware Secretary of State is closed.

      "Cash Consideration" has the meaning set forth in Section 3.1(a)(i) of this Agreement.

      "Certificate" or "Certificates" means the stock certificates which immediately prior to the applicable Effective Time represented shares of Selling Companies Stock.

      "Charter Documents" means the Holding Certificate of Incorporation, the Company Certificate of Incorporation and the Fluent Certificate of Incorporation.

      "Chosen Courts" has the meaning set forth in Section 14.11 of this Agreement.

      "Closing" has the meaning set forth in Section 2.2 of this Agreement.

      "Closing Balance Sheet" has the meaning set forth in Section 3.8(a) of this Agreement.

      "Closing Date" has the meaning set forth in Section 2.2 of this Agreement.

      "Closing Net Working Capital" has the meaning set forth in Section 3.8(a) of this Agreement.

      "Closing Price" has the meaning set forth in Section 11.3(a) of this Agreement.

      "Closing Review Period" has the meaning set forth in Section 3.8(a) of this Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

      "Commitment Letters" has the meaning set forth in Section 7.16(b) of this Agreement.

      "Company" has the meaning set forth in the introductory paragraph of this Agreement.

      "Company Balance Sheet" has the meaning set forth in Section 5.7(c) of this Agreement.

      "Company Board" means the board of directors of the Company.

      "Company Certificate of Incorporation" means the Third Amended and Restated Certificate of Incorporation of the Company.

      "Company Class A Common Stock" means the Company Class A Common Stock, par value $0.0001 per share, of the Company.

      "Company Class B Common Stock" means the Company Class B Common Stock, par value $0.0001 per share, of the Company.

      "Company Class H Common Stock" means the Company Class H Common Stock, par value $0.0001 per share, of the Company.

      "Company Common Stock" means the Company Class A Common Stock, Company Class B Common Stock and Company Class H Common Stock.

      "Company Financial Statements" has the meaning set forth in Section 5.7(a) of this Agreement.

      "Company Incentive Plan" means Fluent's management incentive purchase program, as amended and currently in effect.

      "Company Preferred Stock" means the Company Series A Preferred Stock and the Company Series B Preferred Stock.

      "Company SEC Reports" has the meaning set forth in Section 5.8(a) of this Agreement.

      "Company Series A Preferred Stock" means the Company Series A Preferred Stock, par value $0.0001 per share, of the Company.

      "Company Series B Preferred Stock" means the Company Series B Preferred Stock, par value $0.0001 per share, of the Company.

      "Company Stock" means the Company Preferred Stock and the Company Common Stock.

      "Company Stockholder" or "Company Stockholders" has the meaning set forth in Section 3.4 of this Agreement.

      "Company Stockholder Vote" has the meaning set forth in Section 5.5 of this Agreement.

      "Company Stockholder Written Consent" has the meaning set forth in the Recitals of this Agreement.

      "Confidentiality Agreement" has the meaning set forth in Section 9.4 of this Agreement.

      "Contract" means any contract, agreement, license, lease or other instrument, and all amendments, modifications and supplements thereto.

      "Controlled Group Liability" means any and all liabilities of the Selling Companies, any of their Subsidiaries or any ERISA Affiliate (a) under Title IV of ERISA, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, or (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

      "Copyrights" has the meaning set forth in the definition of "Intellectual Property Assets" in this Article I.

      "Court" means any court, arbitration tribunal or judicial body of the United States, any domestic state, or any foreign country, and any political subdivision thereof.

      "Current Assets" has the meaning set forth in Section 3.7(b) of this Agreement.

      "Current Liabilities" has the meaning set forth in Section 3.7(b) of this Agreement.

      "DGCL" has the meaning set forth in the Recitals to this Agreement.

      "Deductible Amount" has the meaning set forth in Section 11.3(c)(i) of this Agreement.

      "Dissenting Shares" has the meaning set forth in Section 4.2(a) of this Agreement.

      "Dissenting Stockholders" has the meaning set forth in Section 4.2(a) of this Agreement.

      "DLLCA" has the meaning set forth in the Recitals to this Agreement.

      "Effective Times" has the meaning set forth in Section 2.3(d) of this Agreement.

      "Employee Benefit Plan" means any employee benefit plan, program, policy, practices or other arrangement providing benefits to any current or former employee, officer or director of any of the Selling Companies or any of their Subsidiaries or any beneficiary or dependent thereof that is or has been within the last six (6) years sponsored or maintained by any of the Selling Companies or any of their Subsidiaries or to which any of the Selling Companies or any of their Subsidiaries contributes or is or has been within the last six (6) years obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program, policy or agreement. For purposes of this definition of Employee Benefit Plan, references to the "Selling Companies" or their "Subsidiaries" shall include and incorporate each of their respective ERISA Affiliates.

      "Employment Agreement" means a Contract of the Selling Companies or any of their Subsidiaries with any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which the Selling Companies or any of their Subsidiaries has any actual or contingent liability or obligation as of or following the date hereof to provide compensation and/or benefits in consideration for past, present or future services (other than base salary in the ordinary course of business for employment services provided). For purposes of this definition of Employment Agreement, references to the "Selling Companies" or their "Subsidiaries" shall include and incorporate each of their respective ERISA Affiliates.

      "Employment Letters" has the meaning set forth in the Recitals of this Agreement.

      "Environment" has the meaning set forth in Section 5.19(e)(i) of this Agreement.

      "Environmental Laws" has the meaning set forth in Section 5.19(e)(ii) of this Agreement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" means any organization that is or has ever been treated as a single employer with the Company or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

      "Estimated Closing Balance Sheet" has the meaning set forth in Section 3.7(a)(i) of this Agreement.

      "Estimated Net Working Capital" has the meaning set forth in Section 3.7(a)(i) of this Agreement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "Exchange Agent" has the meaning set forth in Section 4.1(a) of this Agreement.

      "Excluded Representations and Warranties" has the meaning set forth in
Section 11.1 of this Agreement.

      "Final Amount" has the meaning set forth in Section 3.8(c) of this Agreement.

      "Final Net Working Capital" has the meaning set forth in Section 3.8(b) of this Agreement.

      "First Certificate of Merger" has the meaning set forth in Section 2.3(a) of this Agreement.

      "First Effective Time" has the meaning set forth in Section 2.3(a) of this Agreement.

      "First Merger" has the meaning set forth in the Recitals of this Agreement.

      "First Merger Consideration" has the meaning set forth in Section 3.1(b) of this Agreement.

      "First Surviving Corporation" has the meaning set forth in the Recitals of this Agreement.

      "Fluent" has the meaning set forth in the introductory paragraph of this Agreement.

      "Fluent Balance Sheet" has the meaning set forth in Section 5.7(c) of this Agreement.

      "Fluent Board" means the board of directors of Fluent.

      "Fluent Cash Escrow Amount" has the meaning set forth in Section 11.3(a) of this Agreement.

      "Fluent Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of Fluent.

      "Fluent Common Stock" means the Common Stock, par value $0.01 per share, of Fluent.

      "Fluent Financial Statements" has the meaning set forth in Section 5.7(b) of this Agreement.

      "Fluent Master Escrow" has the meaning set forth in Section 11.3(i) of this Agreement.

      "Fluent Notes" has the meaning set forth in Section 9.22 of this Agreement.

      "Fluent Preferred Stock" means the Series A Preferred Stock, par value $0.01 per share, of Fluent.

      "Fluent Stock" means the Fluent Preferred Stock and the Fluent Common
Stock.

      "Fluent Stockholder" or "Fluent Stockholders" has the meaning set forth in
Section 3.5 of this Agreement.

      "Fluent Stockholder's Pro Rata Cash Amount" has the meaning set forth in
Section 3.9(b) of this Agreement.

      "Fluent Stockholder Vote" has the meaning set forth in Section 5.5 of this Agreement.

      "Fluent Stockholder Written Consent" has the meaning set forth in the Recitals of this Agreement.

      "Fluent Working Capital Escrow Amount" has the meaning set forth in
Section 3.9(a) of this Agreement.

      "Fourth Certificate of Merger" has the meaning set forth in Section 2.3(d) of this Agreement.

      "Fourth Effective Time" has the meaning set forth in Section 2.3(d) of this Agreement.

      "Fourth Merger" has the meaning set forth in the Recitals of this Agreement.

      "Fourth Merger Consideration" has the meaning set forth in Section 3.1(d) of this Agreement.

      "Fourth Merger Indebtedness" has the meaning set forth in Section 7.16(b) of this Agreement.

      "Fourth Surviving Corporation" has the meaning set forth in the Recitals of this Agreement.

      "GAAP" means U.S. generally accepted accounting principles consistently applied throughout the periods indicated.

      "Governmental Authority" means any governmental agency, authority, department, commission, board, bureau, Court or instrumentality of the United States, or any state, local or any foreign government, and any political subdivision or agency, bureau or commission thereof, and includes any authority having governmental or quasi-governmental powers, including any administrative agency.

      "Hazardous Materials" has the meaning set forth in Section 5.19(e)(iii) of this Agreement.

      "Holding" has the meaning set forth in the introductory paragraph of this Agreement.

      "Holding Board" means the board of directors of Holding.

      "Holding Cash Escrow Amount" has the meaning set forth in Section 11.3(a) of this Agreement.

      "Holding Certificate of Incorporation" means the Third Amended and Restated Certificate of Incorporation of Holding.

      "Holding Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of Holding.

      "Holding Class B Common Stock" means the Class B Common Stock, par value $0.01 per share, of Holding.

      "Holding Common Stock" means the Holding Class A Common Stock and the Holding Class B Common Stock.

      "Holding Designee" has the meaning set forth in Section 9.7 of this Agreement.

      "Holding Master Escrow" has the meaning set forth in Section 11.3(i) of this Agreement.

      "Holding Preferred Stock" means the Holding Series A Preferred Stock, the Holding Series B Preferred Stock, the Holding Series C Preferred Stock and the Holding Series D Preferred Stock.

      "Holding Preferred Stock Consent" has the meaning set forth in Section
9.16 of this Agreement.

      "Holding Series A Preferred Stock" means the Series A Preferred Stock, par value $0.01 per share, of Holding.

      "Holding Series B Preferred Stock" means the Series B Preferred Stock, par value $0.01 per share, of Holding.

      "Holding Series C Preferred Stock" means the Series C Preferred Stock, par value $0.01 per share, of Holding.

      "Holding Series D Preferred Stock" means the Series D Preferred Stock, par value $0.01 per share, of Holding.

      "Holding Stock" means the Holding Preferred Stock and the Holding Common Stock.

      "Holding Stockholder" or "Holding Stockholders" has the meaning set forth in Section 3.2 of this Agreement.

      "Holding Stockholder Vote" has the meaning set forth in Section 5.5 of this Agreement.

      "Holding Stockholder Written Consent" has the meaning set forth in the Recitals of this Agreement.

      "Holding Stockholder's Pro Rata Cash Amount" has the meaning set forth in
Section 3.9(b) of this Agreement.

      "Holding Working Capital Escrow Amount" has the meaning set forth in
Section 3.9(a) of this Agreement.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Identified Employees" means those employees identified on Schedule 1.2.

      "Incentive Stock" means those shares of Fluent Common Stock held by Fluent Stockholders other than the Company.

      "Income Tax" means any federal, state, local or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

      "Indebtedness" means Liabilities (a) for borrowed money, (b) evidenced by bonds, debentures, notes or similar instruments, (c) upon which interest charges are customarily paid (other than obligations accepted in connection with the purchase of products or services in the ordinary course of business), (d) of others secured by (or which the holder of such Liabilities has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by the Person in question whether or not the obligations secured thereby have been assumed, (e) under leases required to be accounted for as capital leases under GAAP, or (f) guarantees relating to any such Liabilities. Notwithstanding the foregoing, for all purposes hereunder, Indebtedness shall not include the Fourth Merger Indebtedness, any Intercompany Payables, and guarantees, if any, among the Selling Companies and/or their Subsidiaries, and the Fluent Notes.

      "Indemnification Cut-Off Date" has the meaning set forth in Section 11.1 of this Agreement.

      "Indemnification Escrow Agent" has the meaning set forth in Section 11.3(a) of this Agreement.

      "Indemnification Escrow Funds" has the meaning set forth in Section 11.3(a) of this Agreement.

      "Indemnification Escrow Period" has the meaning set forth in Section 11.3(d) of this Agreement.

      "Intellectual Property Assets" means any of the Selling Companies' or any of their Subsidiaries': (a) patents, patent applications, patent rights, and inventions and discoveries and invention disclosures (whether or not patented) (collectively, "Patents"); (b) trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration (collectively, "Marks"); (c) copyrights in both published and unpublished works, including without limitation all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, localizations, adaptations and combinations of the above, whether or not registered or sought to be registered (collectively, "Copyrights"); (d) know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, testing procedures and testing results (collectively, "Trade Secrets"); (e) other intellectual property rights and/or proprietary rights relating to any of the foregoing; and (f) goodwill, franchises, licenses, permits, consents, approvals, immunities, covenants not to sue and claims of infringement against third parties.

      "Intercompany Payables" means any payables between the Selling Companies or their respective Subsidiaries specifically excluding any Spin-Off Entity.

      "Intercompany Receivables" means any receivables between the Selling Companies or their respective Subsidiaries specifically excluding any Spin-Off Entity.

      "IRS" means the United States Internal Revenue Service.

      "Knowledge of Parent" and all permutations thereof (including "Parent's Knowledge"), means the knowledge of those persons listed on Exhibit H attached hereto after due inquiry of Parent's employees, advisors and representatives and reasonable investigation of Parent's books and records.

      "Knowledge of the Selling Companies" and all permutations thereof (including "Selling Companies' Knowledge"), means the knowledge of those persons listed on Exhibit I attached hereto after due inquiry of each of the Selling Companies' employees, advisors and representatives and reasonable investigation of each of the Selling Companies' books and records.

      "Laws" means any laws, statutes, codes, executive orders, licensing requirements, ordinances and Regulations of any Governmental Authority, including all Orders having the effect of law in each such jurisdiction.

      "Leased Real Property" has the meaning set forth in Section 5.15(c) of this Agreement.

      "Leases" has the meaning set forth in Section 5.15(c) of this Agreement.

      "Liabilities" means all debts, obligations and other liabilities of any kind or nature (whether known, unknown, accrued, or not accrued, absolute or contingent, liquidated or unliquidated, due or to become due, asserted or unasserted or otherwise).

      "Lien" means any mortgage, pledge, security interest, attachment, easement, restriction, encumbrance or other charge, lien (statutory or otherwise), option, conditional sale agreement, right of first refusal or right of first offer (including any agreement to give any of the foregoing).

      "Loss" or "Losses" means any and all damages, fines, fees, Taxes, penalties, charges, assessments, deficiencies, judgments, defaults, settlements and other losses (including diminution in value) and fees and expenses (including interest, expenses of investigation, defense, prosecution and settlement of claims, court costs, fees and expenses of attorneys, accountants and other experts, and all other fees and expenses) as the same are incurred in connection with any Action, Third Party Claim or any other claim, default or assessment (including any claim asserting or disputing any right under this Agreement or any Ancillary Agreement against any party hereto or otherwise), plus any interest that may accrue on any of the foregoing.

      "Marks" has the meaning set forth in the definition of "Intellectual Property Assets" in this Article I.

      "Master Escrow Agent" has the meaning set forth in Section 11.3(i) of this Agreement.

      "Material Contracts" has the meaning set forth in Section 5.17 of this Agreement.

      "Material Employment Agreement" means an Employment Agreement pursuant to which any of the Selling Companies or any of their Subsidiaries has or would reasonably be expected to have any obligation to provide compensation and/or benefits (including without limitation severance pay or benefits) in an amount or having a value in excess of $100,000 per year or $300,000 in the aggregate.

      "Merger Consideration" has the meaning set forth in Section 3.1(a) of this Agreement.

      "Merger LLC" has the meaning set forth in the introductory paragraph of this Agreement.

      "Merger LLC Consent" has the meaning set forth in Section 9.2(b) of this Agreement.

      "Merger Sub" has the meaning set forth in the introductory paragraph of this Agreement.

      "Merger Sub Consent" has the meaning set forth in Section 9.2(a) of this Agreement.

      "Merger Sub Consents" has the meaning set forth in Section 9.2(d) of this Agreement.

      "Merger Sub II" has the meaning set forth in the introductory paragraph of this Agreement.

      "Merger Sub II Consent" has the meaning set forth in Section 9.2(c) of this Agreement.

      "Merger Sub III" has the meaning set forth in the introductory paragraph of this Agreement.

      "Merger Sub III Consent" has the meaning set forth in Section 9.2(d) of this Agreement.

      "Merger Subs" has the meaning set forth in the introductory paragraph of this Agreement.

      "Mergers" has the meaning set forth in the Recitals of this Agreement.

      "Multiemployer Plan" means any "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA.

      "Multiple Employer Plan" has the meaning set forth in Section 5.14(d) of this Agreement.

      "Net Working Capital" has the meaning set forth in Section 3.7(b) of this Agreement.

      "Net Working Capital Overage" has the meaning set forth in Section 3.8(c) of this Agreement.

      "Net Working Capital Shortfall" has the meaning set forth in Section 3.8(c) of this Agreement.

      "Officer's Certificate" has the meaning set forth in Section 11.3(f)(i) of this Agreement.

      "Order" means any judgment, order, writ, injunction, ruling, decision or decree of, or any settlement under the jurisdiction of, any Court or Governmental Authority.

      "Other Business" means the business conducted by the Spin-Off Entities (previously, currently and prospectively).

      "Other Business Liabilities" means all debts, obligations and other liabilities of any kind or nature (whether known, unknown, accrued, or not accrued, absolute or contingent, liquidated or unliquidated, due or to become due, asserted or unasserted or otherwise) whether now existing or hereafter arising, relating to, based upon, resulting from, or arising out of the Other Business or the Other Business Transfer, including, without limitation, any obligations or liabilities relating to product liability matters, warranty claims, failure to comply with applicable laws, personal injury and property damage matters, environmental matters, worker health and safety matters and Taxes resulting from or related to the Other Business or the Other Business Transfer.

      "Other Business Transfer" means the transfer to and assumption by the Spin-Off Entities of all of the Other Business Liabilities, in each case pursuant to agreements and other documents in form and substance as set forth in Exhibit A.

      "Parent" has the meaning set forth in the introductory paragraph of this Agreement.

      "Parent Board" means the board of directors of Parent.

      "Parent Charter" has the meaning set forth in the Recitals of this Agreement.

      "Parent Common Stock" means the Common Stock, par value $0.01 per share, of Parent.

      "Parent Disclosure Schedule" has the meaning set forth in the introduction to Article VII of this Agreement.

      "Parent Expenses" has the meaning set forth in Section 13.2(b) of this Agreement.

      "Parent Indemnified Parties" or "Parent Indemnified Party" has the meaning set forth in Section 11.2(a) of this Agreement.

      "Parent Material Adverse Effect" means any change, event, circumstance or condition that has or results in a material adverse effect (a) on the business, financial condition, assets, liabilities, results of operations or prospects of Parent and its Subsidiaries, taken as a whole, except that none of the following constitute a Parent Material Adverse Effect: (i) changes in general economic or political conditions or the securities market in general (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise) to the extent they do not disproportionately effect Parent and its Subsidiaries taken as a whole; (ii) changes, effects or circumstances resulting from the announcement of this Agreement or the consummation of the transactions contemplated by this Agreement; (iii) a decline in the price of Parent Common Stock after the date hereof; or (iv) any action taken at the written request of the Selling Companies, or (b) on the ability of Parent and Merger Subs to consummate the transactions contemplated by this Agreement. For purposes of clarification, an event (other than an event described in clauses (a)(i) through (iv) above) which would otherwise constitute a Parent Material Adverse Effect shall not be deemed to not constitute a Parent Material Adverse Effect solely because such event has resulted in or resulted from one of the events described in clauses (a)(i) through (iv) above.

      "Parent Notice" has the meaning set forth in Section 3.7(a)(i) of this Agreement.

      "Parent Payment Notice" has the meaning set forth in Section 3.8(c) of this Agreement.

      "Parent Product" has the meaning set forth in Section 7.11(b) of this Agreement.

      "Parent SEC Reports" has the meaning set forth in Section 7.6(a) of this Agreement.

      "Patents" has the meaning set forth in the definition of "Intellectual Property Assets" in this Article I.

      "Permitted Liens" means (i) Liens reflected in either the Company Balance Sheet or the Fluent Balance Sheet, including Liens in favor of the holder of the Senior Indebtedness and Liens evidencing capitalized leases, (ii) Liens for Taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, (iii) Liens set forth on Section 5.15(d) of the Selling Companies Disclosure Schedule and (iv) Liens of record or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby or which would not otherwise reasonably be expected to, individually or in the aggregate, restrict, impair or otherwise materially impact the ability of the Selling Companies to continue to own, use and operate such assets as currently utilized.

      "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company or other legal entity.

      "Plan" means any Employee Benefit Plan.

      "Pre-Closing Period" has the meaning set forth in Section 8.1 of this Agreement.

      "Pre-Closing Tax Period" has the meaning set forth in Section 12.1(a) of this Agreement.

      "Principal Stockholder" or "Principal Stockholders" has the meaning set forth in the introductory paragraph of this Agreement, and includes any successor or assign of any such Principal Stockholder.

      "Principal Stockholder Indemnifying Party" or "Principal Stockholder Indemnifying Parties" has the meaning set forth in Section 11.2(b) of this Agreement.

      "Principal Stockholder Non-Solicitation Agreement" has the meaning set forth in the Recitals of this Agreement.

      "Qualified Plans" has the meaning set forth in Section 5.14(b) of this Agreement.

      "Real Property" has the meaning set forth in Section 5.15(a) of this Agreement.

      "Real Property Regulations" has the meaning set forth in Section 5.15(b) of this Agreement.

      "Registrable Securities" has the meaning set forth in Section 9.6 of this Agreement.

      "Registration Statement" has the meaning set forth in Section 5.8(c) of this Agreement.

      "Registration Rights Agreement" has the meaning set forth in the Recitals of this Agreement.

      "Regulation" means any rule or regulation of any Governmental Authority.

      "Release" has the meaning set forth in Section 5.19(e)(iv) of this Agreement.

      "SEC" means the United States Securities and Exchange Commission.

      "Second Certificate of Merger" has the meaning set forth in Section 2.3(b) of this Agreement.

      "Second Effective Time" has the meaning set forth in Section 2.3(b) of this Agreement.

      "Second Merger" has the meaning set forth in the Recitals of this Agreement.

      "Second Surviving Company" has the meaning set forth in the Recitals of this Agreement.

      "Section 262 Notice" has the meaning set forth in Section 9.1(b)(ii) of this Agreement.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Selling Company" or "Selling Companies" has the meaning set forth in the introductory paragraph of this Agreement.

      "Selling Companies Boards" means the Holding Board, the Company Board and the Fluent Board.

      "Selling Companies Disclosure Schedule" has the meaning set forth in the introduction to Article V.

      "Selling Companies Employees" has the meaning set forth in Section 9.11 of this Agreement.

      "Selling Companies Licenses" has the meaning set forth in Section 5.24 of this Agreement.

      "Selling Companies Marks" has the meaning set forth in Section 5.18(a) of this Agreement.

      "Selling Companies Material Adverse Effect" means any change, event, circumstance or condition that has or results in a material adverse effect (a) on the business, financial condition, assets, liabilities, results of operations or prospects of the Selling Companies and their respective Subsidiaries, taken as a whole, except that none of the following constitute a Selling Companies Material Adverse Effect: (i) changes in general economic or political conditions or the securities market in general (whether as a result of acts of terrorism, war (whether or not declared), armed conflicts or otherwise) to the extent they do not disproportionately effect the Selling Companies and their respective Subsidiaries taken as a whole; (ii) changes, effects or circumstances resulting from the announcement of this Agreement or the consummation of the transactions contemplated by this Agreement; or (iii) any action taken at the written request of Parent or any of the Merger Subs, or (b) on the ability of the Selling Companies to consummate the transactions contemplated by this Agreement. For purposes of clarification, an event (other than an event described in clauses
(a)(i) through (iii) above) which would otherwise constitute a Selling Companies Material Adverse Effect shall not be deemed to not constitute a Selling Companies Material Adverse Effect solely because such event has resulted in or resulted from one of the events described in clauses (a)(i) through (iii) above.

      "Selling Companies Product" has the meaning set forth in Section 5.18(a)(iv) of this Agreement.

      "Selling Companies Stock" means Holding Stock, the Company Stock and Fluent Stock.

      "Selling Companies Trade Secrets" has the meaning set forth in Section 5.18(a)(xi) of this Agreement.

      "Senior Indebtedness" has the meaning set forth in Section 3.6(a) of this Agreement.

      "SOX" means the Sarbanes-Oxley Act of 2002.

      "Spin-Off" has the meaning set forth in the Recitals of this Agreement.

      "Spin-Off Entities" has the meaning set forth in the Recitals of this Agreement.

      "Spin-Off Entities Non-Competition Agreements" has the meaning set forth in the Recitals of this Agreement.

      "Stock Consideration" has the meaning set forth in Section 3.1(a)(ii) of this Agreement.

      "Stock Escrow Amount" has the meaning set forth in Section 11.3(a) of this Agreement.

      "Stockholder" or "Stockholders" means the Holding Stockholders, the Company Stockholders and Fluent Stockholders.

      "Stockholder Notices" has the meaning set forth in Section 9.1(b)(i) of this Agreement.

      "Stockholder Votes" means the Holding Stockholder Vote, the Company Stockholder Vote and the Fluent Stockholder Vote.

      "Stockholder Written Consents" has the meaning set forth in the Recitals of this Agreement.

      "Stockholder's Pro Rata Stock Amount" shall mean the pro rata amount of the stock portion of the Merger Consideration set forth in the Schedule provided by the Selling Companies at the Closing.

      "Stockholders' Representative" means Willis Stein & Partners II, L.P.

      "Stockholders' Representative Notice" has the meaning set forth in Section 3.8(a) of this Agreement.

      "Straddle Period" has the meaning set forth in Section 12.2 of this Agreement.

      "Subordinated Indebtedness" has the meaning set forth in Section 3.6(b) of this Agreement.

      "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, at least a majority of the capital stock or other equity or similar interest in such entity, or which is consolidated with such Person for financial reporting purposes; provided that, as used herein with respect to the Selling Companies, the term "Subsidiary" shall not include any of the Spin-Off Entities.

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

      "Superior Proposal" means a bona fide written Acquisition Proposal that the Selling Companies Boards conclude in good faith, after consultation with outside legal counsel, is more favorable, from a financial point of view, to the Stockholders than the Mergers and the other transactions contemplated hereby, after taking into account (a) the likelihood of consummation of such transaction on the terms set forth therein and (b) all legal, financial (including the financing terms of such proposal), regulatory and other aspects of such proposal.

      "Surviving Companies" has the meaning set forth in the Recitals of this Agreement.

      "2006 Compensation Plan" has the meaning set forth in Section 5.9(e) of this Agreement.

      "Tax Authority" means any Governmental Authority or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Taxes.

      "Taxes" means all taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority or other Governmental Authority, including, but not limited to, those on or measured by or referred to as income, franchise, profits, gross receipts, capital, ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto.

      "Tax Return" means any report, return, document, declaration or other information (and any supporting schedules or attachments thereto) required to be supplied to any Tax Authority or jurisdiction with respect to Taxes (including any returns or reports filed on a consolidated, unitary, or combined basis).

      "Third Certificate of Merger" has the meaning set forth in Section 2.3(c) of this Agreement.

      "Third Effective Time" has the meaning set forth in Section 2.3(c) of this Agreement.

      "Third Merger" has the meaning set forth in the Recitals of this Agreement.

      "Third Merger Consideration" has the meaning set forth in Section 3.1(c) of this Agreement.

      "Third Party Claim" has the meaning set forth in Section 11.4(a) of this Agreement.

      "Third Party Consents" has the meaning set forth in Section 9.5(e) of this Agreement.

      "Third Party Rights" has the meaning set forth in Section 5.18(a)(iv) of this Agreement.

      "Third Surviving Corporation" has the meaning set forth in the Recitals of this Agreement.

      "Trade Secrets" has the meaning set forth in the definition of "Intellectual Property Assets" in this Article I.

      "Transaction Expenses" has the meaning set forth in Section 3.7(b) of this Agreement.

      "Transfer Taxes" has the meaning set forth in Section 12.6 of this Agreement.

      "Voting Agreement" has the meaning set forth in the Recitals of this Agreement.

      "Waiver Letters" has the meaning set forth in the Recitals of this Agreement.

      "Warrant" or "Warrants" means any warrants or other rights to purchase Company Common Stock pursuant to that certain Warrant Agreement, dated February 1, 2000 between the Company and the purchasers listed therein.

      "Warrant Consent" has the meaning set forth in Section 9.16 of this Agreement.

      "Welfare Plan" has the meaning set forth in Section 5.14(c) of this Agreement.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part 1 of Subtitle E of Title IV of ERISA inclusive of Section 4201 of ERISA and without regard to any waiver or reduction in the same pursuant to Sections 4206, 4207 or 4208 of ERISA.

      "Working Capital Accounting Principles" means, except as set forth in
Section 3.7(b), the accounting principles, procedures, policies and methods used in preparing the audited consolidated balance sheet of the Company and its Subsidiaries (including the Spin-Off Entities) as of December 31, 2004 that is included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission, including the types of adjustments used in preparing such balance sheet as set forth in the notes thereto, to the extent that they are in accordance with GAAP.

      "Working Capital Escrow Agent" has the meaning set forth in Section 3.9(a) of this Agreement.

      "Working Capital Escrow Amounts" has the meaning set forth in Section 3.9(a) of this Agreement.

                            ARTICLE II - THE MERGERS

      SECTION 2.1 THE MERGERS.

            (a) Subject to the terms and conditions of this Agreement and in accordance with the DGCL, at the First Effective Time, Holding and Merger Sub shall consummate the First Merger pursuant to which (i) Merger Sub shall be merged with and into Holding and the separate corporate existence of Merger Sub shall thereupon cease, (ii) Holding shall be the surviving entity in the First Merger, and (iii) the separate existence of Holding with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the First Merger. The First Merger shall have the effects set forth in the DGCL.

            (b) Subject to the terms and conditions of this Agreement and in accordance with the DGCL, immediately after the First Effective Time, Holding and Merger LLC shall consummate the Second Merger pursuant to which (i) Holding shall be merged with and into Merger LLC and the separate corporate existence of Holding shall thereupon cease, (ii) Second Surviving Company shall be the surviving entity in the Second Merger, and (iii) the separate existence of Second Surviving Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Second Merger. The Second Merger shall have the effects set forth in the DGCL and in the DLLCA.

            (c) Subject to the terms and conditions of this Agreement and in accordance with the DGCL, immediately after the Second Effective Time, the Company and Merger Sub II shall consummate the Third Merger pursuant to which
(i) Merger Sub II shall be merged with and into the Company and the separate corporate existence of Merger Sub II shall thereupon cease, (ii) Third Surviving Corporation shall be the surviving entity in the Third Merger, and (iii) the separate existence of Third Surviving Corporation with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Third Merger. The Third Merger shall have the effects set forth in the DGCL.

            (d) Subject to the terms and conditions of this Agreement and in accordance with the DGCL, immediately after the Third Effective Time, Fluent and Merger Sub III shall consummate the Fourth Merger pursuant to which (i) Merger Sub III shall be merged with and into Fluent and the separate corporate existence of Merger Sub III shall thereupon cease, (ii) Fourth Surviving Corporation shall be the surviving entity in the Fourth Merger, and (iii) the separate existence of Fourth Surviving Corporation with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Fourth Merger. The Fourth Merger shall have the effects set forth in the DGCL.

      SECTION 2.2 CLOSING. The closing of the Mergers (the "Closing") shall occur on the third (3rd) Business Day after all of the conditions set forth in
Article X (other than conditions which by their terms are required to be satisfied or waived at the Closing) shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, and, subject to the foregoing, shall take place at such time and on a date to be specified by the parties (the "Closing Date"); provided, however, the Closing shall not occur prior to April 3, 2006. The Closing shall take place at the offices of Goodwin Procter LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as agreed to by the parties hereto.

      SECTION 2.3 EFFECTIVE TIMES.

            (a) On the Closing Date, Holding shall duly execute a certificate of merger (the "First Certificate of Merger") and file such First Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL. The First Merger shall become effective at such time as the First Certificate of Merger, accompanied by payment of the filing fee (in accordance with applicable Law), has been examined by, and received the endorsed approval of, the Secretary of State of the State of Delaware, or at such subsequent time as Parent and Holding shall agree and shall specify in the First Certificate of Merger (the date and time the First Merger becomes effective being the "First Effective Time").

            (b) On the Closing Date and after the First Effective Time, Merger LLC shall duly execute a certificate of merger (the "Second Certificate of Merger") and file such Second Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DLLCA and DGCL. The Second Merger shall become effective at such time as the Second Certificate of Merger, accompanied by payment of the filing fee (in accordance with applicable Law), has been examined by, and received the endorsed approval of, the Secretary of State of the State of Delaware, or at such subsequent time as Parent and Holding shall agree and shall specify in the Second Certificate of Merger (the date and time the Second Merger becomes effective being the "Second Effective Time").

            (c) On the Closing Date and after the Second Effective Time, the Company shall duly execute a certificate of merger (the "Third Certificate of Merger") and file such Third Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL. The Third Merger shall become effective at such time as the Third Certificate of Merger, accompanied by payment of the filing fee (in accordance with applicable Law), has been examined by, and received the endorsed approval of, the Secretary of State of the State of Delaware, or at such subsequent time as Parent and the Company shall agree and shall specify in the Third Certificate of Merger (the date and time the Third Merger becomes effective being the "Third Effective Time").

            (d) On the Closing Date and after the Third Effective Time, Fluent shall duly execute a certificate of merger (the "Fourth Certificate of Merger") and file such Fourth Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL. The Fourth Merger shall become effective at such time as the Fourth Certificate of Merger, accompanied by payment of the filing fee (in accordance with applicable Law), has been examined by, and received the endorsed approval of, the Secretary of State of the State of Delaware, or at such subsequent time as Parent and Fluent shall agree and shall specify in the Fourth Certificate of Merger (the date and time the Fourth Merger becomes effective being the "Fourth Effective Time," and with the First Effective Time, the Second Effective Time and the Third Effective Time, the "Effective Times").

      SECTION 2.4 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING COMPANIES.

            (a) At the First Effective Time, the Holding Certificate of Incorporation shall be amended in its entirety in the form attached hereto as Exhibit J-1 and, as so amended, shall be the certificate of incorporation of the First Surviving Corporation until thereafter amended as provided by applicable Law and the terms of such certificate of incorporation. At the First Effective Time, the by-laws of Holding shall be amended in their entirety in the form attached as Exhibit J-2 and, as so amended, shall be the by-laws of the First Surviving Corporation until thereafter amended as provided by applicable Law, the terms of the certificate of incorporation of the First Surviving Corporation and the terms of such by-laws.

            (b) The certificate of formation of Merger LLC, as in effect immediately prior to the Second Effective Time in the form attached hereto as Exhibit K-1, shall be the certificate of formation of the Second Surviving Company until thereafter changed or amended as provided therein or by the DLLCA. The limited liability company agreement of Merger LLC in effect immediately prior to the Second Effective Time in the form attached hereto as Exhibit K-1 shall be, from and after the Second Effective Time, the operating agreement of Second Surviving Company until thereafter changed or amended as provided therein or by the DLLCA.

            (c) At the Third Effective Time, the Company Certificate of Incorporation shall be amended in its entirety in the form attached hereto as Exhibit L-1 and, as so amended, shall be the certificate of incorporation of the Third Surviving Corporation until thereafter amended as provided by applicable Law and the terms of such certificate of incorporation. At the Third Effective Time, the by-laws of the Company shall be amended in their entirety in the form attached hereto as Exhibit L-2 and, as so amended, shall be the by-laws of the Third Surviving Corporation until thereafter amended as provided by applicable Law, the terms of the certificate of incorporation of the Third Surviving Corporation and the terms of such by-laws.

            (d) At the Fourth Effective Time, the Fluent Certificate of Incorporation shall be amended in its entirety in the form attached hereto as Exhibit M-1 and, as so amended, shall be the certificate of incorporation of the Fourth Surviving Corporation until thereafter amended as provided by applicable Law and the terms of such certificate of incorporation. At the Fourth Effective Time, the by-laws of Fluent shall be amended in their entirety in the form attached hereto as Exhibit M-2 and, as so amended, shall be the by-laws of the Fourth Surviving Corporation until thereafter amended as provided by applicable Law, the terms of the certificate of incorporation of the Fourth Surviving Corporation and the terms of such by-laws.

      SECTION 2.5 DIRECTORS AND OFFICERS.

            (a) The directors and officers of Merger Sub immediately prior to the First Effective Time shall be the initial directors and officers of the First Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

            (b) The managers and officers of Merger LLC immediately prior to the Second Effective Time shall be the initial managers and officers of the Second Surviving Company until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

            (c) The directors and officers of Merger Sub II immediately prior to the Third Effective Time shall be the initial directors and officers of the Third Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

            (d) Each of the directors of Fluent immediately prior to the Fourth Effective Time shall resign as of the Fourth Effective Time.

            ARTICLE III - EFFECT OF THE MERGERS ON THE CAPITAL STOCK
                  OF THE CONSTITUENT CORPORATIONS; ADJUSTMENTS

      SECTION 3.1 CALCULATION OF MERGER CONSIDERATION. As used herein,

            (a) "Merger Consideration" means:

                  (i) cash in an amount equal to $300,000,000 (the "Cash Consideration") plus or minus the amounts provided in Sections 3.7 and 3.8 plus cash in an amount equal to the cash and cash equivalents of the Selling Companies and their Subsidiaries as of the Closing Date; plus the principal and accrued interest owed on any outstanding promissory notes held by Fluent on the Closing Date that were issued by Fluent employees or former employees to acquire Incentive Stock, minus the amounts required to repay in full the amounts of Indebtedness outstanding on the Closing Date, plus the aggregate exercise price of the outstanding Warrants, and minus cash owed to the holders of Warrants pursuant to the terms of the Warrants (as adjusted, the "Adjusted Cash Consideration"); and

                  (ii) 6,000,000 validly issued, fully-paid and non-assessable shares of Parent Common Stock, as adjusted for any stock splits, dividends, distributions, combinations or reclassifications after the date hereof and prior to the Closing, minus Parent Common Stock to be issued to the holders of Warrants pursuant to the terms of the Warrants (as adjusted, the "Stock Consideration").

            (b) "First Merger Consideration" means the consideration set forth on Exhibit N-1.

            (c) "Third Merger Consideration" means the consideration set forth on Exhibit N-2.

            (d) "Fourth Merger Consideration" means the consideration set forth on Exhibit N-3.

      SECTION 3.2 EFFECT ON CAPITAL STOCK IN THE FIRST MERGER. As of the First Effective Time, by virtue of the First Merger and without any action on the part of the holders of any shares of Holding Stock (each a "Holding Stockholder," and collectively, the "Holding Stockholders") or the holders of any shares of capital stock of Merger Sub:

            (a) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the First Effective Time, shall by virtue of the First Merger and without any action on the part of the holder thereof, be converted into and shall become one fully paid nonassessable share of common stock, par value $0.01 per share, of the First Surviving Corporation, following the First Merger, and such share shall constitute the only outstanding shares of capital stock of the First Surviving Corporation.

            (b) Each share of Holding Stock that is owned by Holding, by any direct or indirect Subsidiary of Holding, by Parent, by Merger Sub, or by any Subsidiary of Parent, shall automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

            (c) Each share of Holding Preferred Stock issued and outstanding immediately prior to the First Effective Time (other than shares to be cancelled in accordance with Section 3.2(b) and any Dissenting Shares) will, by virtue of the First Merger and without any action on the part of the holder thereof, be converted into the right to receive that portion of the Cash Consideration equal to the liquidation value (as defined in the Holding Certificate of Incorporation) plus any accrued but unpaid dividends, calculated as of the First Effective Time, net to the holder thereof in cash, payable to the holder thereof, without any interest thereon, upon surrender and exchange of the Certificate representing such share of Holding Preferred Stock or the delivery of an affidavit and the posting of a bond as described in Section 4.1(e). As of the First Effective Time, all such shares of Holding Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Certificate which immediately prior to the First Effective Time represented any such shares of Holding Preferred Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificate or the delivery of an affidavit and the posting of a bond as described in Section 4.1(e), the consideration described above.

            (d) Each share of Holding Common Stock issued and outstanding immediately prior to the First Effective Time (other than shares to be cancelled in accordance with Section 3.2(b) and any Dissenting Shares) will, by virtue of the First Merger and without any action on the part of the holder thereof, be converted into the right to receive the First Merger Consideration per share. As of the First Effective Time, all such shares of Holding Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Certificate which immediately prior to the First Effective Time represented any such shares of Holding Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificate or the delivery of an affidavit and the posting of a bond as described in Section 4.1(e), the First Merger Consideration per share.

      SECTION 3.3 EFFECT ON CAPITAL STOCK IN THE SECOND MERGER. As of the Second Effective Time, by virtue of the Second Merger and without any action on the part of Holding Stockholders or the holders of any membership interests in Merger LLC:

            (a) All membership interests of Merger LLC issued and outstanding immediately prior to the Second Effective Time shall, by virtue of the Second Merger and without any action on the part of the holder thereof, be converted into and shall become one membership interest of the Second Surviving Company following the Second Merger, and such membership interest shall constitute the only outstanding membership interests of the Second Surviving Company.

            (b) Each share of Holding Stock that is owned by Holding, by any direct or indirect Subsidiary of Holding, by Parent, by Merger LLC, or by any Subsidiary of Parent, shall automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

      SECTION 3.4 EFFECT ON CAPITAL STOCK IN THE THIRD MERGER. As of the Third Effective Time, by virtue of the Third Merger and without any action on the part of the holders of any shares of the Company Stock (each a "Company Stockholder," and collectively, the "Company Stockholders") or the holders of any shares of capital stock of Merger Sub II:

            (a) Each share of common stock, par value $0.01 per share, of Merger Sub II issued and outstanding immediately prior to the Third Effective Time shall, by virtue of the Third Merger and without any action on the part of the holder thereof, be converted into and shall become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Third Surviving Corporation following the Third Merger, and such share shall constitute the only outstanding shares of capital stock of the Third Surviving Corporation.

            (b) Each share of Company Stock that is owned by the Company, by any direct or indirect Subsidiary of the Company, by Parent, by the Second Surviving Company, or by any Subsidiary of Parent, shall automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

            (c) Each share of Company Stock other than Company Class H Common Stock issued and outstanding immediately prior to the Third Effective Time (other than shares to be cancelled in accordance with Section 3.4(b) and any Dissenting Shares) will, by virtue of the Third Merger and without any action on the part of the holder thereof, be converted into the right to receive the Third Merger Consideration per share. As of the Third Effective Time, all such shares of Company Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Certificate which immediately prior to the Third Effective Time represented any such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificate or the delivery of an affidavit and the posting of a bond as described in Section 4.1(e), the Third Merger Consideration per share.

            (d) Each share of Company Class H Common Stock issued and outstanding immediately prior to the Third Effective Time (other than shares to be cancelled in accordance with Section 3.4(b) and any Dissenting Shares) will, by virtue of the Third Merger and without any action on the part of the holder thereof, automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

      SECTION 3.5 EFFECT ON CAPITAL STOCK IN THE FOURTH MERGER. As of the Fourth Effective Time, by virtue of the Fourth Merger and without any action on the part of the holders of any shares of Fluent Stock (each a "Fluent Stockholder," and collectively, the "Fluent Stockholders") or the holder of any shares of capital stock of Merger Sub III:

            (a) Each share of common stock, par value $0.01 per share of Merger Sub III issued and outstanding immediately prior to the Fourth Effective Time shall, by virtue of the Fourth Merger and without any action on the part of the holder thereof, be converted into and shall become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Fourth Surviving Corporation following the Fourth Merger.

            (b) Each share of Fluent Stock that is owned by Fluent, by any direct or indirect Subsidiary of Fluent, by Parent, by Second Surviving Company, by Third Surviving Corporation or by any Subsidiary of Parent, shall automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

            (c) Each share of Incentive Stock issued and outstanding immediately prior to the Fourth Effective Time (other than shares to be cancelled in accordance with Section 3.5(b) and any Dissenting Shares) will, by virtue of the Fourth Merger and without any action on the part of the holder thereof, be converted into the right to receive, net of any applicable withholding for Taxes, (i) from Fluent the cash portion of the Fourth Merger Consideration per share and (ii) from Parent the stock portion of the Fourth Merger Consideration per share. Notwithstanding any other provision of this Agreement, no entity that owns, directly or indirectly, any interest in Fluent shall be liable for the obligation of Fluent in the immediately preceding sentence. As of the Fourth Effective Time, all such shares of Incentive Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a Certificate which immediately prior to the Fourth Effective Time represented any such shares of Incentive Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificate or the delivery of an affidavit and the posting of a bond as described in Section 4.1(e), the Fourth Merger Consideration per share as provided above.

      SECTION 3.6 PAYMENTS AT CLOSING FOR INDEBTEDNESS.

            (a) Immediately following the Fourth Effective Time, Parent shall provide, or cause to be provided, sufficient funds to the Third Surviving Corporation to enable the Third Surviving Corporation to repay all indebtedness then outstanding under that certain Loan and Security Agreement dated as of July 31, 2002 (the "Senior Indebtedness"). Each of Parent, Merger Subs and the Company shall cooperate in connection with the repayment of such Senior Indebtedness and shall take such commercially reasonable actions as may be necessary to facilitate such repayment and to facilitate the release, in connection with such repayment, of any Liens securing such Senior Indebtedness.

            (b) Immediately following the Fourth Effective Time, Parent shall provide, or cause to be provided, sufficient funds to Third Surviving Corporation to enable Third Surviving Corporation to repay all indebtedness then outstanding under the Company's notes issued pursuant to that certain Indenture dated as of February 2, 2000 among the Company, the guarantors named therein and Bankers Trust Company as trustee (the "Subordinated Indebtedness"). Each of Parent, Merger Subs and the Company shall cooperate in connection with the repayment of such Subordinated Indebtedness and shall take such commercially reasonable actions as may be necessary to facilitate such repayment and to facilitate the release, in connection with such repayment, of any Liens securing such Subordinated Indebtedness.

      SECTION 3.7 WORKING CAPITAL ADJUSTMENT.

            (a) Estimated Closing Balance Sheet.

                  (i) Prior to the Closing Date, the Selling Companies shall prepare, or cause to be prepared, in good faith an estimated consolidated balance sheet of the Selling Companies and their Subsidiaries as of the Closing Date (the "Estimated Closing Balance Sheet") prepared in accordance with GAAP using the Working Capital Accounting Principles, and a calculation based upon such Estimated Closing Balance Sheet setting forth in reasonable detail as of immediately prior to the scheduled Closing the estimated amount of Net Working Capital (the "Estimated Net Working Capital"). Not later than ten (10) Business Days prior to the Closing Date, the Selling Companies shall deliver to Parent (A) the Estimated Closing Balance Sheet, together with worksheets and data that support the Estimated Closing Balance Sheet and the Estimated Net Working Capital and (B) a certificate of an executive officer of each of the Selling Companies certifying that the Estimated Closing Balance Sheet and the Estimated Net Working Capital were prepared in accordance with this
      Section 3.7. Each of the Selling Companies shall also certify that, assuming that Parent pays off all of the outstanding Indebtedness of the Selling Companies and their Subsidiaries, immediately following the Effective Times, the Selling Companies and their Subsidiaries shall have no Indebtedness outstanding. The Selling Companies shall give, and shall cause its advisers to give, Parent and its advisers reasonable access to such books, records and personnel of the Selling Companies (including the work papers of the Selling Companies and their accountants relating to the preparation of the Estimated Closing Balance Sheet and the Estimated Net Working Capital) as may be necessary to enable Parent and its advisers to review the Estimated Closing Balance Sheet and the Estimated Net Working Capital prior to the Closing. Parent shall have five (5) Business Days following the receipt of the Estimated Closing Balance Sheet to review the same and the calculation of the Estimated Net Working Capital. On or prior to the expiration of such five-Business Day period, Parent may deliver to the Selling Companies a written statement ("Parent Notice") accepting or objecting in good faith to the Estimated Closing Balance Sheet and/or the calculation of the Estimated Net Working Capital (or any portion thereof). In the event that Parent shall object to the Estimated Closing Balance Sheet and/or the Estimated Net Working Capital, such Parent Notice shall include a detailed itemization of Parent's objections and reasons therefor, and prior to the Closing, Parent and the Company shall in good faith mutually agree on the amount of Estimated Net Working Capital. If Parent does not deliver the Parent Notice to the Selling Companies within such five-Business Day period, Parent shall be deemed to have accepted the Estimated Closing Balance Sheet and the calculation of the Estimated Net Working Capital; provided that, nothing in this Section 3.7(a)(i) shall prohibit or otherwise limit Parent or the Selling Companies in any way from making any change or objection (including, without limitation, a change or objection not otherwise raised with respect to the Estimated Closing Balance Sheet and/or the Estimated Net Working Capital) pursuant to Section 3.8 following the Closing.

                  (ii) As provided in Section 3.1(a) hereof, the Adjusted Cash Consideration to be paid at Closing shall be adjusted, dollar for dollar, up or down, as appropriate, to the extent that the Estimated Net Working Capital agreed upon in

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

      accordance with the provisions of Section 3.7(a)(i) exceeds or is less than the Base Net Working Capital.

            (b) For purposes of this Section 3.7 and Section 3.8 below, "Net Working Capital" means Current Assets minus Current Liabilities; "Current Assets" means and includes all accounts receivable, unbilled receivables, prepaid expenses and Intercompany Receivables and specifically excludes cash, cash equivalents, and deferred Taxes, in each case as determined in accordance with GAAP, consistently applied; and "Current Liabilities" means and includes all accounts payable, accrued expenses (other than expenses with respect to the Senior Indebtedness and the Subordinated Indebtedness), Intercompany Payables and accrued but unpaid Taxes (giving effect to the utilization of current period Tax losses and Tax net operating losses solely for the purpose of determining Taxes payable from periods ending on or prior to the Closing Date, and excluding any general Tax reserve not specifically owing as of the Closing Date for periods prior to the Closing Date), and deferred revenues, in each case as determined in accordance with GAAP, consistently applied. For purposes of the preceding sentence, the amount of accrued but unpaid Taxes of the Selling Companies and their Subsidiaries shall be determined by excluding the effect of the transactions contemplated by this Agreement; provided, however, that the Spin-Off shall be given effect for purposes of calculating accrued but unpaid Taxes (giving effect to the utilization of all available Tax basis, current period Tax losses and Tax net operating losses solely for the purpose of determining Taxes payable from periods ending on or prior to the Closing Date), and provided, further, that a deduction for the payment of each item of Transaction Expenses shall be given effect for purposes of calculating accrued but unpaid Taxes, but only to the extent that an opinion of tax counsel selected by the Selling Companies and reasonably acceptable to Parent (with Kirkland & Ellis LLP and Ernst & Young LLP being deemed to be acceptable to Parent for this purpose) to the effect that the deduction of such items is more likely than not the proper treatment of such items. Furthermore notwithstanding any provision of GAAP to the contrary, for all purposes of the calculation of Net Working Capital, Current Liabilities shall include any and all unpaid expenses related to the Mergers or the transactions contemplated herein payable by the Selling Companies and their Subsidiaries, but shall be deemed to be limited to any attorneys' fees, investment banking fees, accountant fees, and any expenses related to the purchase of an extended reporting period endorsement under each of the Selling Companies existing directors' and officers' liability coverage in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Expenses").

      SECTION 3.8 POST CLOSING ADJUSTMENT.

            (a) Following the Closing Date, Parent shall prepare, or cause to be prepared, a consolidated balance sheet of the Selling Companies and their Subsidiaries as of the Closing Date (the "Closing Balance Sheet") prepared in accordance with GAAP using the Working Capital Accounting Principles and a calculation based upon such Closing Balance Sheet setting forth in reasonable detail the amount of Net Working Capital as of the Closing Date (the "Closing Net Working Capital"). Within 60 days of the Closing Date, Parent shall deliver, or cause to be delivered, to the Stockholders' Representative (i) the Closing Balance Sheet, together with worksheets and data that support the Closing Balance Sheet and the Closing Net Working Capital and (ii) a certificate of an executive officer of each of the Surviving Companies certifying that the Closing Balance Sheet and the Closing Net Working Capital were prepared in accordance with Section 3.7(b) and this Section 3.8. Each of the Surviving Companies shall give, and shall cause its advisers to give, the Stockholders' Representative and its advisers reasonable access to such books, records and personnel of each of the Surviving Companies (including the work papers of each of the Surviving Companies and their accountants relating to the preparation of the Closing Balance Sheet and the Closing Net Working Capital) as may be necessary to enable the Stockholders' Representative and its advisers to review the Closing Balance Sheet and the Closing Net Working Capital. The preparation of the Closing Balance Sheet shall be for the sole purpose of determining the Closing Net Working Capital. The Stockholders' Representative shall have 30 days following its receipt of the Closing Balance Sheet to review the same (the "Closing Review Period"). On or before the expiration of the Closing Review Period, the Stockholders' Representative may deliver to Parent a written statement ("Stockholders' Representative Notice") accepting or objecting in good faith to the Closing Balance Sheet and/or the calculation of the Closing Net Working Capital (or any portion thereof). In the event that the Stockholders' Representative shall object to the Closing Balance Sheet and/or the Closing Net Working Capital, the Stockholders' Representative Notice shall include a detailed itemization of the Stockholders' Representative's objections, the reasons therefor and a revised calculation of the Net Working Capital based thereon. If the Stockholders' Representative does not deliver such Stockholders' Representative Notice to Parent within the Closing Review Period, the Stockholders' Representative shall be deemed to have accepted the calculation of the Closing Net Working Capital.

            (b) In the event that the Stockholders' Representative shall timely object to the Closing Net Working Capital pursuant to Section 3.8(a), Parent and the Stockholders' Representative shall promptly meet and in good faith attempt to resolve such objections. In the event that the Stockholders' Representative and Parent are not able to resolve such objections as may be raised with respect to the Closing Net Working Capital, within the ten (10) day period following the Closing Review Period, the matter shall be submitted to BDO Seidman (the "Accounting Referee") immediately following the expiration of such ten-day period for review and resolution, with instructions to complete the same as promptly as practicable but in any event within 60 days of the expiration of such ten (10) day period. In making such determination, the Accounting Referee may only consider those items and amounts as to which Parent and the Stockholders' Representative have disagreed within the time period and on the terms specified above and must resolve the matter in accordance with the terms and provisions of this Agreement; provided that the determination of the Accounting Referee will neither be more favorable to Parent than the Closing Net Working Capital set forth in the Closing Balance Sheet nor more favorable to the Stockholders' Representative than the revised Net Working Capital set forth in the Stockholders' Representative Notice. Such Accounting Referee shall deliver a written report setting forth the resolution of each disputed item and the calculation of the Net Working Capital as of the Closing Date (the "Final Net Working Capital") as determined in accordance with the terms of this Agreement as soon as practicable following the submission of the matter to such firm but in any event within the 60 day period referred to above, which calculation, absent manifest error, shall be binding and conclusive on the parties and not subject to appeal and may be enforced in any court having jurisdiction. The fees and costs of the Accounting Referee, if one is required, shall be borne proportionally by (i) the Stockholders on one hand and (ii) Parent and Fluent (on a pro rata basis based on the Holding Working Capital Escrow Amount and the Fluent Working Capital Escrow Amount, respectively) on the other hand, on the basis, for each such party, of the ratio of (A) the difference between the amount of

Net Working Capital submitted by each of Parent and the Stockholders' Representative to the Accounting Referee and the Final Net Working Capital determined by the Accounting Referee to (B) the difference between the Net Working Capital amounts submitted by each of Parent and the Stockholders' Representative to the Accounting Referee. In the event that the Stockholders are obligated to pay any amounts pursuant to the immediately foregoing sentence, such amounts shall be deducted from the Working Capital Escrow Amounts on a pro rata basis based on the Holding Working Capital Escrow Amount and the Fluent Working Capital Escrow Amount.

            (c) Within two (2) Business Days following the determination of the Final Net Working Capital as calculated in accordance with Section 3.8(b) or the deemed acceptance of the Closing Net Working Capital in accordance with Section 3.8(a) (for the purpose of this Section 3.8(c), the Final Net Working Capital), Parent shall deliver to the Stockholders' Representative a notice (the "Parent Payment Notice") setting forth (i) the amount of the Final Net Working Capital; and (ii) the difference between the amount of the Final Net Working Capital and the Base Net Working Capital ("Final Amount"). To the extent that the Final Net Working Capital is greater than the Base Net Working Capital, Parent and Fluent shall each pay to the Working Capital Escrow Agent an amount equal to such entity's pro rata share (based on the Holding Working Capital Escrow Amount and the Fluent Working Capital Escrow Amount) of the Final Amount, after making appropriate adjustment to reflect any payments previously made or benefits received at the Closing pursuant to Section 3.7(a)(ii) ("Net Working Capital Overage") for inclusion in the Holding Working Capital Escrow Amount and the Fluent Working Capital Escrow Amount, respectively. Notwithstanding any other provision of this Agreement, no entity that owns, directly or indirectly, any interest in Fluent shall be liable for the obligation of Fluent in the immediately preceding sentence. To the extent the Base Net Working Capital is greater than the Final Net Working Capital, the Working Capital Escrow Agent shall pay to Parent and Fluent, from the Holding Working Capital Escrow Amount and the Fluent Working Capital Escrow Amount, respectively, such entity's pro rata share (based on the Holding Working Capital Escrow Amount and the Fluent Working Capital Escrow Amount) of the Final Amount, after making appropriate adjustment to reflect any payments previously made or benefits received at the Closing pursuant to Section 3.7(a)(ii) ("Net Working Capital Shortfall"). To the extent the Final Net Working Capital is the same as the amount of the Base Net Working Capital, no payments shall be made except that if the Adjusted Cash Consideration was adjusted at Closing pursuant to Section 3.7(a)(ii) and (A) the Stockholders received the benefit of such adjustment, the Working Capital Escrow Agent shall pay to Parent and Fluent an amount equal to such entities' respective shares (on a pro rata basis based on the Holding Working Capital Escrow Amount and the Fluent Working Capital Escrow Amount) of the benefit amount paid at Closing from the Holding Working Capital Escrow Amount and the Fluent Working Capital Escrow Amount, or (B) Parent and Fluent received the benefit of such adjustment, Parent and Fluent shall pay to the Working Capital Escrow Agent an amount equal to each entity's benefit amount received at Closing for inclusion in the Holding Working Capital Escrow Amount and the Fluent Working Capital Escrow Amount. Notwithstanding any other provision of this Agreement, no entity that owns, directly or indirectly, any interest in Fluent shall be liable for the obligation of Fluent in the immediately preceding sentence. Any payment made pursuant to this Section 3.8(c) shall be made via wire transfer of immediately available funds within one (1) Business Day of the date of Parent Payment Notice.

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

      SECTION 3.9 WORKING CAPITAL ESCROWS.

            (a) At the Fourth Effective Time, Parent shall deduct from the cash portion of the First Merger Consideration and the cash portion of the Third Merger Consideration and pay to an escrow agent selected by Parent and reasonably acceptable to the Selling Companies (the "Working Capital Escrow Agent") an amount in cash equal to $3,000,000 minus the Fluent Working Capital Escrow Amount (the "Holding Working Capital Escrow Amount") and Fluent shall deduct from the cash portion of the Fourth Merger Consideration and pay to the Working Capital Escrow Agent an amount in cash equal to $3,000,000 multiplied by the percentage of the Adjusted Cash Consideration to be received by the Fluent Stockholders pursuant to this Agreement (the "Fluent Working Capital Escrow Amount" and, collectively with the Holding Working Capital Escrow Amount, the "Working Capital Escrow Amounts"). The Working Capital Escrow Amounts will be held by the Working Capital Escrow Agent pending calculation of the Final Net Working Capital pursuant to Section 3.8 and the payment or receipt, if any, of the Net Working Capital Shortfall or Net Working Capital Overage, as applicable, pursuant to Section 3.8(c).

            (b) The Holding Working Capital Escrow Amount remaining after any payment or receipt of Net Working Capital Shortfall or Net Working Capital Overage, as applicable, in accordance with Section 3.8(c) shall be paid by the Working Capital Escrow Agent to the Holding Master Escrow, and, to the extent released from the Holding Master Escrow, by the Master Escrow Agent to the Exchange Agent (or to the Second Surviving Company and the Third Surviving Corporation if the Exchange Agent has distributed all remaining funds in accordance with Section 4.1(i)) and then by the Exchange Agent (or the Second Surviving Company and the Third Surviving Corporation if they have succeeded to the obligations of the Exchange Agent pursuant to Section 4.1(i)) to the Holding Stockholders and the Company Stockholders who have executed the contribution agreement referred to in Section 11.3(i) based on each such Stockholder's pro rata amount of the cash portion of the First Merger Consideration and the Third Merger Consideration as set forth in the Schedule provided by the Selling Companies at the Closing (each amount, the "Holding Stockholder's Pro Rata Cash Amount"), and the Fluent Working Capital Escrow Amount remaining after any payment or receipt of Net Working Capital Shortfall or Net Working Capital Overage, as applicable, in accordance with Section 3.8(c) shall be paid by the Working Capital Escrow Agent to the Fluent Master Escrow, and, to the extent released from the Fluent Master Escrow, by the Master Escrow Agent to the Exchange Agent (or to the Fourth Surviving Corporation if the Exchange Agent has distributed all remaining funds in accordance with Section 4.1(i)) and then by the Exchange Agent (or the Fourth Surviving Corporation if it has succeeded to the obligations of the Exchange Agent pursuant to Section 4.1(i)) to the Fluent Stockholders who have executed the contribution agreement referred to in Section 11.3(i) based on such Stockholder's pro rata amount of the cash portion of the Fourth Merger Consideration set forth in the Schedule provided by the Selling Companies at the Closing (each amount, the "Fluent Stockholder's Pro Rata Cash Amount"). Pending such payments, the Working Capital Escrow Agent shall invest the Working Capital Escrow Amounts in short term obligations of, or obligations fully guaranteed by, the United States of America, or any agency of the United States of America. Until distributed by the Working Capital Escrow Agent, all amounts included in the Holding Working Capital Escrow Amount shall be the property of the Holding Stockholders and the Company Stockholders and any interest accrued thereon shall be included in the Holding Working Capital Escrow Amount

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

and distributed in accordance with Section 3.8(c) or this Section 3.9(b), as applicable, and all amounts included in the Fluent Working Capital Escrow Amount shall be the property of the Fluent Stockholders and any interest accrued thereon shall be included in the Fluent Working Capital Escrow Amount and distributed in accordance with Section 3.8(c) or this Section 3.9(b), as applicable. Parent and the Stockholders' Representative agree to cooperate to the extent necessary to deliver instructions to the Working Capital Escrow Agent to release any undisputed amounts from the Holding Working Capital Escrow Amount as soon as practicable following any mutual determination that such amounts are undisputed, and Fluent and the Stockholders' Representative agree to cooperate to the extent necessary to deliver instructions to the Working Capital Escrow Agent to release any undisputed amounts from the Fluent Working Capital Escrow Amount as soon as practicable following any mutual determination that such amounts are undisputed.

      SECTION 3.10 VESTING OF INCENTIVE STOCK. Parent and Merger Subs acknowledge that all shares of Incentive Stock that are unvested immediately prior to the Fourth Effective Time shall immediately vest and the restrictions expiring upon vesting associated therewith shall automatically be deemed waived as provided by the Company Incentive Plan.

      SECTION 3.11 NO STOCK OPTION PLANS. The Surviving Companies acknowledge that there are no outstanding options to purchase any Selling Companies Stock and that none of the Selling Companies has any plan, program or practice that provides for the issuance or purchase of any equity of the Selling Companies, other than the Warrants, the Holding Preferred Stock, the Company Preferred Stock and the Company Incentive Plan.

               ARTICLE IV - PAYMENT FOR SHARES; DISSENTING SHARES

      SECTION 4.1 PAYMENT FOR SHARES OF STOCK OF THE SELLING COMPANIES.

            (a) As soon as practicable following the date of this Agreement and in any event not less than 20 days before the Closing Date, Parent shall appoint a national bank or trust company reasonably acceptable to the Selling Companies to act as Exchange Agent (the "Exchange Agent"). The Exchange Agent shall, pursuant to irrevocable instructions, make the payments provided for in Section 4.1(c) out of any deposits made with the Exchange Agent from the Holding Master Escrow and the Fluent Master Escrow, and such deposits shall not be used for any other purpose, except as provided in this Agreement.

            (b) As soon as reasonably practicable following the Fourth Effective Time, Parent shall, or shall cause the Surviving Companies to, cause the Exchange Agent to mail to each record holder of an outstanding Certificate or Certificates that immediately prior to the applicable Effective Time represented outstanding shares of Selling Companies Stock (i) a form of letter of transmittal reasonably acceptable to Parent (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration relating thereto, with respect to each share formerly represented by such Certificate; provided that Parent shall assist the Selling Companies in developing arrangements for the delivery of such materials prior to Closing to all Persons entitled to receive Merger Consideration and to facilitate the delivery of the payments pursuant to Section 3.2(c) and (d) to certain significant Holding Stockholders (by wire transfer in the case of cash) as soon as practicable following the Fourth Effective Time; provided that such Holding Stockholders shall have first complied with the requirements set forth in Section 11.3(i).

            (c) Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal properly completed and duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the portion of the Merger Consideration that such holder has the right to receive in respect of the shares formerly represented by such Certificate, provided that such portion of the Merger Consideration has been released from the Holding Master Escrow and the Fluent Master Escrow. Any Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any of the Merger Consideration payable to the holders of Certificates, except to the extent interest is included in the amounts released from the Holding Master Escrow and the Fluent Master Escrow.

            (d) If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and delivered to the Exchange Agent with all documents required to evidence and effect such transfer and that the Person requesting such payment pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Companies that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 4.1(d), each Certificate (other than Certificates representing shares of Selling Companies Stock to be canceled in accordance with Sections 3.2(b), 3.3(b), 3.4(b) and 3.5(b) and Dissenting Shares) shall at any time after the applicable Effective Time represent solely the right to receive upon such surrender the Merger Consideration, as applicable, as contemplated by this
Section 4.1.

            (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate and the posting by such Person of a bond in such reasonable amount as Parent or the Surviving Companies may direct as indemnity against any claim that may be made against it with respect to such Certificate to be lost, stolen or destroyed, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect to the shares formerly represented thereby.

            (f) To the extent permitted by applicable Law, none of Parent, Merger Subs, Merger Sub III, the Selling Companies, the Surviving Companies or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the deposits described in Section 4.1(a) properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered immediately prior to the date on which any shares of Selling Companies Stock would otherwise escheat to, or become the property of, any Governmental Authority, any such shares shall, to the extent permitted by applicable Law, become the property of the Surviving Companies, free and clear of all claims or interest of any Person previously entitled thereto.

            (g) Each of the Exchange Agent, Parent and the Surviving Companies shall be entitled to deduct and withhold from the applicable Merger Consideration or amounts otherwise payable pursuant to this Agreement to any holder of shares such amounts as are required to be withheld with respect to the making of such payment under the Code, and the Regulations promulgated thereunder, or any provision of United States federal, state or local tax Laws and shall instead pay such amount to the applicable Tax Authority. To the extent that amounts are so withheld by the Exchange Agent, Parent or the Surviving Companies, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares in respect of which such deduction and withholding was made by the Exchange Agent, Parent or the Surviving Companies.

            (h) All Merger Consideration paid upon the surrender of a Certificate in accordance with the terms of this Section 4.1 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares formerly represented by such Certificate. At the applicable Effective Time, the stock transfer books of each of the Selling Companies shall be closed and no further registration of transfers of shares shall thereafter be made on the records of the Selling Companies. If, after the applicable Effective Time, Certificates are presented to the Surviving Companies for transfer, they shall be canceled and exchanged for the Merger Consideration relating thereto, as provided in this Section 4.1, subject to applicable Law in the case of Dissenting Shares.

            (i) Promptly following the date that is six (6) months after the Fourth Effective Time, the Exchange Agent shall deliver (i) to Parent all cash, shares of Parent Common Stock, Certificates and other documents in its possession relating to the First Merger, the Second Merger or the Third Merger and (ii) to Fluent, all cash, shares of Parent Common Stock, Certificates and other documents in its possession relating to the Fourth Merger, and the Exchange Agent's duties shall then terminate. Any former Stockholders who have not complied with Section 4.1 prior to the end of such six (6) month period shall thereafter look only to Parent or Fluent, as appropriate, (subject to abandoned property, escheat or other similar Laws) for payment of their claim for the Merger Consideration relating thereto, without any interest thereon.

      SECTION 4.2 APPRAISAL RIGHTS.

            (a) Notwithstanding anything in this Agreement to the contrary, any shares of the Selling Companies Stock that are issued and outstanding immediately prior to the applicable Effective Time and that are held by Stockholders who, in accordance with Section 262 of the DGCL (the "Appraisal Rights Provisions") (i) have not consented in the respective Stockholder Written Consent to adopt and approve this Agreement, (ii) shall have demanded properly in writing appraisal for such shares, and (iii) have not effectively withdrawn, lost or failed to perfect their rights to appraisal (collectively, the "Dissenting Shares"), will not be converted as described in Sections 3.2, 3.3,
3.4 and 3.5, as applicable, but at the applicable Effective Time, by virtue of the applicable Merger and without any action on the part of the holder thereof, shall be cancelled and shall cease to exist and shall represent the right to receive only those rights provided under the Appraisal Rights Provisions; provided, however, that all shares of Selling Companies Stock held by Stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Selling Companies Stock under the Appraisal Rights Provisions shall thereupon be deemed to have been canceled and to have been converted, as of the applicable Effective Time, into the right to receive the Merger Consideration relating thereto, without interest, in the manner provided in Sections 3.2, 3.3, 3.4 or 3.5 as applicable. Persons who have perfected statutory rights with respect to Dissenting Shares (the "Dissenting Stockholders") as aforesaid will not be paid as provided in this Agreement and will have only such rights as are provided by the Appraisal Rights Provisions with respect to such Dissenting Shares.

            (b) The Selling Companies shall give Parent and Merger Subs prompt notice of any demands received by the Selling Companies for the exercise of appraisal rights with respect to shares of Selling Companies Stock and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. None of the Selling Companies shall, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

            (c) Each Dissenting Stockholder who becomes entitled under the Appraisal Rights Provisions to payment for Dissenting Shares of Holdings or the Company shall receive payment therefor after the Fourth Effective Time from the Second Surviving Company or the Third Surviving Corporation, as appropriate (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Rights Provisions), and such shares of Holding Stock and/or Company Stock shall be canceled. Each Dissenting Stockholder who becomes entitled under the Appraisal Rights Provisions to payment for Dissenting Shares of Fluent shall receive payment therefor after the Fourth Effective Time from the Fourth Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Rights Provisions), and such shares of Fluent Stock shall be canceled.

      ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE SELLING COMPANIES

      The Selling Companies hereby jointly and severally represent and warrant to Parent and Merger Subs that, except as disclosed by the Selling Companies in the disclosure schedule, dated as of the date of this Agreement and delivered by the Selling Companies to Parent and Merger Subs simultaneously herewith (the "Selling Companies Disclosure Schedule") with any information or item disclosed in one section of the Selling Companies Disclosure Schedule deemed to be disclosed in all other relevant sections of the Selling Companies Disclosure Schedule without regard to whether an explicit cross-reference is included therein where such disclosure would be appropriate and reasonably apparent; provided that, except as otherwise specifically set forth herein, the Selling Companies are not making any representations and warranties regarding the Spin-Off Entities, the Spin-Off, the transactions contemplated thereby, or the assets, liabilities, businesses and entities included therein; and provided, further that the Spin-Off and the transactions contemplated thereby shall constitute exceptions to the following representations and warranties (other than the representations and warranties contained in Sections 5.13(q) and 5.29) in all respects without any specific references thereto in the Selling Companies Disclosure Schedule:

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

      SECTION 5.1 ORGANIZATION; STANDING AND AUTHORITY.

            (a) Holding has been duly incorporated and is a validly existing corporation in good standing under the laws of Delaware. Holding has all requisite corporate power and authority to own, operate, lease its properties and carry on its business as currently conducted. Holding is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed on Section 5.1(a) of the Selling Companies Disclosure Schedule and each other jurisdiction in which the character of its properties or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect. Copies of the Holding Certificate of Incorporation and the by-laws of Holding, each as amended to date and made available to Parent's and Merger Subs' counsel, are complete and correct, and no amendments thereto are pending, and Holding is not in violation of any term of the Holding Certificate of Incorporation or its by-laws.

            (b) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of Delaware. The Company has all requisite corporate power and authority to own, operate, lease its properties and carry on its business as currently conducted. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed on Section 5.1(b) of the Selling Companies Disclosure Schedule and each other jurisdiction in which the character of its properties or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect. Copies of the Company Certificate of Incorporation and the by-laws of the Company, each as amended to date and made available to Parent's and Merger Subs' counsel, are complete and correct, and no amendments thereto are pending, and the Company is not in violation of any term of the Company Certificate of Incorporation or its by-laws.

            (c) Fluent has been duly incorporated and is a validly existing corporation in good standing under the laws of Delaware. Fluent has all requisite corporate power and authority to own, operate, lease its properties and carry on its business as currently conducted. Fluent is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed on Section 5.1(c) of the Selling Companies Disclosure Schedule and each other jurisdiction in which the character of its properties or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect. Copies of the Fluent Certificate of Incorporation and the by-laws of Fluent, each as amended to date and made available to Parent's and Merger Subs' counsel, are complete and correct, and no amendments thereto are pending, and Fluent is not in violation of any term of the Fluent Certificate of Incorporation or its by-laws.

            (d) The Selling Companies have the respective corporate power and authority to execute and deliver this Agreement, the respective Certificates of Merger and any other agreement, certificate or instrument to be executed and delivered pursuant to the terms of this Agreement, to perform their respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the performance by the Selling Companies of their respective obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Selling Companies Boards and, other than the Stockholder Written Consents, no other corporate proceeding or approval on the part of the Selling Companies or any of their Stockholders is required to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly and validly executed and delivered by the Selling Companies and, assuming the due authorization, execution and delivery of this Agreement by each of the other parties hereto, constitutes a legal, valid and binding obligation of each of the Selling Companies, enforceable against the Selling Companies in accordance with its terms.

      SECTION 5.2 CAPITALIZATION.

            (a) The authorized capital stock of Holding consists of (i) 9,500,000 shares of Holding Class A Common Stock, of which 6,532,500.79 shares are issued and outstanding; (ii) 9,500,000 shares of Holding Class B Common Stock, of which 6,532,500.79 shares are issued and outstanding; (iii) 1,500,000 shares of Holding Series A Preferred Stock, of which 1,424,146.27 shares are issued and outstanding; (iv) 1,500,000 shares of Holding Series B Preferred Stock, of which 1,424,146.27 shares are issued and outstanding; (v) 600,000 shares of Holding Series C Preferred Stock, of which 512,805.48 shares are issued and outstanding; and (vi) 600,000 shares of Holding Series D Preferred Stock, of which 512,805.48 shares are issued and outstanding. Section 5.2(a) of the Selling Companies Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each record owner of the issued and outstanding shares of Holding Stock, together with the number of such shares owned by each such Person. All of the issued and outstanding shares of Holding Stock have been, and with respect to any shares of Holding Common Stock to be issued to holders of Holding Preferred Stock will be, duly authorized and validly issued, and are (or will be) fully paid and nonassessable. All issued and outstanding shares of Holding Stock have been offered, sold and delivered by Holding in compliance in all material respects with applicable securities Laws.

            (b) The authorized capital stock of the Company consists of (i) 1,400 shares of Company Class A Common Stock, of which 1,018.871 shares are issued and outstanding; (ii) 1,400 shares of Company Class B Common Stock, of which 1,078.871 shares are issued and outstanding; (iii) 200 shares of Company Class H Common Stock, of which 40 shares are issued and outstanding; (iv) 100 shares of Company Series A Preferred Stock, of which 67.71 shares are issued and outstanding; and (v) 100 shares of Company Series B Preferred Stock, of which
67.71 shares are issued and outstanding. Section 5.2(b) of the Selling Companies Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each record and beneficial owner of the shares of all Company Stock, together with the number and percentage of such shares owned by each such Person. All of the issued and outstanding shares of Company Stock have been, and with respect to any shares of Company Common Stock to be issued to Holding as the owner of the Company Preferred Stock will be, duly authorized and validly issued, and are (or will be) fully paid and nonassessable. All issued and outstanding shares of Company Stock have been offered, sold and delivered by the Company in compliance in all material respects with applicable securities and corporate laws.

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            (c) The authorized capital stock of Fluent consists of (i) 300,000 shares of Fluent Common Stock, of which 280,017.25 shares are issued and outstanding; and (ii) 200,000 shares of preferred stock, par value $0.01 per share of Fluent, of which 160,000 shares have been designated Fluent Preferred Stock, of which 48,133 shares are issued and outstanding. Section 5.2(c) of the Selling Companies Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each record owner of the issued and outstanding shares of Fluent Stock, together with the number of such shares owned by each such Person. All of the issued and outstanding shares of Fluent Stock have been duly authorized and validly issued, and are fully paid and nonassessable. All issued and outstanding shares of Fluent Stock have been offered, sold and delivered by Fluent in compliance in all material respects with applicable securities Laws.

            (d) Except for the Warrants, as set forth in the Holding Certificate of Incorporation, the Company Certificate of Incorporation and the Fluent Certificate of Incorporation and as set forth on Section 5.2(d) of the Selling Companies Disclosure Schedule, there are no outstanding subscriptions, options, commitments, preemptive rights, deferred compensation rights, agreements, arrangements or commitments of any kind to which the Selling Companies or any of their Subsidiaries is a party or by which any of them is bound relating to the voting, issuance, transfer, sale, or redemption, repurchase or acquisition of, or outstanding securities convertible into or exercisable or exchangeable for, any shares of Selling Companies Stock or other equity interests of the Selling Companies. Except as provided in Section 3.10, none of the options, warrants, subscriptions, commitments, agreements, arrangements or rights disclosed on
Section 5.2(d) of the Selling Companies Disclosure Schedule, except as otherwise provided therein, is subject to accelerated vesting by reason of the transactions contemplated hereby or any subsequent sale (or change in control) of the Selling Companies. Except as provided herein, none of the Selling Companies has any obligation to purchase, redeem, or otherwise acquire any of its capital stock or any interests therein, or has redeemed any shares of their respective capital stock in the past three (3) years. Except as set forth on
Section 5.2(d) of the Selling Companies Disclosure Schedule, there are no agreements to which the Selling Companies or any of their Subsidiaries is a party or by which any of them is bound with respect to the voting of any shares of capital stock of the Selling Companies or which restrict the transfer of any such shares.

      SECTION 5.3 SUBSIDIARIES.

            (a) Section 5.3(a) of the Selling Companies Disclosure Schedule sets forth a true and complete list of each of the Selling Companies' Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary, the percentage of each Subsidiary's outstanding capital stock or other equity or similar interest owned by the applicable Selling Company or another Subsidiary of such Selling Company and, if the outstanding capital stock or other equity or similar interest in any such Subsidiary is not wholly owned by the applicable Selling Company or another Subsidiary of such Selling Company, the names and percent ownership interest of each any other Person. Except as set forth on Section 5.3(a) of the Selling Companies Disclosure Schedule, neither the Selling Companies nor any of their respective Subsidiaries owns (or has any right, obligation, agreement or understanding to acquire) or controls, directly or indirectly, any capital stock, partnership, membership or similarly interest in, or equity or other ownership interest in any other Person. All of the

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

outstanding shares issued by each Subsidiary of the Selling Companies have been duly authorized, validly issued and are fully paid and non-assessable. All such issued and outstanding shares have been offered, sold and delivered in compliance in all material respects with applicable securities Laws.

            (b) Each Subsidiary of the Selling Companies is a corporation duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as currently conducted. Each such Subsidiary is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed on Section 5.3(b) of the Selling Companies Disclosure Schedule and each other jurisdiction in which the character of its properties or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect. The copies of the organizational documents of each such Subsidiary, in each case as amended to date and made available to Parent's and Merger Sub's counsel, are complete and correct, no amendments thereto are pending and no Subsidiary is in violation of any term therein.

            (c) Merger Sub III was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the issued and outstanding capital stock of Merger Sub III is validly issued, fully paid and non-assessable and is owned, beneficially and of record, by the Company free and clear of all claims, stockholder agreements, limitations on the Company's voting rights and Liens of any nature whatsoever. As of the date hereof and as of the First Effective Time, except for (i) Liabilities incurred in connection with its incorporation and (ii) this Agreement and any other agreements or arrangements contemplated by this Agreement or in furtherance of the transactions contemplated hereby, Merger Sub III has not incurred, directly or indirectly, through any of its Subsidiaries or Affiliates, any Liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

      SECTION 5.4 NO CONFLICT; CONSENTS.

            (a) Subject to the adoption and approval of this Agreement by the Stockholders, the execution, delivery and performance by each of the Selling Companies of this Agreement and the consummation by each of the Selling Companies of the transactions in accordance with the terms hereof, including, without limitation, the consummation of the Spin-Off, do not, except as set forth on Section 5.4(a) of the Selling Companies Disclosure Schedule, (i) violate or conflict with any of the Charter Documents or the respective by-laws of the Selling Companies or the organizational documents of any of their Subsidiaries, (ii) violate, breach or conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, or give rise to a right of termination, amendment, prepayment, additional or increased payments, acceleration or cancellation of, any Contract, permit, authorization or obligation to which the Selling Companies or any of their Subsidiaries is a party or by which the Selling Companies or any of their Subsidiaries or any of their respective assets are bound (other than the Senior Indebtedness, the Subordinated Indebtedness and any Fourth Merger Indebtedness), (iii) violate or result in a violation of, or conflict with, or constitute a default (whether after the

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

giving of notice, lapse of time or both) under, any provision of any Law, Regulation, or any Order of, or any restriction imposed by, any Court or other Governmental Authority applicable to, binding upon or enforceable against, the Selling Companies or any of their Subsidiaries, except in the case of clauses
(ii) and (iii) of this Section 5.4(a), such conflicts, defaults, violations, terminations or breaches that would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect.

            (b) Except as set forth in Section 5.4(b) of the Selling Companies Disclosure Schedule, no notice to, declaration or filing with, or consent or approval of any Governmental Authority or other third party is required by or with respect to the Selling Companies or any of their respective Subsidiaries in connection with the execution and delivery by the Selling Companies of this Agreement and the consummation by Selling Companies of the transactions in accordance with the terms hereof, including, without limitation, the Spin-Off, except for: (i) the Stockholder Written Consents, (ii) filing of a pre-merger notification and report form by Parent under the HSR Act and the expiration or termination of the applicable waiting period thereunder, (iii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware, and
(iv) such other consents, approvals, notices, or declarations or filings, which if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect.

      SECTION 5.5 REQUIRED VOTE. Each of the Selling Companies Boards has, at a meeting duly called and held or by written consent, (a) unanimously approved and declared advisable this Agreement, (b) determined that the transactions contemplated hereby are advisable, fair to and in the best interests of its Stockholders, (c) resolved to recommend adoption and approval of this Agreement and the Mergers to its Stockholders, and (d) directed that this Agreement be submitted to its respective Stockholders for their adoption and approval. The affirmative vote of holders of a majority of the outstanding voting power of Holding Common Stock and Holding Preferred Stock (on an as-converted basis), voting together as a single class, is the only vote of the holders of any class or series of Holding Stock necessary to approve and authorize the adoption of this Agreement, the First Merger, the Second Merger and the transactions contemplated hereby ("Holding Stockholder Vote"). The affirmative vote of Holding, as the holder of a majority of the outstanding voting power of Company Common Stock and Company Preferred Stock (on an as-converted basis), voting together as a single class, is the only vote of the holders of any class or series of Company Stock necessary to approve and authorize the adoption of this Agreement, the Third Merger and the transactions contemplated hereby ("Company Stockholder Vote"). The affirmative vote of the Company, as the holder of a majority of the outstanding voting power of Fluent Preferred Stock, is the only vote of the holders of any class or series of Fluent Stock necessary to approve and authorize the adoption of this Agreement, the Fourth Merger and the transactions contemplated hereby ("Fluent Stockholder Vote").

      SECTION 5.6 SECURITIES LAW MATTERS. To the Knowledge of the Selling Companies, no more than 35 of the Stockholders entitled to receive Parent Common Stock pursuant to Sections 3.2, 3.4 or 3.5 of this Agreement are not "accredited investors" (as defined in Regulation D under the Securities Act) and, other than with respect to employees and former employees of Fluent, each such Stockholder, either alone or with his, her or its "purchaser representative(s)" (as defined in Regulation D under the Securities Act) has such knowledge and

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

experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of his, her or its investment in Parent Common Stock pursuant to the Mergers.

      SECTION 5.7 FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES;
INDEBTEDNESS.

            (a) The Company has delivered to Parent and Merger Subs true and complete copies of the following financial statements (collectively, the "Company Financial Statements"):

                  (i) Audited consolidated balance sheets of the Company and its Subsidiaries (including the Spin-Off Entities) as of December 31, 2004, 2003 and 2002, and the related consolidated audited statements of operations, cash flows and change in stockholders' deficit for each of the years then ended, certified by the Company's independent public accountants and accompanied by a copy of such auditor's report as filed with the SEC;

                  (ii) An unaudited consolidated balance sheet of the Company and its Subsidiaries (including the Spin-Off Entities) as of September 30, 2005 as filed with the SEC; and

                  (iii) Unaudited consolidated statements of operations and cash flows of the Company and its Subsidiaries (including the Spin-Off Entities) for the nine-month period ended September 30, 2005 as filed with the SEC.

      Subject to the absence of footnotes and year-end audit adjustments with respect to any unaudited Company Financial Statements which in the aggregate are not or will not be material in amount or effect, the Company Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the consolidated financial condition of the Company and consolidated results of the Company's operations at and for the periods presented.

            (b) Fluent has delivered to Parent and Merger Subs true and complete copies of the following financial statements (collectively, the "Fluent Financial Statements"):

                  (i) Audited consolidated balance sheets of Fluent and its Subsidiaries as of December 31, 2004, 2003 and 2002, and the related consolidated audited statements of operations, cash flows and stockholders' equity (deficit) for each of the years then ended, certified by Fluent's independent public accountants and accompanied by a copy of such auditor's report;

                  (ii) An unaudited consolidated balance sheet of Fluent and its Subsidiaries as of September 30, 2005; and

                  (iii) Unaudited consolidated statements of operations of Fluent and its Subsidiaries for the nine-month period ended September 30, 2005.

      Subject to the absence of footnotes and year-end audit adjustments with respect to any unaudited Fluent Financial Statements which in the aggregate are not or will not be material in amount or effect, the Fluent Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the consolidated financial condition of Fluent and consolidated results of Fluent's operations at and for the periods presented.

            (c) None of the Selling Companies or any of its Subsidiaries has or is subject to any material Liabilities of any kind, other than those (i) fully reflected in, reserved against or otherwise described in the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2004 (the "Company Balance Sheet") or the notes thereto, (ii) fully reflected in, reserved against or otherwise described in the audited consolidated balance sheets of Fluent and its Subsidiaries as of December 31, 2004 (the "Fluent Balance Sheet") or the notes thereto, (iii) incurred in the ordinary course of business consistent with past practice or pursuant to the transactions contemplated by this Agreement, or (iv) set forth on Section 5.7(c) of the Selling Companies Disclosure Schedule or as otherwise disclosed in writing to Parent.

            (d) Giving effect to the Spin-Off, except for the Senior Indebtedness, the Subordinated Indebtedness, the Fourth Merger Indebtedness, the Intercompany Payables, capitalized leases included in Indebtedness and any other Indebtedness set forth on Section 5.7(d) of the Selling Companies Disclosure Schedule, none of the Selling Companies or any of its Subsidiaries has or is subject to any Indebtedness, including, without limitation, any intercompany payables between the Selling Companies or their respective Subsidiaries and any Spin-Off Entity or their respective Subsidiaries and any mortgage related Indebtedness.

      SECTION 5.8 SEC FILINGS; INFORMATION PROVIDED.

            (a) The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company with the SEC by applicable Law or contractual agreement since January 1, 2003. All such registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein as the "Company SEC Reports." The Company SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply when filed, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the Regulations of the SEC thereunder applicable to such Company SEC Reports, and
(iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

            (b) The certificates of the Chief Executive Officer and Chief Financial Officer of the Company required by Rules 13a-14 and 15d-14 of the Exchange Act or 18 U.S.C. Section 1350 (Section 906 of SOX) with respect to the Company SEC Reports, as applicable, were true and correct in all material respects as of their respective dates.

            (c) None of the information supplied by or on behalf of the Selling Companies for inclusion or incorporation by reference in the Section 262 Notice to be sent to the Stockholders or in the registration statement on Form S-3 to be filed with the SEC in connection

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

with the Parent Common Stock (the "Registration Statement") will, on the date the Section 262 Notice is first mailed to the Stockholders, or on the date the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Section 262 Notice or the Registration Statement not false or misleading. If at any time prior to the First Effective Time, any fact or event relating to the Selling Companies or any of its Affiliates which should be set forth in a supplement to the Section 262 Notice or the Registration Statement should be discovered by any of the Selling Companies or should occur, the Selling Companies shall, promptly after becoming aware thereof, inform Parent and Merger Subs of such fact or event. Notwithstanding the foregoing, no representation is made by the Selling Companies with respect to the information that has been or will be supplied by Parent, Merger Subs or their respective auditors, attorneys, financial advisors or other consultants or advisers for inclusion in the Section 262 Notice or the Registration Statement.

      SECTION 5.9 ABSENCE OF CERTAIN CHANGES. Except as expressly provided by this Agreement or as set forth in Section 5.9 of the Selling Companies Disclosure Schedule, since September 30, 2005, the Selling Companies and their Subsidiaries have operated only in the ordinary course of business consistent with past practices and there has been no event, occurrence, development or effect that has had or resulted in or would reasonably be expected to have or result in, individually or in the aggregate, a Selling Companies Material Adverse Effect. Since September 30, 2005, except as set forth in Section 5.9 of the Selling Companies Disclosure Schedule or as expressly provided by this Agreement, none of the Selling Companies or any of their Subsidiaries has:

            (a) made any sale, assignment, license or other disposition, of any material asset or property of the Selling Companies or any of their Subsidiaries, except in the ordinary course of business consistent with past practice;

            (b) other than upon conversion of currently outstanding convertible securities and upon exercise of currently outstanding Warrants, authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (i) any equity interests or capital stock of or other equity or voting interest in, the Selling Companies or any of their Subsidiaries or (ii) any equity rights in respect of, security convertible into, exchangeable for or evidencing the right to subscribe for or acquire either any (A) equity interests or shares of capital stock of, or other equity or voting interest in, the Selling Companies or any of their Subsidiaries or (B) securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire any shares of the capital stock of, or other equity or voting interest in, the Selling Companies or any of their Subsidiaries;

            (c) entered into, became subject to, amended, terminated or modified any material Contract to which the Selling Companies or any of their Subsidiaries was or is a party, except for new Contracts, amendments, terminations, or modifications made in the ordinary course of business consistent with past practice;

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

            (d) made any increase in the salary or other compensation of any director, officer or other employee of the Selling Companies or any of their Subsidiaries, or any increase in or any addition to other benefits to which any such director, officer or other employee may be entitled, other than any increase in the ordinary course of business consistent with past practice or pursuant to the terms of any Employee Benefit Plan or Employment Agreement listed on Section 5.14(a) of the Selling Companies Disclosure Schedule or except as necessary to comply with any applicable minimum wage Law;

            (e) granted or agreed to grant any severance or termination pay or entered into any Contract to make or grant any severance or termination pay or paid or agreed to pay any bonus or other incentive compensation to any director, officer or other employee of the Selling Companies or any of their Subsidiaries or granted or agreed to grant or accelerate the time of vesting or payment of any benefits or awards under a Employee Benefit Plan, other than compensation or other benefits in the ordinary course of business consistent with past practice and in accordance with the 2006 Compensation Plan attached hereto as Section 5.9(e) of the Selling Companies Disclosure Schedule (the "2006 Compensation Plan") or pursuant to the terms of any Employee Benefit Plan or Employment Agreement listed on Section 5.14(a) of the Selling Companies Disclosure Schedule;

            (f) established, adopted, amended, modified or terminated any Employee Benefit Plan in any material respect;

            (g) (i) changed any of the accounting principles adopted by the Selling Companies or any of their Subsidiaries, other than as required by GAAP or by applicable Law or as described in either of the Company Financial Statements or the Fluent Financial Statements or (ii) made any material change in the Selling Companies' or any of their Subsidiaries' accounting policies, procedures, practices or methods with respect to applying such principles, other than as required by GAAP or by applicable Law or as described in either of the Company Financial Statements or the Fluent Financial Statements;

            (h) canceled or forfeited any material debts or claims of the Selling Companies or any of their Subsidiaries or waived any rights of material value to the Selling Companies or any of their Subsidiaries, other than in the ordinary course of business consistent with past practice;

            (i) made any adjustment, split, combination, reclassification or similar transaction in respect of any of the shares of Selling Companies Stock, or made any distribution, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) in respect of the capital stock of the Selling Companies or any of their Subsidiaries (other than dividends and distributions paid to the Selling Companies or their Subsidiaries), or any repurchase, redemption or other acquisition by the Selling Companies or any of their Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Selling Companies or any of their Subsidiaries, other than acquisitions of convertible securities upon conversion of such securities or acquisitions of exercisable securities upon exercise of such securities or acquisitions of Incentive Stock;

            (j) acquired or disposed of, whether by purchase, merger, consolidation or sale, lease, pledge or other encumbrance of stock or assets or otherwise, any (i) material interest in any corporation, partnership or other Person or (ii) assets comprising a material business or any other material property or assets, in a single transaction or in a series of transactions;

            (k) made any loans or advances of borrowed money or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice and in amounts in the aggregate not in excess of $100,000 and other than investments in any Subsidiaries of the Selling Companies; or

            (l) paid, discharged, settled or satisfied any material Action, or waived any material rights or material claims, other than in the ordinary course of business consistent with past practice.

Since September 30, 2005, except as set forth in Section 5.9 of the Selling Companies Disclosure Schedule or as expressly provided by this Agreement, as of the date of this Agreement, none of the Selling Companies or any of their Subsidiaries has (i) changed any material method of Tax accounting or any Tax election (including making or revoking such an election) except as required by Law, (ii) amended any Tax Return, (iii) made any settlement or compromise of any material liability for Taxes, or (iv) changed any Tax practice or policy of the Selling Companies or any of their Subsidiaries.

Neither the Selling Companies nor any of their Subsidiaries has committed or agreed, whether or not in writing, to undertake any of the foregoing actions.

      SECTION 5.10 CUSTOMERS. During the 12 month period ended December 31, 2005, none of Fluent's customers accounted for more than 2.5% of Fluent's revenues. Since December 31, 2004, none of the 20 largest customers of Fluent during the 12 month period ended December 31, 2005, (a) has cancelled, terminated or materially adversely altered its relationship with the Selling Companies or their Subsidiaries, other than in the ordinary course of business consistent with past practice or (b) to the Knowledge of the Selling Companies, has threatened, or indicated its intention in writing, to cancel, terminate or materially adversely alter its relationship with the Selling Companies or their Subsidiaries or to reduce substantially its purchase from or sale to the Selling Companies or any of their Subsidiaries of any products, goods or services other than in the ordinary course of business consistent with past practice. As of the date of this Agreement, to the Knowledge of the Selling Companies, no customer of any of the Selling Companies or its Subsidiaries has threatened or indicated its intention to such Selling Company or Subsidiary to cancel, terminate or materially adversely alter its relationship with any such Selling Company or Subsidiary as a result of the Mergers or any similar transaction.

      SECTION 5.11 TRANSACTIONS WITH AFFILIATES.

            (a) Other than as set forth in Section 5.11(a) of the Selling Companies Disclosure Schedule (which shall include a list of any of Messrs. Patel and Boysan, the Identified Employees and the employees set forth in
Schedule 10.2(k) with any immediate familial relationships with other employees), matters relating to employment and the stock of the Selling Companies or as disclosed in either of the Company Financial Statements or the Fluent Financial

Statements, no current stockholder, director, officer or employee of any of the Selling Companies or any of their Subsidiaries or, to the Knowledge of the Selling Companies, any member of any such person's immediate family is currently
(i) a party to any material transaction with the Selling Companies or any of their Subsidiaries or, to the Knowledge of the Selling Companies, any member of any such person's immediate family (including, but not limited to, any Contract providing for the furnishing of goods or services by, rental of real or personal property from, borrowing money from or lending money to, or otherwise requiring payments to, any such Person), or (ii) the direct or indirect owner of a material interest in any Person which is a competitor, supplier or customer of the Selling Companies or any of their Subsidiaries.

            (b) Except as set forth in Section 5.11(b) of the Selling Companies Disclosure Schedule, and except with respect to the notes referred to in Section 9.22, no current stockholder, director, officer or employee of the Selling Companies or any of their Subsidiaries or, to the Knowledge of the Selling Companies, any member of any such Person's immediate family has any outstanding Indebtedness payable to the Selling Companies or any of their Subsidiaries and neither the Selling Companies nor any of their Subsidiaries has guaranteed any obligation or Indebtedness of any such Person to a third party.

      SECTION 5.12 LITIGATION.

            (a) Except as set forth on Section 5.12 of the Selling Companies Disclosure Schedule, none of the Selling Companies or any of their Subsidiaries is involved in any material Action or, to the Knowledge of the Selling Companies is, any such material Action threatened against any of the Selling Companies or any of their Subsidiaries. Section 5.12 of the Selling Companies Disclosure
Schedule includes a description of all material Actions and, to the Knowledge of the Selling Companies, investigations of a Governmental Authority involving any of the Selling Companies respective officers, directors, stockholders or key employees in connection with the business of any of the Selling Companies occurring, arising or existing during the past three (3) years.

            (b) None of the Selling Companies or any of their Subsidiaries is subject to any outstanding Order of any Governmental Authority.

      SECTION 5.13 TAXES. Except as set forth on Section 5.13 of the Selling Companies Disclosure Schedule:

            (a) Each Selling Company and its Subsidiaries has timely filed or been included in, or will timely file or be included in, all material Tax Returns required to be filed by it or in which it is to be included with respect to Taxes for any period ending on or before the date of this Agreement, taking into account any extension of time to file granted to or obtained on behalf of the Selling Company or any of its Subsidiaries and all such Tax Returns are true, correct and complete in all material respects.

            (b) Each Selling Company and its Subsidiaries has paid or caused to be paid all material Taxes due and payable by such Selling Company or Subsidiary (whether or not shown on such Tax Returns).

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            (c) Each Selling Company has delivered to Buyer correct and complete copies of all federal and state income Tax Returns, examination reports, and statements of deficiencies filed or received by the Selling Company and its Subsidiaries with respect to the 2002, 2003 and 2004 taxable years of the Selling Company and its Subsidiaries. No Selling Company or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax payment, assessment, deficiency or collection.

            (d) No Selling Company or any of its Subsidiaries has received notice in writing of any audit or of any proposed deficiencies from the IRS or any other Tax Authority (other than routine audits undertaken in the ordinary course and which have been resolved on or prior to the date hereof). Neither the IRS nor any other Tax Authority is now asserting or, to the Knowledge of any Selling Company, threatening in writing to assert against any Selling Company or any of its Subsidiaries any deficiency or claim for additional Taxes.

            (e) No Selling Company or any of its Subsidiaries has any Liability for Taxes of any Person (other than such Selling Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

            (f) The taxable year of each Selling Company and each Subsidiary for federal and state income tax purposes is the fiscal year ended December 31st, and each Selling Company and each of its Subsidiaries uses the accrual method of accounting in keeping its books and in computing its taxable income.

            (g) Each Selling Company and each of its Subsidiaries has provided Parent with copies of all private letter rulings, determination letters, closing agreements and other correspondence issued by or received from the IRS or any other Tax Authority since January 1, 2001.

            (h) No Selling Company or any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. No Selling Company or any of its Subsidiaries is a party to any Tax allocation, indemnification or sharing arrangement.

            (i) Other than with respect to the Spin-Off, no Selling Company or any of its Subsidiaries has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

            (j) No Selling Company or any of its Subsidiaries is a party to any Contract, plan or arrangement that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign law).

            (k) No Selling Company or any of its Subsidiaries has participated in a listed transaction within the meaning of Treasury Regulations Section 1.6011-4 (or any predecessor provision).

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            (l) No Selling Company or any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

                  (i) change in method of accounting for a taxable period ending on or prior to the Closing Date;

                  (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date, other than as provided to Parent under Section 5.13(g);

                  (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax
      Law);

                  (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or

                  (v) prepaid amount received on or prior to the Closing Date.

            (m) There are no material Liens for Taxes with respect to any assets of the Selling Companies or any of their Subsidiaries other than for Taxes that are not yet due or payable.

            (n) All material Taxes and other assessments and levies which the Selling Companies and their Subsidiaries were or are required to withhold or collect have been withheld and collected and have been paid over to the proper Tax Authorities.

            (o) No claim has been made by any Tax Authority that any Selling Company or any of its Subsidiaries is subject to Tax or required to file a Tax Return in a jurisdiction where it does not file Tax Returns, which could reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect.

            (p) As of the Closing, the accrued but unpaid Taxes of the Selling Companies and their Subsidiaries will not exceed the amounts set forth in Final Net Working Capital (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income).

            (q) To the Knowledge of the Selling Companies, as of the date of this Agreement, the amount of gain that will be recognized for federal income Tax purposes by the Selling Companies and their Subsidiaries in connection with the Spin Off shall not in the aggregate exceed the Company's losses for the taxable period ending on the Closing Date and the Company's net operating loss carryforwards from prior taxable periods, in each case to the extent such losses or carryforwards are available to offset such gain.

            (r) No entity in which any Selling Company holds an interest is or has been a passive foreign investment company within the meaning of Section 1297(a) of the Code.

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            (s) Since January 1, 2001, no Selling Company or any of its
Subsidiaries has made an election under Section 965(f) of the Code.

            (t) No Selling Company or any of its Subsidiaries has an overall foreign loss within the meaning of Section 904(f)(2) of the Code.

      SECTION 5.14 EMPLOYEE BENEFIT PLANS.

            (a) Section 5.14(a) of the Selling Companies Disclosure Schedule sets forth a complete list of all material Employee Benefit Plans and all Employment Agreements, including, without limitation, any Contract requiring the payment of severance with any director, officer, employee or consultant or any Contract involving the payment of pension, profit sharing or retirement amounts. With respect to each Employee Benefit Plan, the Selling Companies have made available to Parent, or will make available to Parent prior to the Closing, a true, correct and complete copy of: (i) all documents embodying or governing such Plan, and any funding medium for the Plan (including, without limitation, trust agreements); (ii) each writing constituting a part of such Plan or a written summary in the case of any oral Plan; (iii) the annual report (Form 5500 Series) and accompanying schedules, and all non-discrimination testing for the last three (3) years; (iv) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (v) the most recent annual financial and actuarial report, if any; (vi) the most recent determination letter from the IRS, if any; and (vii) any insurance policy related to such Plan. The Selling Companies have delivered or made available to Parent a true, correct and complete copy of each Employment Agreement. Except as specifically provided in the foregoing documents made available to Parent, there are no amendments to any Plan or Employment Agreement that have been adopted or approved nor has the Selling Companies or any of their Subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan or Employment Agreement. Each of the Employee Benefit Plans and Employment Agreements is in full force and effect and none of the Selling Companies or any of their Subsidiaries or, to the Knowledge of the Selling Companies, any other party thereto is in material default or breach under the terms of any such Employee Benefit Plan or Employment Agreement. Each of the Employee Benefit Plans and Employment Agreements is a valid and binding obligation of the applicable Selling Company and/or its Subsidiaries and, to the Knowledge of the Selling Companies, each of the other parties, enforceable against them in accordance with its terms. The applicable Selling Company and/or its Subsidiaries has duly performed all of its material obligations under each such Employee Benefit Plan and Employment Agreement to the extent that such obligations have accrued.

            (b) With respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"), the IRS has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Qualified Plan or the related trust. All contributions, premiums and benefit payments under or in connection with the Qualified Plans that are required to have been made in accordance with the terms of such Qualified Plans have been timely made.

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

            (c) With respect to each Employee Benefit Plan, the Selling Companies and their Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all Laws and Regulations applicable to such Employee Benefit Plans. Each Plan has been administered in all material respects in accordance with its terms. Except as set forth in Section 5.14(c) of the Selling Companies Disclosure Schedule, each Employee Benefit Plan specifically provides that it may be amended or terminated at any time without any liability to any of the Selling Companies (other than with respect to accrued benefits), any of their Subsidiaries or any of their respective ERISA Affiliates and no representation to the contrary has been made. There is not now, nor do any circumstances exist that would reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any Lien on the assets of the Selling Companies or any of their Subsidiaries or any of their respective ERISA Affiliates under ERISA or the Code or any other Laws. None of the Selling Companies, their Subsidiaries, any of their respective ERISA Affiliates, or any other Person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which would reasonably likely be subject any of the Employee Benefit Plans or their related trusts, any of the Selling Companies, any of their Subsidiaries, any of their respective ERISA Affiliates or any Person that any of the Selling Companies, any of their Subsidiaries or any of their respective ERISA Affiliates has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. Each Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA (a "Welfare Plan") either (i) is funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) is unfunded. No Welfare Plan is self-insured or self-funded (except for a flexible health spending account), or subject to regulation under Section 419 or 419A under the Code, or maintains a trust.

            (d) (i) no Employee Benefit Plan is a Multiemployer Plan or a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"); (ii) none of the Selling Companies and their Subsidiaries or any of their respective ERISA Affiliates has ever contributed to or been obligated to contribute to any Multiemployer Plan, a Multiple Employer Plan or an employee benefit plan subject to Title IV of ERISA; and (iii) none of the Selling Companies and their Subsidiaries or any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.

            (e) No Plan is subject to Title IV or Section 302 of ERISA or
Section 412 or 4971 of the Code. There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability that would be a liability of the Selling Companies, any of their Subsidiaries, or any of their respective ERISA Affiliates (including the Surviving Companies and their ERISA Affiliates) following the Closing. Except as set forth in Section 5.14(e) of the Selling Companies Disclosure Schedule, none of the Selling Companies or any of their Subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof including retiree medical, health or life benefits, except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA or state health continuation law and at no expense to the Selling Companies and their Subsidiaries. Except as set forth on Section 5.14(e) of the Selling Companies Disclosure Schedule, the Selling Companies and each of their Subsidiaries has

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

reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or life insurance coverage.

            (f) Except as set forth on Section 5.14(f) of the Selling Companies Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of any of the Selling Companies or any of their Subsidiaries or any of their respective ERISA Affiliates, or result in any limitation on the right of any of the Selling Companies or any of their Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Employee Benefit Plan or related trust or any Material Employment Agreement or related trust. Without limiting the generality of the foregoing, no amount required to be paid to or with respect to any employee or other service provider of any of the Selling Companies or any of their Subsidiaries (whether in cash, in property, or in the form of benefits) in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) could be an "excess parachute payment" within the meaning of Section 280G of the Code.

            (g) There are no pending or, to the Knowledge of the Selling Companies, threatened Actions (other than claims for benefits in the ordinary course), which have been asserted or instituted (i) against any of the Selling Companies pursuant to any Employment Agreement or in connection or as a result of the termination thereof, or (ii) against any Employee Benefit Plan, any fiduciaries thereof with respect to their duties to any Employee Benefit Plan or the assets of any of the trusts under any of the Plans, in each case which would reasonably be expected to result in any liability of any of the Selling Companies, any of their Subsidiaries or any of their respective ERISA Affiliates to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Plan, any participant in a Plan, or any other party, except as would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect. Each individual who renders services to any of the Selling Companies, any of their Subsidiaries or any of their respective ERISA Affiliates who is classified by such Selling Company or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Employee Benefit Plans) is properly so characterized, except as would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect.

            (h) Each Employee Benefit Plan which is a nonqualified deferred compensation plan is in "good faith compliance" in all material respects, in both form and operation, with Section 409A of the Code and the guidance thereunder. No payment to be made under any Employee Benefit Plan is, or to the Knowledge of the Selling Companies will be, subject to the penalties of Section 409A(a)(1) of the Code.

            (i) For purposes of this Section 5.14, references to the "Selling Companies" or their "Subsidiaries" shall include and incorporate each of their respective ERISA Affiliates.

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      SECTION 5.15 REAL AND PERSONAL PROPERTY.

            (a) Section 5.15(a) of the Selling Companies Disclosure Schedules sets forth a complete and accurate list as of the date of this Agreement of (i) addresses of all real property owned by the Selling Companies or any of their Subsidiaries (the "Real Property") and (ii) all loans secured by mortgages encumbering the Real Property. The applicable Selling Company or the applicable Subsidiary of the Selling Companies owns fee simple title to all of the Real Property and such Real Property is (A) free and clear of Liens other than Permitted Liens and (B) not subject to any easements, rights of way, covenants, conditions, restrictions or other written agreements, laws affecting building use or occupancy, or reservations of interest in title, which prohibit or materially adversely restrict the use of such Real Property as currently used by the Selling Companies or their Subsidiaries.

            (b) The Real Property complies in all material respects with the requirements of all applicable building, zoning, subdivisions, health, safety and other land use Laws (collectively, the "Real Property Regulations"), except where noncompliance would not prohibit or materially adversely restrict the use of such Real Property as currently used by the Selling Companies or their Subsidiaries. Except as listed in Section 5.15(b) of the Selling Companies Disclosure Schedule and for any material violation, since January 1, 2003 that has not been cured, none of the Selling Companies or any of their Subsidiaries has received notice from any Governmental Authority that it is in material violation of any Law affecting any portion of the Real Property.

            (c) Section 5.15(c) of the Selling Companies Disclosure Schedule sets forth a list of all real property leased by the Selling Companies or any of their Subsidiaries as of the date of this Agreement (the "Leased Real Property"). True and complete copies of all leases relating to Leased Real Property identified on Section 5.15(c) of the Selling Companies Disclosure Schedule (the "Leases") have been made available to Parent and Merger Subs. With respect to each Lease, except as would not reasonably be expected to prohibit or materially adversely restrict the use of such Leased Real Property as currently used by the Selling Companies and their Subsidiaries:

                  (i) a Selling Company or a Subsidiary of the Selling Companies, as applicable, has a valid and enforceable leasehold interest to the leasehold estate in the Leased Real Property granted to such Selling Company or such Subsidiary, as applicable, pursuant to each pertinent Lease free and clear of Liens other than Permitted Liens, subject only to the landlord's right of reversion under such Leases;

                  (ii) each of said Leases has been duly authorized and executed by a Selling Company or such Subsidiary of the Selling Companies, as applicable, and is in full force and effect;

                  (iii) none of the Selling Companies or any of the Subsidiaries is in material default under any of said Leases, nor, to the Knowledge of the Selling Companies, has any event occurred which, with notice or the passage of time, or both, would give rise to such a material default by the applicable Selling Company or such Subsidiary, as applicable;

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

                  (iv) to the Knowledge of the Selling Companies, no landlord is in material default under any of said Leases, nor, to the Knowledge of the Selling Companies, has any event occurred which, with notice or the passage of time, or both, would give rise to such a material default by a landlord; and

                  (v) except with respect to the Senior Indebtedness and except as listed in Section 5.15(c) of the Selling Companies Disclosure Schedule, none of the Selling Companies or any of their Subsidiaries have assigned, sub-let, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Lease.

            (d) Except as set forth on Section 5.15(d) of the Selling Companies Disclosure Schedule or as specifically disclosed in either the Company Balance Sheet or the Fluent Balance Sheet, and except with respect to leased personal property, the Selling Companies and each of their Subsidiaries has good title to all of their tangible personal property and assets shown on either the Company Balance Sheet or the Fluent Balance Sheet or acquired after December 31, 2004 (except for assets which have been disposed of since December 31, 2004 in the ordinary course of business consistent with past practice), free and clear of any Liens other than Permitted Liens.

            (e) Each of the Selling Companies and their Subsidiaries owns all shares of capital stock and other securities held by it, free and clear of any Liens, except for Permitted Liens and to the extent such securities are pledged in the ordinary course of business consistent with past practice to secure obligations of the Selling Companies or any of their Subsidiaries.

      SECTION 5.16 LABOR AND EMPLOYMENT MATTERS.

            (a) Except as set forth on Section 5.16(a) of the Selling Companies Disclosure Schedule or as otherwise would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect, the Selling Companies and each of their Subsidiaries are and have been, in compliance with all applicable Laws and Regulations respecting labor, employment, fair employment practices, terms and conditions of employment, occupational safety and health, civil rights, family and medical leaves and military leaves, and wages and hours. Without limiting the foregoing, the Selling Companies are, and at all times the Selling Companies have been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986.

            (b) Except as set forth in Section 5.16(b) of the Selling Companies Disclosure Schedule, as of the date of this Agreement, there are no changes pending or, to the Knowledge of the Selling Companies, threatened with respect to (including, without limitation, the resignation of) the senior management or key supervisory personnel or independent contractors of each of the Selling Companies nor have the Selling Companies received any notice or information concerning any prospective change with respect to such senior management or key supervisory personnel.

            (c) Except as set forth on Section 5.16(c) of the Selling Companies Disclosure Schedule, none of the Selling Companies or any of their Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding

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with a labor union or labor organization. None of the Selling Companies or any of their Subsidiaries is subject to any charge, demand, petition or representation proceeding seeking to compel, require or demand it to bargain with any labor union or labor organization nor is there pending or, to the Knowledge of the Selling Companies, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving any of the Selling Companies or any of their Subsidiaries.

            (d) Since January 1, 1996, none of the Selling Companies or any of their Subsidiaries has implemented a "mass layoff" or "plant closing" within the meaning of the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state or local "mass layoff" or "plant closing" law, and no layoffs that could implicate such Laws or Regulations are currently contemplated.

            (e) Since January 1, 1996, none of the Selling Companies or any of their Subsidiaries has received notice of (i) any unfair labor practice charge, complaint, grievance or arbitration pending or threatened before the National Labor Relations Board or any other Governmental Authority against them, (ii) any charge or complaint with respect to or relating to them pending before the Equal Employment Opportunity Commission or any other Governmental Authority responsible for the prevention of unlawful employment practices, (iii) the intent of any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress, or (iv) any Action pending or threatened in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship, except, for purposes of this Section 5.16(e), in each case as would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect.

      SECTION 5.17 CONTRACTS AND COMMITMENTS. Section 5.17 of the Selling Companies Disclosure Schedule is a correct and complete list of each currently effective Contract to which any of the Selling Companies or any of their Subsidiaries is a party as of the date hereof and which constitutes any of the following (collectively, the "Material Contracts"):

            (a) a partnership, joint venture, strategic alliance or similar Contract;

            (b) a Contract providing for the indemnification by any of the Selling Companies or a Subsidiary of the Selling Companies of any Person, other than in the ordinary course of business consistent with past practice;

            (c) an agreement, arrangement or obligation with another Person which purports to limit in any material respect (i) the ability of any of the Selling Companies or any of their Subsidiaries to solicit customers, (ii) the localities in which all or any significant portion of the business and operations of any of the Selling Companies or any of their Subsidiaries or, following the consummation of the transactions contemplated by this Agreement, the business

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and operations of Parent and its Affiliates, is or would be conducted, or (iii)
the scope of the business and operations of the Selling Companies and their Subsidiaries, taken as a whole;

            (d) any material licenses, sublicenses and other agreements to which the Selling Companies or their Subsidiaries are a party (i) granting any other Person the right to use intellectual property, other than in the ordinary course of business consistent with past practice, (ii) restricting the right of any of the Selling Companies or their Subsidiaries to use intellectual property, other than in the ordinary course of business consistent with past practice, or (iii) pursuant to which any of the Selling Companies or any of their Subsidiaries are authorized to use any third party intellectual property, which are incorporated in, are, or form a part of any Selling Companies Product or which are otherwise used (or currently proposed to be used) by any of the Selling Companies or any of their Subsidiaries in the Business (other than readily available commercial off-the-shelf software having an acquisition price of less than $20,000 in the aggregate for all such related software);

            (e) a Contract that contains any royalty, dividend or similar arrangement based on the revenues or profits of any of the Selling Companies;

            (f) a material Contract with any Governmental Authority;

            (g) a Contract for the acquisition or disposition of any material interest in, or any material amount of, property or assets of any of the Selling Companies or any of their Subsidiaries other than in the ordinary course of business consistent with past practice or for the grant to any Person of any preferential rights to purchase any of their assets;

            (h) a Contract under which any Selling Company or any of their Subsidiaries has made advances or loans in excess of $100,000 to any other Person (which shall not include advances made to an employee of the Selling Companies or any of their Subsidiaries in the ordinary course of business consistent with past practice); or

            (i) any other agreement (or group of related agreements) the performance of which requires aggregate payments to or from the Selling Companies or any of their Subsidiaries in excess of $200,000, other than agreements entered into in the ordinary course of business consistent with past practice.

      The Selling Companies have made available or delivered to Parent true and complete copies of all written and accurate and complete descriptions of all material terms of all oral Material Contracts. Each Material Contract is in full force and effect and none of the Selling Companies or any of their Subsidiaries or, to the Knowledge of the Selling Companies, any other party thereto is in material default or breach under the terms of any such Material Contract. Each Material Contract is a valid and binding obligation of the applicable Selling Company and/or its Subsidiaries and, to the Knowledge of the Selling Companies, each of the other parties, enforceable against them in accordance with its terms. The applicable Selling Company and/or each of its Subsidiaries has duly performed all of its material obligations under each such Material Contract to the extent that such obligations have accrued.

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      SECTION 5.18 INTELLECTUAL PROPERTY.

            (a) Section 5.18 of the Selling Companies Disclosure Schedule contains a complete and accurate list of all Marks owned by or licensed to a Selling Company or any of its Subsidiaries or used or held for use by a Selling Company or any of its Subsidiaries in the Business ("Selling Companies Marks"), including each jurisdiction in which Selling Companies Marks have been filed or registered and all applicable serial or registration numbers. Except as set forth on Section 5.18 of the Selling Companies Disclosure Schedule:

                  (i) each Selling Company and its Subsidiaries exclusively owns or possesses adequate and enforceable rights to use, without payment to a third party, all of the Intellectual Property Assets necessary for the operation of the Business, free and clear of all Liens other than Permitted Liens;

                  (ii) each Selling Company and its Subsidiaries is not now nor has it ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate it to grant or offer to any other Person any license or right to any Intellectual Property Asset;

                  (iii) all Intellectual Property Assets are valid and enforceable in all material respects, and all Selling Companies Marks which have been issued or registered by, or are the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office or in any similar office or agency anywhere in the world, are in compliance in all material respects with formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post-registration filing of affidavits of use and incontestability and renewal applications), and all documents and instruments necessary to perfect the rights of such Selling Company in and to the Intellectual Property Assets have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Authority, except as would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect;

                  (iv) there are no pending, or, to the Knowledge of the Selling Companies, threatened claims against any of the Selling Companies or any of their Subsidiaries or any of their respective employees alleging that any of the operations of the Business, any activity by the Selling Companies or their Subsidiaries, any computer programs and/or services and related documentation that the Selling Companies or their Subsidiaries design, manufacture, market, sell and/or distribute for itself, a customer or a third party (each such product or service shall be referred to herein as a "Selling Companies Product") infringes on or violates (or in the past infringed or violated) the rights of others in or to any Intellectual Property Assets ("Third Party Rights") or constitutes a misappropriation of (or in the past constituted a misappropriation of) any Intellectual Property Assets of any Person or that any of the Intellectual Property Assets is invalid or unenforceable, nor is there any interference, opposition, reissue, reexamination or other proceeding of any nature pending or, to the Knowledge of the Selling Companies, threatened, in which the scope, validity and/or enforceability of any Intellectual Property Asset is being, has been or could reasonably be expected to be

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      contested or challenged, except as would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect;

                  (v) neither the operation of the Business nor any activity by the Selling Companies or their Subsidiaries, nor any Selling Companies Product infringes on or violates (or in the past infringed on or violated) any Third Party Right or constitutes a misappropriation of (or in the past constituted a misappropriation of) any Intellectual Property Assets of any Person, except as would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect;

                  (vi) all former and current employees, consultants and contractors of the Selling Companies or their Subsidiaries with technical responsibilities or involved in the creation of Intellectual Property Assets have executed written instruments with the applicable Selling Company or Subsidiary that irrevocably assign to the applicable Selling Company or Subsidiary all rights, title and interest to any inventions, improvements, discoveries, writings or other works of authorship, or information relating to the business of such Selling Company or Subsidiary or any of the products or services being researched, developed, manufactured or sold by such Selling Company or Subsidiary or which may be used with any such products or services;

                  (vii) no employee, consultant or contractor of the Selling Companies or their Subsidiaries has any claim, right (whether or not currently exercisable) or interest to or in any Intellectual Property Asset, except as would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect;

                  (viii) to the Knowledge of the Selling Companies, no employee or independent contractor of any of the Selling Companies or any of their Subsidiaries is: (i) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for such Selling Company or Subsidiary or (ii) in breach of any Contract with any former employer or other Person concerning intellectual property rights or confidentiality;

                  (ix) the Selling Companies and their Subsidiaries own all Intellectual Property Assets resulting from development funded by the Selling Companies and their Subsidiaries;

                  (x) to the Knowledge of the Selling Companies, (i) there is no, nor has there been any, infringement or violation by any Person of any of the Selling Companies' or their Subsidiaries' rights in or to the Intellectual Property Assets and (ii) there is no, nor has there been any, misappropriation by any Person of any of the Intellectual Property Assets;

                  (xi) the Selling Companies and their Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all Trade Secrets owned by the Selling Companies or their Subsidiaries or used or held for use by the Selling Companies or their Subsidiaries in the Business (the "Selling Companies Trade Secrets");

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                  (xii) none of the Selling Companies or any of their
      Subsidiaries has assigned, sold, exclusively licensed or otherwise transferred, or agreed to assign, sell, exclusively license or otherwise transfer, ownership of any Intellectual Property Assets to any Person;

                  (xiii) other than in the ordinary course of business consistent with past practice, (A) none of the Selling Companies or any of their Subsidiaries has directly or indirectly granted any rights, licenses or interests in the source code of the Selling Companies Products, or to use the source code to create derivative works, and (B) since such Selling Company or Subsidiary developed the source code of the Selling Companies Products, such Selling Company or Subsidiary has not provided or disclosed the source code of the Selling Companies Products to any Person;

                  (xiv) the Selling Companies Products perform in all material respects in accordance with their documented specifications and as the Selling Companies and their Subsidiaries have warranted to its customers;

                  (xv) to the Knowledge of the Selling Companies, the Selling Companies Products do not contain any "viruses," "time-bombs," "key-locks," "worms," or any other code that could disrupt, disable or interfere with the operation of the Selling Companies Products or the integrity of the data, information or signals they produce, or provide unauthorized access to a computer system or network or other device on which such Selling Companies Product is stored or installed, or otherwise cause adverse consequences to the Selling Companies, their Subsidiaries or to any licensee or recipient;

                  (xvi) neither Selling Companies nor any of their Subsidiaries are obligated to deliver or otherwise provide access to any third party to, or permit any third party to copy, modify or distribute, the source code of any Selling Companies Product;

                  (xvii) all software (other than commercially available desktop software) that is offered, distributed, marketed or sold to customers of the Selling Companies or any of their Subsidiaries as a program or as part of a product or service (or that is currently being developed by the Selling Companies or their Subsidiaries to be offered, distributed, marketed or sold to such customers) (A) is owned or licensed by the Selling Companies or a Subsidiary of the Selling Companies free and clear of any limitations or Liens, other than Permitted Liens and obligations set forth in Section 5.18(a)(xvi) hereof; and (B) with respect to owned software, is not subject to any claim of ownership of any third party, including, but not limited to, claims pursuant to any Contract between any of Selling Companies or their Subsidiaries and such third party granting work-product ownership rights to such third party (e.g., work-for-hire provisions);

                  (xviii) the source code for any software (other than commercially available desktop software) that is offered, distributed, marketed or sold to customers of the Selling Companies or any of their Subsidiaries as a program or as part of a product or service (or that is currently being developed by the Selling Companies or their Subsidiaries to be offered, distributed, marketed or sold to such customers) has not been delivered, licensed or made available and the Selling Companies and their Subsidiaries

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      have no duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any such software to any Person who is not an employee or consultant of the Selling Companies or their Subsidiaries, other than to escrow agents pursuant to licenses entered into in the ordinary course of business consistent with past practice and whose obligations are triggered by bankruptcy or similar events;

                  (xix) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code, for any software that is offered, distributed, marketed or sold to customers of the Selling Companies or any of their Subsidiaries as a program or as part of a product or service (or is currently being developed by the Selling Companies or their Subsidiaries to be offered, distributed, marketed or sold to such customers), to any other Person who is not an employee or independent contractor of the Selling Companies or their Subsidiaries; and

                  (xx) all software (other than commercially available desktop software) that is used by the Selling Companies or any of their Subsidiaries to support its business is owned by the Selling Companies or a Subsidiary of the Selling Companies, or the Selling Companies and their Subsidiaries have the right to use or modify or customize (to the extent such modification or customization is necessary to conduct Business) such software.

            (b) There are no Patents owned by or licensed to a Selling Company or any of its respective Subsidiaries or used or held for use by a Selling Company or any of its Subsidiaries in the Business.

      SECTION 5.19 ENVIRONMENTAL MATTERS. Except as set forth on Section 5.19 of the Selling Companies Disclosure Schedule:

            (a) the Selling Companies and their Subsidiaries are in material compliance with all Environmental Laws applicable to their operations and use of the Real Property or the Leased Real Property;

            (b) none of the Selling Companies or any of their Subsidiaries has generated, transported, treated, stored, or disposed of any Hazardous Material, except in material compliance with all applicable Environmental Laws, and there has been no Release or threat of Release of any Hazardous Material by any of the Selling Companies or their Subsidiaries at or on the Real Property or the Leased Real Property that requires reporting, investigation or remediation by the Selling Companies or their Subsidiaries pursuant to any Environmental Law;

            (c) none of the Selling Companies or any of their Subsidiaries has
(i) received notice under the citizen suit provisions of any Environmental Law;
(ii) received any written request for information, notice, demand letter, administrative inquiry or written complaint or claim under any Environmental Law; (iii) been subject to or, to the Knowledge of the Selling Companies, threatened with any governmental or citizen enforcement action with respect to any

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Environmental Law or (iv) received written notice of or otherwise has knowledge of any unsatisfied liability under any Environmental Law in excess of $75,000;
and

            (d) to the Knowledge of the Selling Companies, there are no underground storage tanks, landfills, current or former waste disposal areas or polychlorinated biphenyls at or on the Real Property or the Leased Real Property that require reporting, investigation, cleanup, remediation or any other type of response action by any of the Selling Companies or any of their Subsidiaries pursuant to any Environmental Law.

            (e) For the purposes of this Agreement:

                  (i) "Environment" means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata and ambient air and biota living in or on such media.

                  (ii) "Environmental Laws" means all Laws relating to protection of the Environment, including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Endangered Species Act and similar federal, state and local laws as in effect on the Closing Date.

                  (iii) "Hazardous Material" means any pollutant, toxic substance, hazardous waste, hazardous materials, hazardous substances, petroleum or petroleum-containing products as defined in, or listed under, any Environmental Law.

                  (iv) "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping or emptying of a Hazardous Material into the Environment.

      SECTION 5.20 NO BROKERS. None of the Selling Companies or any of their Subsidiaries has entered into any Contract, arrangement or understanding with any Person or firm that may result in the obligation of the Selling Companies or any of their Subsidiaries or Parent or Merger Subs or Merger Sub III to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Mergers.

      SECTION 5.21 BOOKS AND RECORDS. The books, records and accounts of each of the Selling Companies and each of their Subsidiaries are true, accurate and complete in all material respects and reflect actual, bona fide transactions, and have been maintained in accordance with GAAP and, in all material respects, with applicable Laws. The Selling Companies maintain a system of internal accounting controls, policies and procedures sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including that (a) the maintenance of records is in reasonable detail to accurately and fairly reflect the transactions and dispositions of the assets of the Selling Companies and their Subsidiaries, (b) all transactions are executed in accordance with management's general or specific authorization, (c) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, and (d) access to the

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property and assets of the Selling Companies and their Subsidiaries is permitted only in accordance with management's general or specific authorization. To the extent that the Selling Companies or their Subsidiaries use the services of a third party service provider to manage any of their or any other party's assets or transactions, to the Knowledge of the Selling Companies, such provider maintains in all material respects the standards described in the preceding sentence and, to the Knowledge of the Selling Companies, each such provider is duly qualified and has met all applicable regulatory requirements to provide such services. The Selling Companies and their Subsidiaries have made available to Parent true, accurate and complete copies of all internal and external audit control recommendations and exception items contained in written reports made within the 12 months prior to the date hereof relating to the Selling Companies and their Subsidiaries and the responses of the Selling Companies and their Subsidiaries thereto, as applicable. Each of the Selling Companies and each of their Subsidiaries have, to the extent and at or before the times set forth in such responses, materially complied with or substantially addressed such recommendations, exceptions and deficiency items.

      SECTION 5.22 INSURANCE POLICIES. The Selling Companies and their Subsidiaries are covered by valid and currently effective insurance policies with reputable insurers. Each such policy is in full force and effect and is adequate in coverage and amount to insure against risks to which the Selling Companies and their Subsidiaries and their employees, business, properties and other assets could reasonably be expected to be exposed, except as would not reasonably be expected to have a Selling Companies Material Adverse Effect. All premiums with respect to the Selling Companies' and their Subsidiaries' insurance policies have been paid through the date hereof and other than in the ordinary course of business no written notice of termination or cancellation has been received by the Selling Companies or any of their Subsidiaries with respect to any such policy. There are no material pending claims against such insurance with respect to any of the Selling Companies or their Subsidiaries as to which the insurers have denied coverage or otherwise reserved rights. Section 5.22 of the Selling Companies Disclosure Schedule sets forth all material outstanding claims against such insurance as of the date hereof, and, to the Knowledge of the Selling Companies, all material claims that can be made against such insurance have been made.

      SECTION 5.23 COMPLIANCE WITH LAWS. Except as would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect, none of the Selling Companies or any of their officers, Affiliates, agents or employees in his, her or its capacity as such is currently in default or violation in any material respect under, any Law or Order applicable to the Selling Companies or any of their assets and properties, and to the Knowledge of the Selling Companies, no claim of violation of any such Law or Order has been threatened against any of the Selling Companies or any of their officers, Affiliates, agents or employees in his, her or its capacity as such. Except as would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect, none of the Selling Companies or any of their Subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not currently in compliance in all material respects with any Law or Order or has otherwise engaged in any unlawful business practice. This Section 5.23 shall not apply to any Tax matters, which shall be covered exclusively by Section 5.13.

      SECTION 5.24 LICENSES AND PERMITS. Each of the licenses, permits, approvals, authorizations, registrations and certifications of any Governmental Authority, which have been

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issued to any of the Selling Companies or any of their Subsidiaries and are currently in effect (the "Selling Companies Licenses") is valid and in full force and effect, except to the extent the failure of any such Selling Companies License to be valid and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect. The Selling Companies Licenses are all of the federal, state, local, and foreign governmental authorizations necessary for each of the Selling Companies to own or lease its respective properties and assets and to carry on its respective business as it is now conducted, except as would not otherwise reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect. There is no investigation or proceeding pending or, to the Knowledge of the Selling Companies, threatened that could result in the termination, revocation, suspension or restriction of any Selling Companies License or the imposition of any fine, penalty or other sanctions for violation of any legal or regulatory requirements relating to any Selling Companies License. Each of the Selling Companies has, to the extent required, made all filings necessary to request the timely renewal or issuance of all Selling Companies Licenses prior to the Closing for each Selling Company and their Subsidiaries to own, operate and maintain its assets and to conduct its business as it is currently being conducted. Except as set forth in Section 5.24 of the Selling Companies Disclosure Schedule, none of the Selling Companies Licenses shall be affected in any material respect by the consummation of the transactions contemplated hereby, except to the extent such effect would not reasonably be expected to have, individually or in the aggregate, a Selling Companies Material Adverse Effect.

      SECTION 5.25 ACCOUNTS RECEIVABLE. The accounts receivable of the Selling Companies reflected on either the Company Financial Statements or the Fluent Financial Statements, and all accounts receivable arising subsequent to December 31, 2004, (a) arose from bona fide sales transactions in the ordinary course of business consistent with past practice, and are payable in ordinary trade terms and (b) are recorded in accordance with GAAP, consistently applied.

      SECTION 5.26 WARRANTY AND RELATED MATTERS. There are no existing or, to the Knowledge of the Selling Companies, threatened, claims against any of the Selling Companies or any of their Subsidiaries relating to any work performed by any of the Selling Companies or any of their Subsidiaries, product liability, warranty or other similar claims against any of the Selling Companies or any of their Subsidiaries alleging that any Selling Companies Product is defective or fails to meet any product or service warranties which would reasonably be expected to have a Selling Companies Material Adverse Effect. There are (a) no inherent design defects or systemic or chronic problems in any Selling Companies Product and (b) no Liabilities for warranty or other claims or returns with respect to any Selling Companies Product relating to any such defects or problems which would reasonably be expected to have a Selling Companies Material Adverse Effect.

      SECTION 5.27 ILLEGAL PAYMENTS. None of the Selling Companies or their Subsidiaries, or, to the Selling Companies' Knowledge, any Person affiliated with the Selling Companies or their Subsidiaries has ever offered, made or received on behalf of the Selling Companies or their Subsidiaries any illegal payment or contribution of any kind, directly or indirectly, including, without limitation, payments, gifts or gratuities, to any person, entity, or United States or foreign national, state or local government officials, employees or agents or candidates therefor or other Persons.

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      SECTION 5.28 STATE TAKEOVER STATUTES. Each of the Selling Companies Boards
has unanimously approved this Agreement, the Merger and the other transactions contemplated hereby, and such approval is sufficient to render inapplicable to this Agreement, the Merger and the other transactions contemplated hereby any state takeover or similar statute or regulation, including, without limitation
Section 203 of the DGCL, that would otherwise be applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement.

      SECTION 5.29 SPIN-OFF. Holding and the Company hereby represent and warrant that Holding and the Company shall take all actions necessary to (a) complete the transfer of the Spin-Off Entities and (b) cause all of the Other Business Liabilities to be transferred to and paid, performed or assumed by the Spin-Off Entities in accordance with the terms and conditions of those agreements and other documents attached hereto as Exhibit A and in compliance will all applicable Law. Holding and the Company hereby represent and warrant that no assets of Fluent will be transferred in connection with the Spin-Off and that the Selling Companies do not hold and will not incur any of the Other Business Liabilities or any other Liabilities of or related to the Spin-Off. Except as set forth in Section 5.29 of the Selling Companies Disclosure Schedule, Holding and the Company hereby represent and warrant that the assets to be held by the Selling Companies and their Subsidiaries following the Mergers represent all of the assets used or held for use in the business of Fluent as the same has been operated prior to the date hereof and such assets constitute all of the assets necessary for Parent to continue to operate the business of Fluent as it has been operated prior to the Closing.

      SECTION 5.30 DISCLOSURE. No representation or warranty made by the Selling Companies contained in this Agreement, and no statement contained in the Selling Companies Disclosure Schedule or in any certificate furnished to Parent pursuant to any provision of this Agreement (including the Company Financial Statements and the Fluent Financial Statements and the notes to each) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

     ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDERS

      SECTION 6.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the each of the Principal Stockholders in reliance upon each Principal Stockholder's representation to Parent, that the Parent Common Stock issuable upon conversion of the Selling Companies Stock will be acquired for investment for such Principal Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of federal securities laws, and that such Principal Stockholder has no present intention of selling or otherwise distributing the same in violation of federal securities laws.

      SECTION 6.2 INVESTMENT EXPERIENCE. Each of the Principal Stockholders is experienced in evaluating and investing in securities of companies and acknowledges that each is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Parent Common Stock. The foregoing, however, does not limit or

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modify the representations and warranties of the Selling Companies in Article V hereof or the right of the Principal Stockholders to rely thereon.

      SECTION 6.3 ACCREDITED INVESTOR. Each of the Principal Stockholders is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

      SECTION 6.4 AUTHORITY. Each of the Principal Stockholders has the respective partnership power and authority to execute and deliver this Agreement and any other agreement, certificate or instrument to be executed and delivered pursuant to the terms of this Agreement, to perform their obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the performance by the Principal Stockholders of their respective obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the General Partner of each such Principal Stockholder and no other partnership proceeding or approval on the part of each such Principal Stockholder is required to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly and validly executed and delivered by the Principal Stockholders and, assuming the due authorization, execution and delivery of this Agreement by each of the other parties hereto, constitutes a legal, valid and binding obligation of each of the Principal Stockholders, enforceable against the Principal Stockholders in accordance with its terms.

                 ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND MERGER SUBS

      Parent and Merger Subs hereby jointly and severally represent and warrant to the Selling Companies that, except as disclosed by Parent and Merger Subs in the disclosure schedule, dated as of the date of this Agreement and delivered by Parent and Merger Subs to the Selling Companies simultaneously herewith (the "Parent Disclosure Schedule") with any information or item disclosed in one section of the Parent Disclosure Schedule deemed to be disclosed in all other relevant sections of the Parent Disclosure Schedule without regard to whether an explicit cross-reference is included therein where such disclosure would be appropriate and reasonably apparent:

      SECTION 7.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of Parent, Merger Sub and Merger Sub II is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and each has all requisite corporate power and authority to own, operate, lease and encumber its properties and to carry on its respective business as currently conducted. Merger LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority to own, operate, lease and encumber its properties and to carry on its business as currently conducted. Each of Parent and Merger Subs is duly licensed or qualified to do business as a foreign corporation or company and is in good standing under the laws of each jurisdiction in which the character of its properties or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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      SECTION 7.2 FORMATION AND OWNERSHIP OF MERGER SUBS; NO PRIOR ACTIVITIES.

            (a) Each of Merger Sub, Merger Sub II and Merger LLC was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the issued and outstanding membership interests of Merger LLC are validly issued, fully paid and non-assessable and owned, beneficially and of record, by Parent free and clear of all claims, member agreements, limitations on Parent's voting rights, and Liens of any nature whatsoever. All of the issued and outstanding capital stock of Merger Sub and Merger Sub II is validly issued, fully paid and non-assessable and is owned, beneficially and of record, by Merger LLC free and clear of all claims, stockholder agreements, limitations on Merger LLC's voting rights and Liens of any nature whatsoever.

            (b) As of the date hereof and as of the First Effective Time, except for (i) Liabilities incurred in connection with its incorporation and (ii) this Agreement and any other agreements or arrangements contemplated by this Agreement or in furtherance of the transactions contemplated hereby, none of the Merger Subs has incurred, directly or indirectly, through any of its Subsidiaries or Affiliates, any Liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

      SECTION 7.3 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 2,000,000 shares of undesignated preferred stock, par value $.01 per share, none of which are issued and outstanding, and (ii) 50,000,000 shares of Parent Common Stock, of which, as of February 13, 2006, 32,083,122 shares are issued and outstanding.

      SECTION 7.4 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Each of Parent, Merger Sub and Merger Sub II has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder, and Merger LLC has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the performance by each of Parent, Merger Sub, Merger Sub II and Merger LLC of its respective obligations under this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action by the respective Boards of Directors of Parent, Merger Sub and Merger Sub II, and by all necessary action by the Managing Member of Merger LLC, and other than the Merger Sub Consents, no other action on the part of Parent or any of the Merger Subs is necessary to authorize the execution and delivery by Parent and Merger Subs of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Subs and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of each of Parent and Merger Subs, as the case may be, enforceable against each of them in accordance with its terms. Each of Parent Board and the Boards of Directors of each of the Merger Sub and Merger Sub II has, at a meeting duly called and held or by written consent, unanimously approved and declared advisable this Agreement, and determined that the transactions contemplated hereby are advisable, and in the best interests of its stockholders. The Managing Member of Merger LLC has by written consent approved and declared advisable this Agreement, and determined that the transactions contemplated hereby are advisable and in the best interest of

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its sole member. The Mergers and the issuance of Parent Common Stock contemplated by this Agreement do not require approval by the stockholders of Parent.

      SECTION 7.5 NO CONFLICT; CONSENTS. The execution and delivery by Parent and Merger Subs of this Agreement, and the consummation by Parent and Merger Subs of the transactions in accordance with the terms hereof, do not (a) violate or conflict with any of the respective charters, operating agreement or by-laws of Parent or Merger Subs, (b) violate, breach or conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, or give rise to a right of termination, amendment, prepayment, additional or increased payments, acceleration or cancellation of, any Contract, permit, authorization or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets are bound, (c) violate or result in a violation of, or conflict with, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any Law, Regulation, or any Order of, or any restriction imposed by, any Court or other Governmental Authority applicable to, binding upon or enforceable against, Parent or any of its Subsidiaries, except in the case of clauses (ii) and (iii) of this Section 7.5, such conflicts, defaults, violations, terminations or breaches that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The execution and delivery by Parent and Merger Subs of this Agreement, and the consummation by Parent and Merger Subs of the transactions in accordance with the terms hereof, do not require from Parent or any of the Merger Subs any notice to, declaration or filing with, or consent or approval of any Governmental Authority or other third party, except for (i) the Merger Sub Consents, (ii) the filing of a pre-merger notification and report from by Parent under the HSR Act, and the expiration or termination of applicable waiting periods thereunder, and (iii) such other consents, approvals, notices, declaration or filings, which if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

      SECTION 7.6 SEC FILINGS; FINANCIAL STATEMENTS; INFORMATION PROVIDED.

            (a) Parent has filed all registration statements, forms, reports and other documents required to be filed by Parent with the SEC since January 1, 2003. All such registration statements, forms, reports and other documents (including those that Parent may file after the date hereof until the Closing) are referred to herein as the "Parent SEC Reports." The Parent SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply when filed, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the Regulations of the SEC thereunder applicable to such Parent SEC Reports, and
(iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Parent is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

            (b) The certificates of the Chief Executive Officer and Chief Financial Officer of Parent required by Rules 13a-14 and 15d-14 of the Exchange Act or 18 U.S.C. Section 1350 (Section 906 of SOX) with respect to the Parent SEC Reports, as applicable, were true and correct in all material respects as of their respective dates.

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            (c) Each of the consolidated balance sheets of Parent included in or incorporated by reference into the Parent SEC Reports (including, in each case, any related notes) fairly presents in all material respects the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income, cash flow and stockholders' equity of Parent included in or incorporated by reference in the Parent SEC Reports (including, in each case, any related notes) fairly presents in all material respects the consolidated results of operations, cash flows and stockholders' equity of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which in the aggregate were not or will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

            (d) None of Parent or any of its Subsidiaries has or is subject to any material Liabilities of any kind, other than those (i) fully reflected in, reserved against or otherwise described in the audited consolidated balance sheets of Parent and its Subsidiaries as of December 31, 2004 or the notes thereto, or (ii) incurred in the ordinary course of business consistent with past practice or pursuant to the transactions contemplated by this Agreement, or
(iii) set forth on Section 7.6(d) of the Parent Disclosure Schedule or as otherwise disclosed in writing to the Company.

            (e) None of the information supplied by or on behalf of Parent or any of the Merger Subs for inclusion or incorporation by reference in the
Section 262 Notice to be sent to the Stockholders or in the Registration Statement will, on the date the Section 262 Notice is first mailed to the Stockholders, or on the date the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Section 262 Notice or the Registration Statement not false or misleading. If at any time prior to the First Effective Time, any fact or event relating to Parent or any of its Affiliates which should be set forth in a supplement to the Section 262 Notice or the Registration Statement should be discovered by Parent or should occur, Parent shall, promptly after becoming aware thereof, inform the Selling Companies of such fact or event. Notwithstanding the foregoing, no representation is made by Parent or Merger Subs with respect to the information that has been or will be supplied by the Selling Companies, their Subsidiaries or their respective auditors, attorneys, financial advisors or other consultants or advisers for inclusion in the Section 262 Notice or the Registration Statement.

      SECTION 7.7 NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers based upon arrangements made by or on behalf of Parent, Merger Subs or any of their Affiliates, other than Credit Suisse Securities (USA) LLC, which will be paid in full by Parent.

      SECTION 7.8 CUSTOMERS. During the 12 month period ended December 31, 2005, none of Parent's customers accounted for more than 2.5% of Parent's revenues. Since December 31, 2004, none of the 20 largest customers of Parent during the 12 month period ended December 31, 2005, (a) has cancelled, terminated or materially adversely altered its relationship

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with Parent or its Subsidiaries, other than in the ordinary course of business consistent with past practice or (b) to the Knowledge of Parent, has threatened, or indicated its intention in writing, to cancel, terminate or materially adversely alter its relationship with Parent or its Subsidiaries or to reduce substantially its purchase from or sale to Parent or any of its Subsidiaries of any products, goods or services, other than in the ordinary course of business consistent with past practice. As of the date of this Agreement, to the Knowledge or Parent, no customer of Parent or any of its Subsidiaries has threatened or indicated its intention to Parent or such Subsidiary to cancel, terminate or materially adversely alter its relationship with Parent or such Subsidiary as a result of the Mergers or any similar transaction.

      SECTION 7.9 LITIGATION. Except as set forth in the Parent SEC Reports, there is no material Action pending or, to the Knowledge of Parent, threatened in writing, against Parent or any of the Merger Subs and neither Parent nor any of the Merger Subs is subject to any outstanding Order of any Governmental Authority that, in either case, would be reasonably likely, individually or in the aggregate, to (a) prevent or materially delay the consummation of the Mergers, (b) otherwise prevent or materially delay performance by Parent or any of the Merger Subs of any of their material obligations under this Agreement, or
(c) which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

      SECTION 7.10 ABSENCE OF CERTAIN CHANGES. Except as contemplated by this Agreement, since September 30, 2005 through the date hereof, Parent and its Subsidiaries have conducted their businesses in the ordinary course and in a manner consistent with past practices, and there has not been any change, event or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since September 30, 2005, except as set forth in Section 7.10 of the Parent Disclosure Schedule or as contemplated by this Agreement, none of Parent or any of its Subsidiaries has:

            (a) (i) changed any of the accounting principles adopted by Parent or any of its Subsidiaries, other than as required by GAAP or by applicable Law or as described in the financial statement of Parent included in the Parent SEC Reports, or (ii) made any material change in Parent's or any of its Subsidiaries' accounting policies, procedures, practices or methods with respect to applying such principles, other than as required by GAAP or by applicable Law or as described in any of the Parent SEC Reports;

            (b) made any adjustment, split, combination, reclassification or similar transaction in respect of any of the shares of Parent Common Stock, or made any distribution, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) in respect of the Parent Common Stock, or any repurchase, redemption or other acquisition by Parent of any outstanding shares of Parent Common Stock;

            (c) amended, restated or otherwise changed any term of any outstanding equity security of Parent or its Subsidiaries or of any of their respective organizational documents; or

            (d) acquired or disposed of, whether by purchase, merger, consolidation or sale, lease, pledge or other encumbrance of stock or assets or otherwise, any (i) material interest

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in any corporation, partnership or other Person or (ii) assets comprising a material business or any other material property or assets, in a single transaction or in a series of transactions.

Neither Parent nor any of its Subsidiaries has committed or agreed, whether or not in writing, to undertake any of the foregoing actions.

      SECTION 7.11 INTELLECTUAL PROPERTY. Except as set forth on Section 7.11 of the Parent Disclosure Schedule:

            (a) Parent and its Subsidiaries exclusively owns or possesses adequate and enforceable rights to use, without payment to a third party, all of the Intellectual Property Assets necessary for the operation of Parent's business, free and clear of all Liens other than Permitted Liens;

            (b) there are no pending, or, to the Knowledge of Parent, threatened claims against any of Parent or its Subsidiaries or any of their respective employees alleging that any of the operations of Parent's business, any activity by Parent or its Subsidiaries, any computer programs and/or services and related documentation that Parent or its Subsidiaries design, manufacture, market, sell and/or distribute for itself, a customer or a third party (each such product or service shall be referred to herein as a "Parent Product") infringes on or violates (or in the past infringed or violated) any Third Party Rights in or to any Intellectual Property Assets or constitutes a misappropriation of (or in the past constituted a misappropriation of) any Intellectual Property Assets of any Person, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

            (c) neither the operation of Parent's business nor any activity by Parent or its Subsidiaries, nor any Parent Product infringes on or violates (or in the past infringed on or violated) any Third Party Right or constitutes a misappropriation of (or in the past constituted a misappropriation of) any Intellectual Property Assets of any Person, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

            (d) no employee, consultant or contractor of Parent or its Subsidiaries has any claim, right (whether or not currently exercisable) or interest to or in any Intellectual Property Asset, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and

            (e) to the Knowledge of Parent, (i) there is no, nor has there been any, infringement or violation by any Person of any of Parent's or its Subsidiaries' rights in or to the Parent's Intellectual Property Assets and (ii) there is no, nor has there been any, misappropriation by any Person of any of the Parent's Intellectual Property Assets.

      SECTION 7.12 COMPLIANCE WITH LAWS. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, none of Parent or any of its officers, Affiliates, agents or employees in his, her or its capacity as such is currently in default or violation in any material respect under, any Law or Order applicable to Parent or any of its assets and properties, and to the Knowledge of Parent, no claim of violation of any such Law or Order has been threatened against any of Parent or any of its officers, Affiliates, agents

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or employees in his, her or its capacity as such. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, none of Parent or any of its Subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not currently in compliance in all material respects with any Law or Order or has otherwise engaged in any unlawful business practice.

      SECTION 7.13 WARRANTY AND RELATED MATTERS. There are no existing or, to the Knowledge of Parent, threatened, claims against any of Parent or any of its Subsidiaries relating to any work performed by any of Parent or any of its Subsidiaries, product liability, warranty or other similar claims against any of Parent or any of its Subsidiaries alleging that any Parent Product is defective or fails to meet any product or service warranties which would reasonably be expected to have a Parent Material Adverse Effect. There are (a) no inherent design defects or systemic or chronic problems in any Parent Product and (b) no Liabilities for warranty or other claims or returns with respect to any Parent Product relating to any such defects or problems which would reasonably be expected to have a Parent Material Adverse Effect.

      SECTION 7.14 BOOKS AND RECORDS. The books, records and accounts of Parent and each of its Subsidiaries are true, accurate and complete in all material respects and reflect actual, bona fide transactions, and have been maintained in accordance with GAAP and, in all material respects, with applicable Laws. Parent and its Subsidiaries have made available to the Company true, accurate and complete copies of all internal and external audit control recommendations and exception items contained in written reports made within the 12 months prior to the date hereof relating to Parent and its Subsidiaries and the responses of Parent and its Subsidiaries thereto, as applicable. Each of Parent and its Subsidiaries have, to the extent and at or before the times set forth in such responses, materially complied with or substantially addressed such recommendations, exceptions and deficiency items.

      SECTION 7.15 ILLEGAL PAYMENTS. None of Parent or its Subsidiaries, to Parent's Knowledge, any Person affiliated with Parent or its Subsidiaries has ever offered, made or received on behalf of Parent or their Subsidiaries any illegal payment or contribution of any kind, directly or indirectly, including, without limitation, payments, gifts or gratuities, to any person, entity, or United States or foreign national, state or local government officials, employees or agents or candidates therefor or other Persons.

      SECTION 7.16 MERGER CONSIDERATION.

            (a) All of the Parent Common Stock to be issued by Parent hereunder has been, or prior to the Closing will be, duly authorized and, upon the issuance thereof in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights.

            (b) Parent has executed financing commitment letters in place from Bank of America, N.A. and Banc of America Securities LLC, pursuant to which such financial institutions have committed, upon the terms and subject to the conditions set forth therein, to provide financing to Parent in an amount up to $200,000,000 and to provide financing to Fluent in an amount of $23,000,000 (the "Fourth Merger Indebtedness") each in connection with the transactions contemplated by this Agreement (the "Commitment Letters"); provided that the

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Fourth Merger Indebtedness shall be made without any guarantee, asset pledge or other form of credit support from any entity which owns, directly or indirectly, any interest in Fluent. In addition, after the Fourth Effective Time, Parent will not, and will not permit any of its Subsidiaries other than Fluent and its Subsidiaries to, repay any portion of the Fourth Merger Indebtedness or contribute or loan any funds to Fluent for such purpose or become liable for the Fourth Merger Indebtedness through a refinancing or otherwise. The Fourth Merger Indebtedness shall be repaid by Fluent solely through its own earnings and cash flow. The Commitment Letters are in full force and effect; all commitment fees required to be paid thereunder have been paid in full or will be duly paid in full if and when due; and the Commitment Letters have not been amended or terminated. Parent has no reason to believe that any condition to the Commitment Letters which is within its control will not be satisfied or waived prior to the First Effective Time. As of the Closing, Parent will have sufficient funds to pay all cash amounts required to be paid by it, the Surviving Companies and Merger Subs in connection with the First, Second and Third Mergers, including the cash portion of the First Merger Consideration and the cash portion of the Third Merger Consideration and all payments, fees and expenses related to or arising out of the First, Second and Third Mergers. Immediately following the Fourth Effective Time, Fluent will have sufficient funds to pay all cash amounts required to be paid by it or Merger Sub III in connection with the Fourth Merger, including the cash portion of the Fourth Merger Consideration and all payments, fees and expenses related to or arising out of the Fourth Merger.

      SECTION 7.17 DISCLOSURE. No representation or warranty made by Parent contained in this Agreement, and no statement contained in the Parent Disclosure Schedule or in any certificate furnished to the Selling Companies pursuant to any provision of this Agreement (including the Parent SEC Reports and the financial statements included in the Parent SEC Reports) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

              ARTICLE VIII - CONDUCT OF BUSINESS PENDING THE MERGER

      SECTION 8.1 CONDUCT OF SELLING COMPANIES BUSINESS PRIOR TO CLOSING. During the period commencing on the date of this Agreement and ending at the First Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms (the "Pre-Closing Period"), the Selling Companies agree (unless it is required to take such action pursuant to this Agreement or Parent shall give its prior written consent, in its sole discretion) to, and to cause each of their Subsidiaries to, carry on their business in the usual, regular and ordinary course consistent with past practice, including with respect to working capital management, pay their Liabilities and Taxes consistent with the Selling Companies' past practices (and in any event when due), pay or perform other obligations when due consistent with the Selling Companies' past practices (other than Liabilities, Taxes and other obligations, if any, contested in good faith through appropriate proceedings), and use all commercially reasonable efforts to preserve intact their present business organization, keep available (and cooperate in any reasonable measures by Parent for the purposes of keeping available) the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express

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purpose and intent of preserving unimpaired its goodwill and ongoing businesses.
In addition, unless required by Law, none of the Selling Companies or any of their Subsidiaries shall, without the prior written consent of Parent, in its sole discretion, take or agree in writing or otherwise to take, any action that would result in the occurrence of any of the changes described in Section 5.9 or any other action that would make any of the Selling Companies' representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent the Selling Companies from performing or cause the Selling Companies not to perform their agreements and covenants hereunder or cause any condition to Parent's closing obligations in Section 10.1 or Section 10.2 (or the Selling Companies' closing obligations in Section 10.1 or Section 10.3) not to be satisfied. Without limiting the generality of the foregoing, during the Pre-Closing Period, except as set forth in Schedule 8.1 or as required by Law, the Selling Companies shall not do, cause or permit, and shall cause their Subsidiaries not to do, cause or permit, any of the following actions, without the prior written consent of Parent, in its sole discretion, except as expressly provided or permitted in this Agreement, including without limitation in connection with the Spin-Off (for the avoidance of doubt, the parties hereto acknowledge and agree that the following covenants shall not restrict any actions prior to the First Effective Time by Holding, the Company or any of their Subsidiaries or Affiliates solely with regard to the Spin-Off, the Other Business Transfer and the transactions contemplated thereby taken in accordance with the terms set forth in Exhibit A):

            (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of their capital stock (other than dividends and distributions paid to the Selling Companies or their Subsidiaries), (ii) split, combine or reclassify any of their capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock or any of its other securities, or (iii) purchase, redeem or otherwise acquire any shares of their capital stock or any securities or obligations convertible into or exchangeable for any shares of their capital stock or any other of their securities or any rights, warrants or options to acquire any such shares or other securities (other than acquisitions of convertible securities upon conversion of such securities or acquisitions of exercisable securities upon exercise of such securities or acquisitions of Incentive Stock);

            (b) (i) authorize for issuance, issue, deliver or sell or agree or commit to issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights) of the Selling Companies and their respective Subsidiaries (other than issuances upon conversion or exercise of currently outstanding securities, or (ii) enter into any Contract with respect to the foregoing, or (iii) permit any additional shares of capital stock of the Selling Companies or any of their Subsidiaries to become subject to new grants of non-voting restricted stock or similar stock-based employee rights;

            (c) cause, make or permit any change or amendment to the organizational documents of Selling Companies or any of their respective Subsidiaries, or change the authorized capital stock or equity interests of the Selling Companies or any of their respective Subsidiaries;

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            (d) enter into or amend any agreement pursuant to which any other party is granted any joint or exclusive marketing or other joint or exclusive right of any type or scope with respect to any of the Selling Companies Products or technology, other than in the ordinary course of business consistent with past practice, and provided that any such agreement may be terminated without penalty by the Selling Companies or their Subsidiaries upon not more than 90 days notice;

            (e) (i) other with respect to capitalized leases or pursuant to the Senior Indebtedness, incur any Indebtedness or guarantee any Indebtedness of another Person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Selling Companies or any of their respective Subsidiaries, guarantee any debt securities of another Person, or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances or capital contributions to, or investment in, any other Person, other than the Selling Companies or any of their direct or indirect wholly owned Subsidiaries, and other than loans in the ordinary course of business consistent with past practice to employees of the Selling Companies and their Subsidiaries, (iv) mortgage, pledge or otherwise encumber any material assets, or create or suffer any material Lien thereupon, except, in each case, in the ordinary course of business consistent with past practice pursuant to credit facilities in existence on the date hereof (or any extensions or renewals thereof) and Permitted Liens;

            (f) (i) prepay any loans (if any) from its stockholders, officers or directors or any Person affiliated with any of the foregoing, (ii) amend its borrowing arrangements or (iii) waive, release or assign any material rights or claims, other than in the ordinary course of business consistent with past practice;

            (g) materially reduce the amount of any insurance coverage provided by their existing insurance policies;

            (h) materially change or implement accounting policies, methods or procedures, except as required by GAAP;

            (i) except for the acceleration of unvested Incentive Stock, (i) increase the rates of base salary, bonus compensation or any other form of compensation payable or to become payable to any officer, employee, agent or consultant of the Selling Companies or any of their respective Subsidiaries, except in the ordinary course of business consistent with past practice and in accordance with the 2006 Compensation Plan; or (ii) grant or agree to grant or accelerate any right to any severance or termination pay or enter into any Contract to make or grant any severance or termination pay or pay or agree to pay any bonus or other incentive compensation to any officer or employee;

            (j) enter into, establish, adopt or amend (except, in each case, (i) as may be required by applicable Laws, or (ii) to satisfy contractual obligations existing as of the date hereof, or (iii) except in the ordinary course of business consistent with past practice and in accordance with the 2006 Compensation Plan any pension, retirement, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, or communicate any intention to take such foregoing actions, in

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respect of any director, officer or employee of the Selling Companies or any of their respective Subsidiaries;

            (k) hire any employee or consultant with an annual salary in excess of $100,000;

            (l) make any material acquisition or capital expenditure in excess of $250,000 in the aggregate for the Selling Companies and their respective Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice;

            (m) sell, lease, license, pledge or otherwise dispose of, distribute or encumber any properties or assets of the Selling Companies or any of their respective Subsidiaries other than in the ordinary course of business consistent with past practice;

            (n) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

            (o) other than in the ordinary course of business consistent with past practice, (i) dispose of, license, grant, or obtain, or permit to lapse any rights to, any Intellectual Property Assets (other than non-exclusive licenses in connection with the sale of the Selling Companies Products), or (ii) dispose of or disclose to any Person, other than representatives of Parent or Merger Subs, any Selling Companies Trade Secret;

            (p) other than in the ordinary course of business consistent with past practice, enter into, modify, amend, violate or terminate any Material Contract or agreement to which the Selling Companies or any of their respective Subsidiaries is party, or knowingly waive, release or assign any rights or claims (other than any write-off or other compromise of any accounts receivable of the Selling Companies or any of their respective Subsidiaries in accordance with GAAP);

            (q) except as otherwise required by applicable Law, as determined in the good faith judgment of the Selling Companies, make or change any Tax election, change any method of Tax accounting, file or amend any income Tax Return, settle any audit, claim, examination or deficiency litigation with respect to a material amount of Taxes, request any private letter or similar Tax ruling, enter into any closing agreement with any Taxing Authority with respect to any amount of Taxes or consent to any extension or wavier of the limitation period applicable to any claim or assessment in respect of Taxes, without, in each case, providing at least ten (10) days notice to Parent and, to the extent that Parent notifies the Selling Companies within such ten-day period that Parent reasonably believes that such action will cause a material adverse effect on Parent's Tax Returns for periods following the Closing, the Selling Companies shall use reasonable best efforts to accommodate any reasonable requests by Parent;

            (r) enter into any material lease of real property, or take any action under any of the Leased Real Property not otherwise required to be taken pursuant to the terms of each such Lease, other than in the ordinary course of business consistent with past practice; provided that, the Selling Companies shall promptly notify Parent of, and furnish Parent with information

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relating to, any actual or threatened breach of any material term of any such
Lease upon the Selling Companies having Knowledge of such actual or threatened breach;

            (s) settle or compromise any pending or threatened Action (whether or not commenced prior to the date of this Agreement) for an amount in excess of $50,000;

            (t) revalue any of their assets, including writing down the value of inventory or writing off notes or accounts receivable, except as required by GAAP; or

            (u) agree, commit to or enter into any Contract or arrangement to take any of the actions referred to in Section 8.1(a) through Section 8.1(t) above, or any other action that would prevent the Selling Companies from performing, or cause the Selling Companies not to perform, any of its covenants and agreements hereunder.

      Notwithstanding the foregoing, nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Selling Companies prior to the applicable Effective Time. Prior to the applicable Effective Time, the Selling Companies shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over their respective Subsidiaries' operations.

      SECTION 8.2 CONDUCT OF PARENT'S BUSINESS PRIOR TO CLOSING. During the Pre-Closing Period, Parent agrees (unless it is required to take such action pursuant to this Agreement or the Selling Companies shall give their prior written consent, in their sole discretion) to, and to cause each of its Subsidiaries to, carry on their business in the usual, regular and ordinary course consistent with past practice. Without limiting the generality of the foregoing, during the Pre-Closing Period, except as set forth in Schedule 8.2, Parent shall not do, cause or permit, and shall cause its Subsidiaries not to do, cause or permit, any of the following actions, without the prior written consent of the Selling Companies, in their sole discretion, except as expressly provided or permitted herein:

            (a) cause, make or permit any change or amendment to the organizational documents of Parent, or change the authorized capital stock or equity interests of Parent;

            (b) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any material business;

            (c) sell, lease, license, pledge or otherwise dispose of, distribute or encumber any properties or assets of Parent or any of its Subsidiaries if such transaction would be required to be reported on a current report on Form 8-K under the rules and regulations of the Securities and Exchange Commission;

            (d) make any adjustment, split, combination, reclassification or similar transaction in respect of any of the shares of Parent Common Stock, or make any distribution, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) in respect of the Parent Common Stock, or any repurchase, redemption or other acquisition by Parent of any outstanding shares of Parent Common Stock; and

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            (e) agree, commit to or enter into any Contract or arrangement to take any of the actions referred to in Section 8.2(a) through Section 8.2(d) above, or any other action that would prevent Parent from performing, or cause Parent not to perform, any of its covenants and agreements hereunder.

                       ARTICLE IX - ADDITIONAL AGREEMENTS

      SECTION 9.1 STOCKHOLDERS' CONSENT AND NOTICES.

            (a) Selling Companies' Consent.

                  (i) Immediately following the execution of this Agreement (but no later than one (1) day thereafter), Holding, acting through the Holding Board, shall obtain, in accordance with applicable Law, and deliver to Parent, the Holding Stockholder Written Consent setting forth the irrevocable approval and adoption of this Agreement, the First Merger, the Second Merger and the transactions contemplated hereby executed by such Holding Stockholders that constitute the Holding Stockholder Vote, which shall also include and constitute the irrevocable approval and adoption by the Holding Stockholders of: (A) the escrow and indemnification obligations of the Holding Stockholders set forth in Article XI and
      Article XII hereof and the deposit of the Merger Consideration into the escrow funds and (B) the terms provided in Section 11.6 hereof. Such Holding Stockholder Written Consent shall be executed and delivered to Holding no later than one (1) day after the execution of this Agreement and in accordance with the applicable provisions of the DGCL.

                  (ii) Immediately following the execution of this Agreement (but no later than one (1) day thereafter), the Company, acting through the Company Board, shall obtain, in accordance with applicable Law, and deliver to Parent, the Company Stockholder Written Consent setting forth the irrevocable approval and adoption of this Agreement, the Third Merger and the transactions contemplated hereby executed by such Company Stockholders that constitute the Company Stockholder Vote, which shall also include and constitute the irrevocable approval and adoption by the Company Stockholders of: (A) the escrow and indemnification obligations of the Company Stockholders set forth in Article XI and Article XII hereof and the deposit of the Merger Consideration into the escrow funds and (B) the terms provided in Section 11.6 hereof. Such Company Stockholder Written Consent shall be executed and delivered to Company no later than one (1) day after the execution of this Agreement and in accordance with the applicable provisions of the DGCL.

                  (iii) Immediately following the execution of this Agreement (but no later than one (1) day thereafter), Fluent, acting through the Fluent Board, shall obtain, in accordance with applicable Law, and deliver to Parent, the Fluent Stockholder Written Consent setting forth the irrevocable approval and adoption of this Agreement, the Fourth Merger and the transactions contemplated hereby executed by such Fluent Stockholders that constitute the Fluent Stockholder Vote, which shall also include and constitute the irrevocable approval and adoption by the Fluent Stockholders of: (A) the escrow and

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      indemnification obligations of the Fluent Stockholders set forth in
      Article XI and Article XII hereof and the deposit of the Merger Consideration into the escrow funds and (B) the terms provided in Section
      11.6 hereof. Such Fluent Stockholder Written Consent shall be executed and delivered to Fluent no later than one (1) day after the execution of this Agreement and in accordance with the applicable provisions of the DGCL.

            (b) Selling Companies Notices.

                  (i) Promptly, but in no event later than seven (7) Business Days after the date hereof, each of Holding and Fluent shall deliver notice to its respective Stockholders of the approval by such Stockholders of this Agreement, the Mergers and the transactions contemplated hereby, including each of the matters set forth in Section 9.1(a), pursuant to and in accordance with the applicable provisions of DGCL, including Section 228(d), and the Charter Documents (the "Stockholder Notices").

                  (ii) Promptly but in no event later than seven (7) Business Days after the date hereof, each of the Selling Companies shall provide to each Stockholder whose consent was not obtained as provided pursuant to
      Section 9.1(a) a copy of the notice required pursuant to Section 262 of the DGCL informing them that appraisal rights are available for their shares pursuant to Section 262 of the DGCL along with such other information as required by Section 262 of the DGCL and applicable Law (the "Section 262 Notice").

            (c) Section 262 Notice. The Section 262 Notice, including any amendments or supplements thereto, shall be subject to review and approval by Parent.

            (d) Cooperation. Each party shall provide to the other any information for inclusion in preparation for any Stockholder Written Consent or Stockholder Notices that may be required under applicable Law and that is reasonably requested by the other party.

      SECTION 9.2 MERGER SUB CONSENTS.

            (a) Immediately following the execution of this Agreement by Merger Sub, Merger LLC, as sole stockholder of Merger Sub, shall adopt and approve, in accordance with applicable Law, this Agreement by written consent as permitted by its certificate of incorporation and by-laws (the "Merger Sub Consent").

            (b) Immediately following the execution of this Agreement by Merger LLC, Parent, as sole member of Merger LLC, shall adopt and approve, in accordance with applicable Law, this Agreement by written consent as permitted by its operating agreement (the "Merger LLC Consent").

            (c) Immediately following the execution of this Agreement by Merger Sub II, Merger LLC, as sole stockholder of Merger Sub II, shall adopt and approve, in accordance with applicable Law, this Agreement by written consent as permitted by its certificate of incorporation and by-laws (the "Merger Sub II Consent").

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            (d) Immediately following the execution of this Agreement by Merger
Sub III, the Company, as sole stockholder of Merger Sub III, shall adopt and approve, in accordance with applicable Law, this Agreement by written consent as permitted by its certificate of incorporation and by-laws (the "Merger Sub III Consent," and together with Merger Sub Consent, Merger LLC Consent, and Merger Sub II Consent, the "Merger Sub Consents").

      SECTION 9.3 ACCESS TO INFORMATION.

            (a) Between the date of this Agreement and the Closing Date, the Selling Companies shall, and shall cause each of their Subsidiaries and each of the Selling Companies' and their Subsidiaries' officers, employees, accountants, counsel and other representatives and agents to, give Parent and Merger Subs and their representatives reasonable access upon reasonable notice and during times mutually convenient to Parent and Merger Subs and senior management of the Selling Companies to the facilities, properties, employees, books and records of the Selling Companies and their Subsidiaries and financial and operating data and other information with respect to the business and operations of the Selling Companies and their Subsidiaries as from time to time may be reasonably requested, provided that nothing in this Agreement shall require Fluent to provide to Parent and the Merger Subs any information reasonably deemed by Fluent in good faith to be competitively sensitive. The Selling Companies shall provide such financial and other information regarding the business that is available and is reasonably requested by Parent. The Selling Companies shall make available to the officers, employees, accountants, counsel and other representatives of Parent upon the reasonable request of Parent and during normal working hours all officers, accountants, counsel and other representatives or agents of the Selling Companies or their Subsidiaries for discussion of the Selling Companies' or any of their Subsidiaries' businesses, properties or personnel as Parent may reasonably request. All requests for access to the officers, employees, accountants, counsel and other representatives of the Selling Companies or any information concerning their businesses, properties, books, Contracts, records and personnel shall be submitted or directed by Parent exclusively to an individual or individuals to be designated by the Selling Companies. Prior to the Fourth Effective Time, Parent and Merger Subs shall hold in confidence all such information on the terms and subject to the conditions contained in the Confidentiality Agreement.

            (b) Upon reasonable notice, Parent shall afford Holding and the Company, and their representatives reasonable access, upon reasonable notice and during times mutually convenient to Holding and the Company and Parent to such information regarding Parent and its Subsidiaries as shall be reasonably requested by Holding and the Company. Prior to the Fourth Effective Time, Holding and the Company shall hold in confidence all such information on the terms and subject to the conditions contained in the Confidentiality Agreement.

      SECTION 9.4 CONFIDENTIALITY. The parties shall adhere to the terms and conditions of that certain confidentiality agreement dated April 22, 2004, as amended March 8, 2005, by and between the Company and Parent (the
"Confidentiality Agreement").

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      SECTION 9.5 REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party or parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated hereby and to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article X, as applicable to each of them. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

            (b) The Selling Companies, Merger Sub III, Parent and Merger Subs shall use reasonable best efforts to obtain the authorizations, consents, orders and approvals and to make filings from or with any Governmental Authority or other third party necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals and shall promptly respond to any requests for additional information from any Governmental Authority. Each of Parent and Merger Subs hereby covenants and agrees to use its reasonable best efforts to secure termination of any waiting periods under the HSR Act or any other applicable domestic or foreign Law set forth in Schedule 9.5(b) and to obtain the approval of the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or any other Governmental Authority set forth in Schedule 9.5(b), as applicable, for the Mergers and the other transactions contemplated hereby. Notwithstanding the foregoing, nothing herein shall require Parent, in connection with the receipt of any regulatory approval, to agree to sell, divest or license any assets or business or agree to restrict any business conducted by or proposed to be conducted by Parent, the Selling Companies or any of their Subsidiaries, or to litigate or formally contest any proceedings relating to any regulatory approval process in connection with the Mergers.

            (c) Parent and each of the Selling Companies will (i) promptly notify the other party of any written or oral communication to that party or its Affiliates from any Governmental Authority and, subject to applicable Law (including Regulations, codes, plans, Orders and charges thereunder), permit the other party to review in advance any proposed written communication to any Governmental Authority, in each case concerning the review, clearance or approval of any of the transactions contemplated hereby under the HSR Act or any similar applicable foreign Laws; (ii) not agree to participate, or to permit its Affiliates to participate, in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning the review, clearance or approval of any of the transactions contemplated hereby under the HSR Act or any similar applicable foreign Laws unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party or its counsel the opportunity to attend and participate in such meeting; provided that if the Governmental Authority or applicable Law (including Regulations, codes, plans, Orders and charges thereunder) does not permit such participation by the other party or its counsel, or if Parent and Selling Companies' counsel both agree in good faith that participation of the Selling Companies or the Selling Companies' counsel

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would not be advisable, Parent meeting with such Governmental Authority may proceed without the participation of Selling Companies or their counsel; and
(iii) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) drafted by or in conjunction with outside counsel between it and its Affiliates and its respective representatives on the one hand, and any Governmental Authority or members of such Governmental Authority's staff on the other hand, concerning the review, clearance or approval of any of the transactions contemplated hereby under the HSR Act or any similar applicable foreign Law, except to the extent prohibited by applicable Law (including Regulations, codes, plans, Orders and charges thereunder) or the instructions of such Governmental Authority.

            (d) The Selling Companies and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement.

            (e) The Selling Companies shall use their commercially reasonable best efforts to obtain all of the consents of third parties listed in Schedule 9.5(e) (the "Third Party Consents") and each of Parent and Merger Subs shall cooperate with any reasonable request of the Selling Companies in connection with obtaining the Third Party Consents; provided, however, nothing in this
Section 9.5(e) shall require Parent to expend any amounts in connection with obtaining any such Third Party Consents.

      SECTION 9.6 REGISTRATION OF SHARES. Parent agrees to file with the SEC, as early as possible following the Fourth Effective Time, but in any event within one (1) Business Day, the Registration Statement covering the resale of the Parent Common Stock issued pursuant to the Mergers (the "Registrable Securities"). Parent will use its commercially reasonable best efforts to maintain such effectiveness in accordance with, and subject to, the provisions contained in the Registration Rights Agreement. To the extent Parent's Statement of Company Policy on Insider Trading and Disclosure applies to any holders of Registrable Securities, such holders shall be subject to such policy.

      SECTION 9.7 DIRECTOR. Immediately following the Fourth Effective Time, Parent Board shall in accordance with provisions contained in Parent's certificate of incorporation and bylaws, take such action as necessary to (a) increase the size of its Board by one (1) and (b) elect Dan Blumenthal or a replacement named by the Stockholders' Representative; provided that such nominee or and any named replacement shall meet the criteria provided in Alaska's Corporate Governance Guidelines, as the same may be amended from time to time (such nominee or replacement, the "Holding Designee") as a Class III Director of Parent Board to hold office in accordance with Parent Charter and its bylaws and until his successor is duly elected or qualified, or his earlier death, resignation or removal. Each of the Holding Designee and the Principal Stockholders will be subject to Parent's Statement of Company Policy on Insider Trading and Disclosure and Insider Trading Procedures and each shall execute an acknowledgement to such effect upon the election of the Holding Designee to Parent Board. In addition, such director shall acknowledge Parent's Code of Business Conduct and Ethics. For so long as the holders of Fluent Stock and Holding Stock immediately prior to the First Effective Time continue to hold at least five percent (5%) of the issued and outstanding shares of the Parent Common Stock, Parent agrees to nominate the Holding Designee as a Class III Director to serve on Parent's board and

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use commercially reasonable best efforts to solicit proxies from Parent's stockholders to elect the Holding Designee as a director of Parent.

      SECTION 9.8 PRESS RELEASES. Prior to the First Effective Time, the parties hereto will, and will cause each of their Affiliates and representatives to, consult with and obtain the approval of (which approval shall not be unreasonably withheld) the other party before issuing any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, and no party hereto shall issue or cause to be issued any such press release prior to such consultation and approval; provided, however, that a party may, without the prior consent of the other parties hereto, issue or cause publication of any such press release or public announcement to the extent that such party reasonably determines, after consultation with outside legal counsel, such action to be required by Law or by the rules of any applicable self-regulatory organization, in which event such party will use its commercially reasonable efforts to allow the other parties hereto reasonable time to comment on such press release or public announcement in advance of its issuance. Upon the execution of this Agreement and at the Closing, Parent and the Selling Companies shall issue a mutually agreed upon press release announcing the transactions contemplated hereby.

      SECTION 9.9 NO SOLICITATIONS.

            (a) Until the earlier of the Fourth Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 13.1, none of the Selling Companies or any of their Subsidiaries shall take nor shall the Selling Companies permit any of the Selling Companies' or their Subsidiaries' directors, officers, employees, advisors, representatives or agents to take (directly or indirectly) any of the following actions with any Person other than Parent and its designees: (i) solicit, entertain, initiate, facilitate or encourage any proposal or offer from, or participate or engage in or conduct any discussions or negotiations with, any Person relating to any inquiry, contact, offer or proposal, oral, written or otherwise, formal or informal, with respect to any possible Acquisition Proposal for the Selling Companies or any of their Subsidiaries (whether such Subsidiary is in existence on the date hereof or is hereafter organized), (ii) provide any information with respect to the Selling Companies or any of their Subsidiaries (whether such Subsidiary is in existence on the date hereof or is hereafter organized) to any Person other than Parent, relating to (or which the Selling Companies believes would be used for the purpose of formulating) an offer or proposal with respect to, or otherwise assist, cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Acquisition Proposal for any of the Selling Companies or any of their Subsidiaries (whether such Subsidiary is in existence on the date hereof or is hereafter organized), (iii) approve or agree to or enter into a Contract with any Person other than Parent providing for an Acquisition Proposal for the Selling Companies or any of their Subsidiaries (whether such Subsidiary is in existence on the date hereof or is hereafter organized), (iv) make or authorize any statement, recommendation, solicitation or endorsement in support of any possible Acquisition Proposal for the Selling Companies or any of their Subsidiaries (whether such Subsidiary is in existence on the date hereof or is hereafter organized) other than the acquisition proposal from Parent contemplated by this Agreement, or (v) authorize or permit any of the Selling Companies' directors, officers, employees, advisors, representatives or agents to take any such action; provided, however, that, at any time prior to the approval and adoption of this Agreement by the Stockholders, if the Selling Companies receive a bona fide written Acquisition

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Proposal that was unsolicited and that did not otherwise result from a breach of this Section 9.9, the Selling Companies may furnish non-public information with respect to the Selling Companies and their respective Subsidiaries to the Person who made such Acquisition Proposal and may participate in discussions regarding such Acquisition Proposal if (A) the Selling Companies Boards determine in good faith, after receiving advice from their outside counsel, that failure to do so would violate their fiduciary duties to the Stockholders under applicable Law, and (B) the Selling Companies Boards determine that such Acquisition Proposal is a Superior Proposal.

            (b) The Selling Companies shall immediately cease and cause to be terminated any such Contacts or negotiations with any Person relating to any such transaction or Acquisition Proposal. In addition to the foregoing, if (after this Agreement is executed and delivered by the Selling Companies and prior to the First Effective Time or the earlier termination of this Agreement in accordance with Section 13.1) the Selling Companies receive any offer or proposal (formal or informal, oral, written or otherwise) relating to, or any inquiry or contact from any Person with respect to, an Acquisition Proposal, the Selling Companies shall immediately notify Parent thereof and provide Parent with the details thereof, including the identity of the Person or Persons making such offer, proposal, inquiry or contact and shall keep Parent fully informed on a current basis of the status and details of any such offer or proposal and of any modifications to the terms thereof.

            (c) Each of the Selling Companies and Parent acknowledge that this
Section 9.9 was a significant inducement for Parent to enter into this Agreement and the absence of such a provision would have resulted in either (i) a material reduction in the consideration to be paid to the Stockholders in the Mergers or
(ii) the failure to induce Parent to enter into this Agreement.

      SECTION 9.10 OFFICERS' AND DIRECTORS' INDEMNIFICATION.

            (a) Subject to applicable Laws, Parent and Merger Subs agree that all rights to indemnification or exculpation existing in favor of, and all limitations on the personal liability of, each present and former director, officer, employee, fiduciary and agent of any of the Selling Companies and their Subsidiaries on or prior to the First Effective Time provided for in the respective charters or by-laws of the Selling Companies and their Subsidiaries or otherwise in effect as of the date hereof shall continue in full force and effect in all material respects for a period of six (6) years from the Fourth Effective Time; provided, however, that all rights to indemnification in respect of any claims asserted or made within such period shall continue until the disposition of such claim. Notwithstanding the foregoing, no right to indemnification or exculpation shall exist with respect to any liabilities of a stockholder of any of the Selling Companies in their capacity as a stockholder regarding any claim related to or in connection with any breach of the representations and warranties contained in Article V hereof, in the Selling Companies Disclosure Schedule or in the Ancillary Agreements.

            (b) Prior to the First Effective Time, the Selling Companies shall purchase an extended reporting period endorsement under each of the Selling Companies' existing directors' and officers' liability insurance coverage for the Selling Companies' directors and officers immediately prior to the First Effective Time in a form and in coverage amounts acceptable to

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the Selling Companies that shall provide such directors and officers with coverage for six (6) years following the Fourth Effective Time. Parent shall, and shall cause the Surviving Companies to, maintain such policy in full force and effect, and continue to honor the obligations thereunder.

      SECTION 9.11 EMPLOYEE BENEFIT ARRANGEMENTS. Following the Fourth Effective Time, the employees of the Surviving Companies and their Subsidiaries who remain employed after the Fourth Effective Time (the "Selling Companies Employees") will be entitled to participate in either (a) the Employee Benefit Plans (other than equity-based plans) on the same terms, or terms which in the aggregate provide substantially comparable benefits, as those in effect immediately prior to the First Effective Time, (b) the employee benefit plans of Parent and its Subsidiaries on the same terms as similarly-situated employees of Parent and its Subsidiaries or (c) a combination of (a) and (b), and in each case in the discretion of Parent, and Parent may terminate any of the Employee Benefit Plans or merge any of the Employee Benefit Plans with Parent's employee benefit plans as Parent deems appropriate. Subject to the requirements of applicable Law and unless such recognition of service would result in a duplication of benefits, Parent shall, and shall cause the Surviving Companies to, treat, and cause the applicable benefit plans to treat, the service of Selling Companies Employees with the Selling Companies or their Subsidiaries attributable to any period before the First Effective Time as service rendered to Parent or the Surviving Companies for all purposes, including but not limited to, eligibility to participate, vesting and for other appropriate benefit accruals, including, but not limited to, applicability of any minimum waiting periods for participation, excluding for these purposes benefit accrued under any defined benefit plan. Without limiting the foregoing, Parent shall not, and shall cause the Surviving Companies not to, treat any Selling Companies Employee as a "new" employee for purposes of any exclusions under any health or similar plan of Parent or the Surviving Companies for a pre-existing medical condition, except to the extent such exclusions were applicable under a Plan of a Selling Company immediately before the First Effective Time.

      SECTION 9.12 TAKEOVER STATUTES. If any takeover statute is or becomes applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement, each of Parent and the Selling Companies and their respective boards of directors shall (a) take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate the effects of such takeover statute an any of the transactions contemplated hereby.

      SECTION 9.13 DELIVERY OF STOCK LEDGER AND MINUTE BOOKS OF THE SELLING COMPANIES. The Selling Companies shall deliver their respective stock ledgers and minute books and the stock ledgers and minute books for each of their Subsidiaries to Parent at the Closing. After the date hereof, to the extent there are any changes to Sections 5.2(a), 5.2(b) or 5.2(c) of the Selling Companies Disclosure Schedule, the Selling Companies shall promptly deliver to Parent a revised and updated Schedule reflecting such changes.

      SECTION 9.14 SELLING COMPANIES AUDITORS. The Selling Companies shall use commercially reasonable best efforts to cause their management and their independent auditors to facilitate on a timely basis (a) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC

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Regulations, (b) the review of any Selling Companies audit or review work papers, including the examination of selected interim financial statements and data, and (c) the securing of a binding fee commitment (on terms similar to those in place on the date of this Agreement) with respect to consents and comfort letters requested by Parent after the Closing.

      SECTION 9.15 COMPANY AUDIT. The Company shall take all necessary action to complete in a timely manner an audit of the Company and its consolidated Subsidiaries for the year ended December 31, 2005.

      SECTION 9.16 CERTAIN ACTIONS RELATING TO THE HOLDERS OF WARRANTS AND HOLDING PREFERRED STOCK. The Selling Companies shall take all requisite commercially reasonable best efforts to cause the holders of (a) all of the outstanding Warrants to execute and deliver to the Selling Companies a consent
(i) accepting the consideration that such Warrant holder would have obtained pursuant to the Mergers if such Warrant holder had fully exercised its Warrants immediately prior to the Mergers in lieu of any other consideration that might be claimed by any such holder pursuant to the agreements relating to such Warrants and (ii) unconditionally and irrevocably waiving and releasing all rights or claims that such holder might have or assert in respect of such consideration pursuant to such agreements, in form reasonably acceptable to Parent (the "Warrant Consent"); and (b) a majority of the shares of Holding Preferred Stock in accordance with the Holding Certificate of Incorporation to
(i) consent to receive upon the consummation of the First Merger either the liquidation value (as defined in the Holding Certificate of Incorporation) or
(ii) elect to convert such shares into the applicable Conversion Stock (as defined in the Holding Certificate of Incorporation) immediately prior to the consummation of the First Merger (the "Holding Preferred Stock Consent"). Each of the Warrant Consent and the Holding Preferred Stock Consent shall be delivered to Parent prior to the Closing.

      SECTION 9.17 FIRPTA COMPLIANCE.

            (a) Holding shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent and in accordance with the certification requirements set forth in Treasury Regulations Section 1.1445-2(c)(3).

            (b) Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent and in accordance with the certification requirements set forth in Treasury Regulations Section 1.1445-2(c)(3).

            (c) Fluent shall deliver to the Third Surviving Corporation a properly executed statement in a form reasonably acceptable to the Third Surviving Corporation and in accordance with the certification requirements set forth in Treasury Regulations Section 1.1445-2(c)(3).

      SECTION 9.18 NOTIFICATION OF CERTAIN MATTERS. The Selling Companies shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Selling Companies in this Agreement to be untrue or inaccurate at or prior to the First Effective Time and (ii) any failure of the Selling Companies to comply with or satisfy any covenant, condition

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or agreement to be complied with or satisfied by it hereunder, and Parent shall give prompt notice to the Selling Companies of (A) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Parent in this Agreement to be untrue or inaccurate at or prior to the First Effective Time and (B) any failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 9.18 shall not limit or otherwise affect any remedies available to the party receiving such notice.

      SECTION 9.19 INTELLECTUAL PROPERTY. The Selling Companies shall give Parent prompt notice if any Person prior to the First Effective Time or the earlier valid termination of this Agreement commenced, or shall have provided written notice to the Selling Companies, any of their Subsidiaries or any of their respective directors, officers or principal stockholders that it intends to commence, an Action alleging that, or shall have provided written notice to the Selling Companies, any of their Subsidiaries or any of their respective directors, officers or principal stockholders alleging that, in each case (a) any of the intellectual property, including the Intellectual Property Assets, presently embodied, or proposed to be embodied, in any of the Selling Companies Products or utilized in the Business or in any Selling Company-designed or modified development tools or design environments infringes or otherwise violates the intellectual property rights of such Person, or (b) otherwise alleges that the Selling Companies or any of their Subsidiaries does not own or have the right to exploit such intellectual property, including the Intellectual Property Assets. Between the date of this Agreement and the Fourth Effective Time (or the earlier valid termination of this Agreement), the Selling Companies shall and shall cause its Subsidiaries to take commercially reasonable actions
(i) to maintain, perfect, preserve or renew the Intellectual Property Assets, including the payment of any registration, maintenance, renewal fees, annuity fees and Taxes or the filing of any documents, applications or certificates related thereto, and (ii) to promptly respond and prepare to respond to all requests, related to the Intellectual Property Assets, received from Governmental Authorities. At the Closing, the Selling Companies shall notify Parent of all material actions which must be taken within the 180 days following the Closing Date and which are necessary to maintain, perfect, preserve or renew the Intellectual Property Assets.

      SECTION 9.20 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES; COOPERATION. Parent and the Selling Companies, at the request of the other party, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby (including all action reasonably necessary to seek and obtain any and all approvals of any Governmental Authority or other Person required in connection with the Mergers; provided, however, that neither Parent nor (unless approved and so directed by Parent in advance) the Selling Companies shall be obligated to make or consent to any divestiture or operational limitation or activity in connection therewith, or any waiver or modification of any right, or any payment of money or grant of any other commercial concession as a condition to obtaining any such approval). Each party agrees to use commercially reasonable best efforts to cause the conditions set forth in Article X to be satisfied, where the satisfaction of such conditions depends on action or forbearance from action by such party.

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      SECTION 9.21 SPIN-OFF. Prior to the First Effective Time, Holding, the
Company and their Affiliates shall take all actions necessary to (a) complete the transfer of the Spin-Off Entities, and (b) cause all of the Other Business Liabilities to be transferred to and paid, performed or assumed by the Spin-Off Entities in accordance with the terms and conditions of those agreements and other documents attached hereto as Exhibit A. Except as set forth in Section
5.29 of the Selling Companies Disclosure Schedule, the assets of the Spin-Off Entities shall not include assets used or held for use in the business of Fluent as the same was operated prior to the date of the Other Business Transfer or any assets necessary for Parent and Subsidiaries to continue to operate the business of Fluent as it has been operated prior to Closing.

      SECTION 9.22 FLUENT STOCKHOLDER NOTES. Following the Fourth Effective Time, the principal and accrued interest owed on any outstanding promissory notes held by Fluent at the Closing Date that were issued by a Fluent employee or former employee to acquire Incentive Stock (the "Fluent Notes") shall be offset against the cash portion of the Fourth Merger Consideration otherwise owed to such employee or former employee by Fluent. Prior to the Fourth Effective Time, Fluent shall deliver to Parent Schedule 9.22 which sets forth as of the Closing Date the outstanding principal and accrued interest owed on any such Fluent Note and the names of each employee or former employee that delivered such Fluent Note.

                      ARTICLE X - CONDITIONS TO THE MERGERS

      SECTION 10.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGERS. The respective obligations of each party to effect the Mergers are subject to the fulfillment or waiver by consent of the other party, where permissible, at or prior to the First Effective Time, of each of the following conditions:

            (a) Stockholder Approval. This Agreement shall have been adopted and approved the Stockholder Written Consents in accordance with the DGCL and the Charter Documents and the respective by-laws of the Selling Companies.

            (b) Merger Subs Approval. This Agreement shall have been adopted and approved by the Merger Sub Consents in accordance with the DGCL and the DLLCA and each of the Merger Subs' certificates of incorporation, by-laws and operating agreement.

            (c) Hart-Scott-Rodino Act and Foreign Laws. The waiting period (and any extension thereof) applicable to the consummation of the Mergers under the HSR Act and any waiting period under any applicable foreign Law set forth in
Schedule 9.5(b) shall have expired or been terminated.

            (d) No Injunctions, Orders or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order issued by any Court or other Governmental Authority of competent jurisdiction or other legal or regulatory restraint or prohibition against the consummation of the Mergers or any of the other transactions contemplated by this Agreement shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Mergers or any of the other transactions contemplated by this Agreement that would prohibit the consummation of the Mergers or any of the other transactions contemplated by this Agreement or that would permit

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consummation of the Mergers or such transactions only if certain divestitures were made or if Parent, the Surviving Corporations or the Selling Companies were to agree to limitations on their business activities or operations.

      SECTION 10.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUBS. The obligations of Parent and Merger Subs to effect the Mergers are further subject to the satisfaction of the following conditions, any one or more of which may be waived by Parent and any of the Merger Subs at or prior to the First Effective Time:

            (a) Representations and Warranties. The representations and warranties of the Selling Companies contained in this Agreement shall each be true, correct and complete in all material respects (other than representations and warranties qualified by "material," "in all material respects," or "Selling Companies Material Adverse Effect," which shall be true, correct and complete) as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be true, correct and complete in all material respects (other than representations and warranties qualified by "material," "in all material respects," or "Selling Companies Material Adverse Effect," which shall be true, correct and complete as of such specified earlier date) and Parent shall have received a certificate signed on behalf of each of the Selling Companies by their respective Chief Executive Officers or Chief Financial Officers, dated as of the Closing Date, to the foregoing effect.

            (b) Performance and Obligations of the Selling Companies. The Selling Companies shall have performed or complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with on or prior to the First Effective Time, and Parent shall have received a certificate signed on behalf of each of the Selling Companies by their respective Chief Executive Officers or Chief Financial Officers, dated as of the Closing Date, to the foregoing effect.

            (c) Secretary's Certificates. Each of the Selling Companies shall have delivered a certificate of the Secretary of each of the Selling Companies, dated as of the Closing Date, certifying as to (i) the incumbency of officers of each Selling Companies executing documents executed and delivered in connection herewith, (ii) the copies of the Charter Documents and by-laws of each of the Selling Companies, each as in effect from the date of this Agreement until the Closing Date, (iii) a copy of each of the resolutions of the Selling Companies Boards authorizing and approving the applicable matters contemplated hereunder and (iv) a copy of each of the Stockholder Written Consents.

            (d) Governmental Consents. All licenses, permits, consents, authorizations, approvals, qualifications and orders of Governmental Authorities set forth in Schedule 10.2(d) of this Agreement shall have been obtained.

            (e) Third Party Consents. Each of the Third Party Consents set forth in Schedule 9.5(e) shall have been received in form and substance reasonably satisfactory to Parent and shall be in full force and effect.

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            (f) Good Standing Certificates. The Selling Companies shall have delivered to Parent with respect to each Selling Company and its respective Subsidiaries, a certificate of corporate good standing from the applicable Governmental Authority of its jurisdiction of incorporation or organization.

            (g) Spin-Off. Prior to the First Effective Time, the Spin-Off and the Other Business Transfer shall have been completed pursuant to documents set forth in Exhibit A or as otherwise agreed to in writing by Parent and the Selling Companies.

            (h) Legal Opinion. Parent shall have received a legal opinion from Bartlit Beck Herman Palenchar & Scott LLP, legal counsel to the Selling Companies, as to the matters set forth in Exhibit O.

            (i) Waiver Letters. Each of the Waiver Letters shall have been executed by the employees identified therein and delivered to Parent without amendment or modification thereto in any respect and shall be in full force and effect as of the Fourth Effective Time.

            (j) Delivery of Consents and Agreements.

                  (i) Each of the Stockholder Written Consents shall have been duly executed, dated and delivered to Parent in accordance with applicable Law and each such consent shall be in full force and effect as of the applicable Effective Time.

                  (ii) Each of the Spin-Off Entities Non-Competition Agreements and the Principal Stockholder Non-Solicitation Agreement shall be in full force and effect as of the Fourth Effective Time.

                  (iii) The Voting Agreement shall be in full force and effect as of the Fourth Effective Time.

                  (iv) Each of the Employment Letters shall be in full force and effect as of the Fourth Effective Time.

                  (v) Each of the Boysan Employment Agreement and the Consulting Agreement shall be in full force and effect as of the Fourth Effective Time.

            (k) Employees.

                  (i) The Identified Employees shall continue to be employed by the Selling Companies at the Closing, shall not have given any notice or other indication that they are not willing or do not intend to be employed by Parent, the Surviving Companies or a Subsidiary of Parent or the Surviving Companies (as Parent or the Surviving Companies shall designate), following the Mergers.

                  (ii) At least ten (10) of the employees identified on Schedule 10.2(k) shall continue to be employed by the applicable Selling Company or Subsidiary at the Fourth Effective Time and shall not have given any notice or other indication that they are not willing or do not intend to be employed by Parent, the Surviving Companies or a

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      Subsidiary of Parent or the Surviving Companies (as Parent or the
      Surviving Companies shall designate) following the Mergers. At least ten
      (10) of the employees identified on Schedule 10.2(k) shall have executed and delivered an Employment Letter to Parent or the Surviving Companies without amendment or modification thereto in any respect.

            (l) No Selling Companies Material Adverse Change. There shall not have occurred, after the date hereof and prior to the First Effective Time, any change, event or circumstance that has resulted in, or would reasonably be expected to result in, a Selling Companies Material Adverse Effect.

            (m) Dissenting Shares. Appraisal rights shall not have been demanded in accordance with the provisions of Section 262 of the DGCL by holders of more than two and one half percent (2.5%) of the aggregate issued and outstanding shares of Selling Companies Stock (including shares of preferred stock of Holding and the Company on an as-if converted basis) as of immediately prior to the First Effective Time, and Parent shall have received a certificate signed on behalf of each of the Selling Companies by their respective Chief Executive Officers and Chief Financial Officers to such effect.

            (n) FIRPTA Certificates. Each Selling Company shall have satisfied its obligations under Section 9.17.

      SECTION 10.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE SELLING COMPANIES. The obligation of the Selling Companies to effect the Mergers is further subject to the satisfaction of the following conditions, any one or more of which may be waived by the Selling Companies at or prior to the First Effective Time:

            (a) Representations and Warranties. The representations and warranties of Parent and Merger Subs contained in this Agreement shall each be true, correct and complete in all material respects (other than representations and warranties qualified by "material," "in all material respects," or "Parent Material Adverse Effect," which shall be true, correct and complete) as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be true, correct and complete in all material respects (other than representations and warranties qualified by "material," "in all material respects," or "Parent Material Adverse Effect," which shall be true, correct and complete as of such specified earlier date), and the Selling Companies shall have received a certificate signed on behalf of Parent and Merger Subs by their respective Chief Executive Officer or Chief Financial Officer to the foregoing effect.

            (b) Performance of Obligations of Parent and Merger Subs. Each of Parent and Merger Subs shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the First Effective Time, and the Selling Companies shall have received a certificate signed on behalf of Parent and Merger Subs by their respective Chief Executive Officer or Chief Financial Officer of Parent, dated as of the Closing Date, to the foregoing effect.

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            (c) No Parent Material Adverse Change. There shall not have occurred, after the date hereof and prior to the Effective Time, any change, event or circumstance that has resulted in, or would reasonably be expected to result in, a Parent Material Adverse Effect.

            (d) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered to the stockholders of the Selling Companies and shall be in full force and effect as of the First Effective Time. Parent shall have completed in all material respects the Registration Statement covering the resale of the Parent Common Stock issued pursuant to the Mergers.

            (e) Legal Opinion. The Selling Companies shall have received a legal opinion from Goodwin Procter LLP, legal counsel to Parent and Merger Subs, as to the matters set forth in Exhibit P.

      ARTICLE XI - SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE SELLING COMPANIES; ESCROW PROVISIONS; INDEMNIFICATION

      SECTION 11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE SELLING COMPANIES. Subject to the limitations and other provisions of this Agreement, the representations, warranties, agreements, covenants and obligations of Selling Companies herein, in the Selling Companies Disclosure Schedule or in the Ancillary Agreements shall survive the Closing regardless of any investigation on the part of Parent or any of its representatives and shall remain in full force and effect until 11:59 p.m. New York City time on the day which is one (1) year from the Closing Date (such actual termination date shall be referred to herein as the "Indemnification Cut-Off Date"); provided that, such period shall not apply to the representations and warranties set forth in Sections 5.1, 5.2, 5.13, 5.20 and
5.29 (collectively, the "Excluded Representations and Warranties") and such Excluded Representations and Warranties shall, in the case of Sections 5.1 and 5.2, survive forever and, in the case of Sections 5.13, 5.20 and 5.29 survive until the 30th day after the expiration of the statute of limitations with respect thereto; and provided further that any claim that has been duly submitted by a Parent Indemnified Party for recourse or indemnification hereunder prior to the applicable expiration date and that has not been completely and finally resolved prior to such expiration date shall survive until such time as such claim is resolved, completely and finally, provided that such claim by a Parent Indemnified Party shall (i) specify the applicable provision of this Agreement under which the claim is brought, (ii) set out in reasonable detail the specific basis for the claim, and (iii) identify the amount of damages sought.

      SECTION 11.2 INDEMNIFICATION.

            (a) Each of the Stockholders agree, subject to the provisions and limitations set forth in this Article XI, to severally, with respect to their pro rata amount of the Merger Consideration, and not jointly, indemnify Parent, the Surviving Companies, their respective Subsidiaries, successors and assignees and their respective officers, directors, employees, stockholders, agents and Affiliates (other than any officer, director, employee or stockholder of the Selling Companies immediately prior to the applicable Effective Time) (each a "Parent

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Indemnified Party" and collectively the "Parent Indemnified Parties") against and hold them harmless to the extent of any Losses (other than Losses attributable to Taxes, for which Article XII shall be the exclusive remedy), as the same are incurred, of any kind or nature whatsoever, which may be sustained or suffered by any such Parent Indemnified Party based upon, arising out of, or by reason of (i) any breach or violation of, inaccuracy in or omission from any representation or warranty, other than any representation or warranty contained in Section 5.13, when made or deemed made as of the Closing Date of the Selling Companies contained in this Agreement, the Selling Companies Disclosure Schedules, any of the Ancillary Agreements or any certificate, agreement or instrument delivered in connection herewith or therewith or any claim by any third party alleging, constituting or involving such a breach, violation, inaccuracy or omission, (ii) any breach or violation of any covenant or agreement of the Selling Companies contained in this Agreement, any of the Ancillary Agreements or any certificate, agreement or instrument delivered in connection herewith or therewith or any claim by any third party alleging, constituting or involving such a breach or violation, (iii) the Other Business, the Other Business Transfer, the Other Business Liabilities, or any other Liabilities or matters relating to the Spin-Off or the Spin-Off Entities, or
(iv) any deficit in the Working Capital Escrow Amounts. In addition, each of the Stockholders agrees, subject to the provisions and limitations set forth in this
Article XI, to severally, and not jointly, indemnify the Parent Indemnified Parties against and hold them harmless to the extent of any Losses, as the same are incurred, of any kind or nature whatsoever, which may be sustained or suffered by any such Parent Indemnified Party based upon, arising out of, or by reason of acts of fraud, intentional misrepresentation or willful breach by such Stockholder.

            (b) The Parent Indemnified Parties shall not be entitled to any indemnification for any amount of indemnifiable Losses in excess of the Indemnification Escrow Funds. Notwithstanding the foregoing, the Principal Stockholders on their own behalf and on behalf of their successors, executors, administrators, estate, heirs and assigns (collectively, the "Principal Stockholder Indemnifying Parties," and each individually, a "Principal Stockholder Indemnifying Party") agree, subject to the provisions and limitations set forth in this Article XI, severally, with respect to their pro rata amount of the Merger Consideration, and not jointly, to indemnify and hold the Parent Indemnified Parties harmless from and against any and all Losses (other than Losses attributable to Taxes, for which Article XII shall be the exclusive remedy), which may be sustained or suffered by any such Parent Indemnified Party based upon, arising out of, or by reason of (i) a breach by the Selling Companies of any of the Excluded Representations or Warranties, other than a breach of Section 5.13, (ii) a breach by the Selling Companies of
Section 5.7(d), (iii) the Other Business, the Other Business Transfer, the Other Business Liabilities, or any other Liabilities or matters relating to the Spin-Off or the Spin-Off Entities, (iv) any deficit in the Working Capital Escrow Amounts, or (v) acts of fraud, intentional misrepresentation or willful breach by such Principal Stockholder Indemnifying Party. Each of the Stockholders agrees severally, with respect to their pro rata amount of the Merger Consideration, and not jointly, to contribute to any amounts paid by the Principal Stockholders pursuant to this Section 11.2(b) in accordance with the terms of the Holding Master Escrow, the Fluent Master Escrow and, as applicable, the contribution agreement referred to in Section 11.3(i). The Parent Indemnified Parties' indemnification rights pursuant to this Section 11.2(b) and
Article XII in the aggregate shall be limited to the amount of proceeds received by the Principal Stockholder Indemnifying Parties in connection with the transactions contemplated by this Agreement. For purposes of this Agreement, if a Principal Stockholder

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Indemnifying Party sells or otherwise transfers any Parent Common Stock received in the Mergers, the proceeds received by such Principal Stockholder Indemnifying Party shall mean the cash proceeds received by such Principal Stockholder Indemnifying Party in connection with such sale (net of any commissions).

            (c) The Parent Indemnified Parties shall first seek recovery for any indemnifiable Losses from the Indemnification Escrow Funds in accordance with the provisions of Section 11.3; provided, however, that, notwithstanding the foregoing, with respect to Losses which may be sustained or suffered by any such Parent Indemnified Party as set forth in Section 11.2(b), the Parent Indemnified Parties shall prior to the Indemnification Cut-Off Date first seek recovery for up to $5,000,000 of any indemnifiable Losses from the Indemnification Escrow Funds in accordance with the provisions of Section 11.3 and thereafter may seek indemnification, without regard to the Indemnification Escrow Funds, from the Principal Stockholder Indemnifying Parties.

            (d) The amount of any indemnifiable Loss shall be calculated net of any insurance proceeds received by the Parent Indemnified Party on account of such Loss. In the event that an insurance recovery is received by any Parent Indemnified Party with respect to any Loss for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be either (i) made promptly to the Indemnification Escrow Funds or distributed in accordance with Section 11.3(d), as applicable, if such Loss was paid from the Indemnification Escrow Funds or (ii) delivered to the Principal Stockholder Indemnifying Parties if such Loss was paid by the Principal Stockholder Indemnifying Parties. To the extent that a Parent Indemnified Party recognizes a Tax benefit with respect to a Loss that is the subject of an indemnification payment pursuant to this Article XI, the indemnifying party shall be entitled to such Tax benefit and the Parent Indemnified Party shall pay to the Master Escrow Agent for the benefit of the indemnifying party the amount of such Tax benefit (but not in excess of the indemnification payment or payments actually received with respect to such Loss) at such time or times as and to the extent that the Parent Indemnified Party actually realizes such benefit through a refund of Tax or reduction in the actual amount of Taxes which such Parent Indemnified Party would otherwise have had to pay if such Loss had not been incurred, calculated by computing the amount of Taxes before and after inclusion of any Tax items attributable to such Loss for which indemnification was made and treating such Tax items as the last items claimed for any taxable year; provided that any such Tax benefit shall be reduced by the amount of Tax detriment (including the tax effect of any item of income or gain or other item (including any decrease in Tax basis) which increases any amounts paid or payable with respect to Taxes, any reduction in the amount of any refund of Tax which would otherwise have been available, the utilization of any net operating loss or capital loss or the utilization of any Tax credits or other Tax attributes) that the Parent Indemnified Party suffered as a result of any indemnification payment pursuant to this Article XI.

      SECTION 11.3 ESCROW PROVISIONS.

            (a) Establishment of the Indemnification Escrow Funds. Immediately after the Third Effective Time, without any act of any Person who was a holder of Selling Companies Stock immediately prior to the applicable Effective Time, Parent shall cause to be delivered to an escrow agent selected by Parent and reasonably acceptable to the Selling Companies (the

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"Indemnification Escrow Agent") (i) an amount of cash equal to $10,000,000 less the Fluent Cash Escrow Amount provided below (the "Holding Cash Escrow Amount") and (ii) that number of shares of Parent Common Stock (the "Stock Escrow Amount") having a value equal to $20,000,000 based on the average closing price of Parent Common Stock for the ten (10) days prior to, and not including, the Closing Date (the "Closing Price"). Immediately after the Fourth Effective Time, without any act of any Person who was a holder of Selling Companies Stock immediately prior to the applicable Effective Time, Fluent shall cause to be delivered to the Indemnification Escrow Agent an amount of cash equal to $10,000,000 multiplied by the percentage of the Adjusted Cash Consideration to be received by the Fluent Stockholders pursuant to Section 3.5 of this Agreement (the "Fluent Cash Escrow Amount"). The Holding Cash Escrow Amount, the Fluent Cash Escrow Amount and the Stock Escrow Amount shall constitute the Indemnification Escrow Funds (the "Indemnification Escrow Funds"). The Indemnification Escrow Funds shall be governed by the terms set forth in this
Article XI. The portion of the Holding Cash Escrow Amount and the Stock Escrow Amount contributed in respect of each Stockholder shall equal such Stockholder's Holding Stockholder's Pro Rata Cash Amount or Stockholder's Pro Rata Stock Amount, respectively, and the portion of the Fluent Cash Escrow Amount contributed in respect of each Fluent Stockholder shall equal such Fluent Stockholder's Cash Pro Rata Amount. Any payments from the cash held in the Indemnification Escrow Funds (whether to Parent, for expenses, or otherwise) shall be allocated on a pro rata basis based on the Holding Cash Escrow Amount and the Fluent Cash Escrow Amount.

            (b) Recourse to the Indemnification Escrow Funds. The Indemnification Escrow Funds shall be available to compensate the Parent Indemnified Parties for any and all Losses paid, incurred, sustained or accrued by Parent or any other Parent Indemnified Party arising from, relating to or resulting from (i) any breach or violation of, inaccuracy in or omission from any representation or warranty, when made or deemed made as of the Closing Date of the Selling Companies contained in this Agreement, the Selling Companies Disclosure Schedules, any of the Ancillary Agreements or any certificate, agreement or instrument delivered in connection herewith or therewith or any claim by any third party alleging, constituting or involving such a breach, violation, inaccuracy or omission, (ii) any breach or violation of any covenant or agreement of the Selling Companies contained in this Agreement, any of the Ancillary Agreements or any certificate, agreement or instrument delivered in connection herewith or therewith or any claim by any third party alleging, constituting or involving such a breach or violation, (iii) the Other Business, the Other Business Transfer, the Other Business Liabilities, or any other Liabilities or matters relating to the Spin-Off or the Spin-Off Entities, (iv) any deficit in the Working Capital Escrow Amounts, (v) the Tax Indemnification pursuant to Section 12.1 or (vi) acts of fraud, intentional misrepresentations or willful breach.

            (c) Limitation to Recourse.

                  (i) Parent Indemnified Party may not make any claims against the Indemnification Escrow Funds pursuant to Section 11.3(b) above (including, for the avoidance of doubt, any claim arising under Article
      XII) unless and until the aggregate Losses paid, incurred, sustained or accrued (or anticipated to be paid, incurred, sustained or accrued) equal or exceed $1,000,000 (the "Deductible Amount"), and then only such Losses that exceed the Deductible Amount shall be recoverable by the Parent Indemnified Parties in accordance with the terms hereof; provided, however, that the

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      Parent Indemnified Parties shall not be subject to any limitations pursuant to this Section 11.3(c) or otherwise, including, without limitation, such Deductible Amount, in respect of claims and shall be entitled to recover from the first dollar from the Indemnification Escrow Funds for Losses in connection with (i) a breach by the Selling Companies of any of the Excluded Representations or Warranties (other than Section 5.13), (ii) a breach by the Selling Companies of Section 5.7(d), (iii) the Other Business, the Other Business Transfer, the Other Business Liabilities, or any other Liabilities or matters relating to the Spin-Off or the Spin-Off Entities, (iv) any deficit in the Working Capital Escrow Amounts, (v) any indemnification pursuant to Section 12.1 for Losses or Taxes relating to the Spin-Off, or (vi) acts of fraud, intentional misrepresentation or willful breach. Any claims by a Parent Indemnified Party against the Indemnification Escrow Funds with respect to acts of fraud, intentional misrepresentation or willful breach shall be solely to the portion of such Indemnification Escrow Funds which the Stockholder committing the acts of fraud, intentional misrepresentation or willful breach would otherwise be entitled, and following any such recovery by a Parent Indemnified Party from the Indemnification Escrow Funds, the amounts that such Stockholder would be entitled to receive under this Agreement shall be reduced by the amount of any such recovery.

                  (ii) All indemnifiable Losses of the Parent Indemnified Parties shall first be paid from the Holding Cash Escrow Amount and the Fluent Cash Escrow Amount, pro rata on the basis of such amounts, and then only after such Holding Cash Escrow Amount and Fluent Cash Escrow Amount is depleted from the Stock Escrow Amount.

            (d) Indemnification Escrow Period; Distribution of Indemnification Escrow Funds upon Termination of Indemnification Escrow Period. Subject to the following requirements, the Indemnification Escrow Funds shall be in existence immediately following the Fourth Effective Time and shall terminate at 11:59 p.m. New York City time on the Indemnification Cut-Off Date (the period of time from the Fourth Effective Time through and including 11:59 p.m. New York City time on the Indemnification Cut-Off Date is referred to herein as the "Indemnification Escrow Period"); and any Holding Cash Escrow Amount, Fluent Cash Escrow Amount or Stock Escrow Amount thereafter remaining in the Indemnification Escrow Funds shall be distributed as set forth in the last sentence of this Section 11.3(d); provided, however, that the Indemnification Escrow Period shall not terminate with respect to such amount of the Holding Cash Escrow Amount, Fluent Cash Escrow Amount and/or Stock Escrow Amount as may be necessary in the good faith judgment of Parent, subject to the objection of the Stockholders' Representative and the subsequent arbitration of the matter in the manner as provided in Section 11.3(h), to satisfy any unsatisfied claims under Section 11.3 concerning facts and circumstances existing prior to the termination of the Indemnification Escrow Period which claims are specified in any Officer's Certificate delivered to the Indemnification Escrow Agent and the Stockholders' Representative prior to termination of the Indemnification Escrow Period. As soon as all such claims, if any, have been resolved, the Indemnification Escrow Agent shall deliver to the Master Escrow Agent the remaining portion of the Indemnification Escrow Funds not required to satisfy such claims, with any remaining Holding Cash Escrow Amount and/or Stock Escrow Amount delivered to the Master Escrow Agent for deposit into the Holding Master Escrow Fund and any remaining Fluent Cash Escrow

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Amount in the Indemnification Escrow Funds delivered to the Master Escrow Agent for deposit into the Fluent Master Escrow Fund.

            (e) Protection of Indemnification Escrow Funds. The Indemnification Escrow Agent shall hold and safeguard the Indemnification Escrow Funds during the Indemnification Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Indemnification Escrow Funds only in accordance with the terms hereof. At all times during which the Indemnification Escrow Agent shall hold all or any portion of the Indemnification Escrow Funds, the Indemnification Escrow Agent shall invest and reinvest the Indemnification Escrow Funds, at the written direction of the Stockholders' Representative, in one or more of the following investments: (i) direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America, (ii) repurchase agreements with the Indemnification Escrow Agent involving securities of the kind described in the immediately preceding clause (i), or (iii) money market funds authorized to invest in short term securities issued or guaranteed as to principal and interest by the United States government and repurchase agreements with respect to such securities. Any interest, dividends or other income earned as a result of such investments shall be added to and become part of the Indemnification Escrow Funds and shall be retained in the Indemnification Escrow Funds and shall be available to satisfy any claims made upon the Indemnification Escrow Funds and shall thereafter be distributed pursuant to Section 11.3(d), provided, however that within thirty (30) days of the end of each calendar quarter, commencing March 31, 2007, the Indemnification Escrow Agent shall deliver to the Master Escrow Agent from the Indemnification Escrow Fund an amount equal to forty percent (40%) of the income earned for U.S. federal income tax purposes on the Indemnification Escrow Fund during such immediately preceding calendar quarter. Any interest or other income earned on the Indemnification Escrow Funds will be included in the gross income of the Stockholders. In connection with the letter of transmittal to be completed after Closing, each Stockholder shall provide the Indemnification Escrow Agent with a certified tax identification number by furnishing form W-9 or W-8, as appropriate, and any other forms and documents that the Indemnification Escrow Agent may reasonably request. If such Stockholders do not provide the information required in the prior sentence, the Indemnification Escrow Agent may withhold a portion of any interest or other income earned on the investment of the Indemnification Escrow Funds in accordance with applicable requirements of the Code.

            (f) Claims Upon Indemnification Escrow Funds.

                  (i) Upon receipt by the Indemnification Escrow Agent at any time on or before the last day of the Indemnification Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"):
      (A) stating that Parent or another Parent Indemnified Party has paid, incurred, sustained or accrued (or anticipates that it will pay, incur, sustain or accrue) Losses and (B) specifying in reasonable detail the individual items of Loss included in the amount so stated, the date (if known) when each such item of Loss was incurred or sustained (or, in the case of anticipated Losses, the basis for such anticipated Loss), and the general nature of the representation, warranty, agreement or covenant or other matter to which such item of Loss or anticipated Loss is related, the Indemnification Escrow Agent shall, subject to the provisions of
      Section 11.3(g), deliver

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      to Parent out of the Indemnification Escrow Funds, as promptly as practicable, cash and/or Parent Common Stock (subject to Section 11.3(c)(ii)) out of the Indemnification Escrow Funds in an amount equal to such Losses. Where the basis for a claim upon the Indemnification Escrow Funds by Parent is that Parent (or another Parent Indemnified Party) anticipates that it will pay, incur, sustain or accrue a Loss, no payment will be made from the Indemnification Escrow Funds for such Loss unless and until such Loss is actually incurred or sustained.

                  (ii) For purposes of determining the number of shares of Parent Common Stock for any distribution from the Indemnification Escrow Funds, the per share value of the Parent Common Stock shall equal the Closing Price.

            (g) Objections to Claims. A copy of the Officer's Certificate shall be delivered to the Stockholders' Representative substantially contemporaneously with the delivery of the Officer's Certificate to the Indemnification Escrow Agent, and for a period of ten (10) Business Days after such delivery to the Stockholders' Representative and the Indemnification Escrow Agent, the Indemnification Escrow Agent shall make no delivery to Parent of any portion of the Indemnification Escrow Funds pursuant to Section 11.3(f) unless the Indemnification Escrow Agent shall have received written authorization from the Stockholders' Representative to make such delivery. After the expiration of such ten (10) Business Day period, the Indemnification Escrow Agent shall make delivery of cash and/or Parent Common Stock from the Indemnification Escrow Funds in accordance with Section 11.3(f), provided that no such payment or delivery may be made if the Stockholders' Representative shall object in a written statement to the claim made in the Officer's Certificate setting forth in reasonable detail the basis for objection, and such statement shall have been delivered to the Indemnification Escrow Agent prior to 5:00 p.m. New York City time on the last day of such ten (10) Business Day period.

            (h) Resolution of Conflicts; Arbitration.

                  (i) If the Stockholders' Representative has objected in writing to any claim or claims made in any Officer's Certificate in accordance with the procedures of this Section 11.3(h), the Stockholders' Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Representative and Parent so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Indemnification Escrow Agent. The Indemnification Escrow Agent shall be entitled to rely on any such memorandum and to distribute cash and/or Parent Common Stock from the Indemnification Escrow Funds in accordance with the terms thereof.

                  (ii) If no such agreement is reached after good-faith negotiations, either Parent or the Stockholders' Representative may demand arbitration of the dispute unless the amount of the Loss is at issue in a pending Action involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is determined in such Action (whether by verdict, judgment, finding of fact, settlement or other order, stipulation or agreement) or otherwise ascertained, or both parties agree to arbitration; and in either event, the matter shall be resolved by confidential arbitration

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      conducted by three arbitrators, one selected by Parent, one selected by the Stockholders' Representative, and the third selected jointly by the two (2) arbitrators previously selected by Parent and the Stockholders' Representative. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, if the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement and the Stockholders, and, notwithstanding anything in
      Section 11.3(g), the Indemnification Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Indemnification Escrow Funds in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions of law regarding the dispute, which shall set forth the award, judgment, decree or order of the arbitrators.

                  (iii) Judgment upon any award, judgment, decree or order rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in Boston, Massachusetts under the commercial rules of arbitration then in effect of the American Arbitration Association. The expenses, fees of each arbitrator and administrative costs of the arbitration shall be borne fifty percent (50%) by the Parent Indemnified Parities (which amount shall be payable from the Indemnification Escrow Funds) and fifty percent (50%) by the Principal Stockholders (on a pro rata basis).

            (i) Master Escrow Funds. Immediately following the Fourth Effective Time, Parent shall deposit with an escrow agent selected by Parent and reasonably acceptable to the Selling Companies (the "Master Escrow Agent"), (i) for the benefit of the holders of shares of Holding Stock and Company Stock outstanding immediately prior to the applicable Effective Time, for payment through the Exchange Agent in accordance with Section 4.1, cash in an amount equal to the portion of the Adjusted Cash Consideration to be received by the Holding Stockholders, less the Holding Working Capital Escrow Amount less the Holding Cash Escrow Amount and (ii) for the benefit of the holders of shares of Holding Stock, Company Stock and Fluent Stock outstanding immediately prior to the applicable Effective Time, for payment through the Exchange Agent in accordance with Section 4.1, shares of Parent Common Stock equal to the Stock Consideration less the Stock Escrow Amount (the "Holding Master Escrow"). Immediately following the Fourth Effective Time, Fluent shall deposit with the Master Escrow Agent, for the benefit of the holders of shares of Fluent outstanding immediately prior to the Fourth Effective Time, for payment through the Exchange Agent in accordance with Section 4.1, cash in an amount equal to the portion of the Adjusted Cash Consideration to be received by the Fluent Stockholders, less the Fluent Working Capital Escrow Amount less the Fluent Cash

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Escrow Amount (the "Fluent Master Escrow"). The Holding Master Escrow and the
Fluent Master Escrow shall be available to compensate (A) the Principal Stockholder Indemnifying Parties for any amounts paid and expenses incurred in connection with the indemnification provisions of this Agreement, and (B) the Stockholders' Representative for any amounts paid and expenses incurred in connection with this Agreement. The Master Escrow Agent shall invest and reinvest the Holding Master Escrow and the Fluent Master Escrow at the written direction of the Stockholders' Representative. To the extent that there are losses with respect to such investments, none of Parent, its Subsidiaries or the Surviving Companies shall be responsible for such losses. The Holding Master Escrow and the Fluent Master Escrow shall terminate when the Principal Stockholder Indemnifying Parties and the Stockholders' Representative have notified the Master Escrow Agent in writing that no further claims will be made by the Principal Stockholder Indemnifying Parties and the Stockholders' Representative against the Holding Master Escrow and the Fluent Master Escrow. Notwithstanding the foregoing, upon delivery to the Stockholders' Representative of a contribution agreement in form and substance satisfactory to the Stockholders' Representative, the portion of the Holding Master Escrow or the Fluent Master Escrow, as applicable, that would be payable to the delivering Person (in accordance with such Person's Holding Stockholder's Pro Rata Cash Amount, Stockholder's Pro Rata Stock Amount and/or Fluent Stockholder's Pro Rata Cash Amount) shall be delivered to the Exchange Agent for delivery pursuant to
Article IV.

      SECTION 11.4 THIRD PARTY CLAIMS.

            (a) A Parent Indemnified Party shall give the Stockholders' Representative written notice of any claim, assertion, event or proceeding by or in respect of a third party (a "Third Party Claim") in respect of which such Parent Indemnified Party may seek (i) recourse from the Indemnification Escrow Funds or as to which the Deductible Amount may be applied or (ii) indemnification from the Principal Stockholder Indemnifying Parties as soon as is practicable and in any event within 20 Business Days after the receipt of such written Third Party Claim or proceeding; provided, however, that the failure to so notify the Stockholders' Representative shall not affect rights of the Parent Indemnified Parties to indemnification hereunder except to the extent that the rights of the Stockholders hereunder are materially prejudiced by such failure. Within 15 Business Days after the receipt of such notice, the Stockholders' Representative shall have the right to elect, at its option and through counsel of its own choosing (who shall be reasonably acceptable to Parent and the Surviving Companies), to assume the defense or settlement of any such Third Party Claim or proceeding at its own expense; provided that in connection with such assumption the Stockholders' Representative provides such applicable Parent Indemnified Party a full release of any costs or other expenses in connection therewith. If the Stockholders' Representative elects to assume the defense of any such Third Party Claim or proceeding and complies with the foregoing sentence, the Stockholders' Representative shall (A) provide prompt notice of such election (and in any event within 15) Business Days after the receipt of such written Third Party Claim) to the Parent Indemnified Party,
(B) promptly provide to Parent and its counsel all material information related to such Third Party Claim and related proceedings (including copies of written information), (C) consider in good faith the views of Parent and its counsel regarding such Third Party Claim and (D) seek the consent of Parent and its counsel (not to be unreasonably withheld, it being agreed that a material adverse effect on Parent's business and operations shall be deemed to be a reasonable basis to withhold consent) prior to any settlement or compromise of such Third Party Claim and related proceedings unless

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such settlement or compromise shall consist only of the payment of money by the
Stockholders' Representative and includes a full release of such Parent Indemnified Party. Notwithstanding anything herein to the contrary, such Parent Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both a Stockholder and a Parent Indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for such Parent Indemnified Party shall be paid from the Indemnification Escrow Funds or by the Principal Stockholder Indemnifying Parties, as applicable, provided that only one counsel for the Parent Indemnified Parties in any jurisdiction shall be required. Subject to applicable Laws, a Parent Indemnified Party shall provide, upon reasonable notice, the Stockholders' Representative and counsel with reasonable access to its records and personnel reasonably relating to any such Third Party Claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with any reasonable request of the Stockholders' Representative in the defense or settlement thereof; provided that (x) that such cooperation does not unduly interfere with the business of any such Parent Indemnified Party, (y) such Parent Indemnified Party shall be reimbursed from the Indemnification Escrow Funds or by the Principal Stockholder Indemnifying Parties, as applicable, for all reasonable and necessary out-of-pocket costs and expenses incurred by such Parent Indemnified Party in connection with any such request and (z) such Parent Indemnified Party shall not be required to permit any of the foregoing activities that would (1) result in the disclosure of any trade secrets of third parties, or any trade secrets of any Parent Indemnified Party or of any of their respective Affiliates unrelated to the transactions contemplated by this Agreement, (2) violate any obligations of any Parent Indemnified Party or their respective Affiliates to any third party with respect to confidentiality or (3) reasonably be expected, in the opinion of counsel, to have the effect of causing the waiver of any attorney-client privilege. If the Stockholders' Representative elects to direct the defense of any such claim or proceeding, Parent Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Stockholders' Representative consents in writing to such payment or unless the Stockholders' Representative, subject to the last sentence of this Section 11.4(a), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken is entered against Parent Indemnified Party for such liability. If the Stockholders' Representative receiving notice of a Third Party Claim does not elect to defend such Third Party Claim or if the Stockholders' Representative fails to defend in good faith or if, after commencing or undertaking any such defense, the Stockholders' Representative fails to prosecute in good faith or withdraws from such defense, Parent Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, to undertake the defense or settlement thereof (with counsel selected by the Parent Indemnified Party), and such expenses incurred by a Parent Indemnified Party shall be recoverable from the Indemnification Escrow Funds or the Principal Stockholder Indemnifying Parties, as applicable; provided, however, that the Parent Indemnified Party shall not settle, compromise or discharge, or admit any liability with respect to, any such Third Party Claim without the written consent of the Stockholders' Representative (which consent will not be unreasonably withheld or delayed).

            (b) No Parent Indemnified Party shall be entitled to indemnification hereunder for any Loss arising from a breach of any representation, warranty or covenant set forth herein (and the amount of any Loss incurred in respect of such breach shall not be included in the

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calculation of any limitations on indemnification set forth herein) to the extent that such liability is accrued in the Estimated Net Working Capital or the Closing Net Working Capital.

            (c) The Parent Indemnified Parties shall not be entitled to indemnification for any consequential, exemplary or punitive damages unless such damages are assessed against any of the Parent Indemnified Parties in a Third Party Claim.

      SECTION 11.5 INDEMNIFICATION ESCROW AGENT'S DUTIES.

            (a) Limitation on Duties of Indemnification Escrow Agent. The Indemnification Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Indemnification Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholders' Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Indemnification Escrow Agent shall not be liable for any act done or omitted hereunder as Indemnification Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

            (b) Compliance with Orders. The Indemnification Escrow Agent is hereby expressly authorized to comply with and obey Orders of any Governmental Authority, notwithstanding any notice, warning or other communication from any party or any other Person to the contrary. In case the Indemnification Escrow Agent obeys or complies with any such Order, the Indemnification Escrow Agent shall not be liable to any of the parties hereto or to any other Person by reason of such compliance, notwithstanding any such Order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

            (c) Limitations on Liability of Indemnification Escrow Agent. The Indemnification Escrow Agent shall not be liable in any respect on account of
(i) the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder; or (ii) the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Indemnification Escrow Agent.

            (d) Good Faith of Indemnification Escrow Agent. In performing any duties under the Agreement, the Indemnification Escrow Agent shall not be liable to any party for damages, Losses, or expenses, except for gross negligence or willful misconduct on the part of the Indemnification Escrow Agent. The Indemnification Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Indemnification Escrow Agent shall in good faith believe to be genuine, nor will the Indemnification Escrow Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Indemnification Escrow Agent may consult with legal counsel in connection with the Indemnification Escrow Agent's duties under this Agreement and shall be fully protected in any

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act taken, suffered, or permitted by him, her or it in good faith in accordance with the advice of counsel. The Indemnification Escrow Agent is not responsible for determining and verifying the authority of any Person acting or purporting to act on behalf of any party to this Agreement.

            (e) Non-Responsibility of Indemnification Escrow Agent. If any controversy arises between or among the parties to this Agreement, or with any other Person, concerning the subject matter of this Agreement, its terms or conditions, the Indemnification Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Indemnification Escrow Agent may hold all documents and cash and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Indemnification Escrow Agent's discretion, the Indemnification Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Indemnification Escrow Agent will not be liable for any damages. Furthermore, the Indemnification Escrow Agent may at its option file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Indemnification Escrow Agent is authorized to deposit with the clerk of the court all documents and cash and/or Parent Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Indemnification Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon commencing such action and making such deposit, the Indemnification Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

            (f) Indemnification of Indemnification Escrow Agent. Parent and its successors and assigns agree to indemnify and hold the Indemnification Escrow Agent harmless against any and all Losses incurred by the Indemnification Escrow Agent in connection with the performance of the Indemnification Escrow Agent's duties under this Agreement, including any litigation arising from this Agreement or involving its subject matter.

            (g) Resignation of Indemnification Escrow Agent. The Indemnification Escrow Agent may resign at any time upon giving at least 30 calendar days' written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor Indemnification Escrow Agent which shall be accomplished as follows: Parent and Stockholders' Representative shall use their reasonable best efforts to mutually agree on a successor Indemnification Escrow Agent within 30 calendar days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Indemnification Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of Delaware. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor depositary agent as if originally named as Indemnification Escrow Agent. The Indemnification Escrow Agent shall thereupon be discharged from any further duties and liability under this Agreement.

            (h) Fees. All fees of the Indemnification Escrow Agent for performance of its duties hereunder shall be paid by Parent. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Indemnification Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises (other than claims against the Indemnification Escrow Funds, objections to

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claims and arbitrations as contemplated by Sections 11.3(f), (g) and (h)), or if the Indemnification Escrow Agent is made a party to, or intervenes in, any Action pertaining to the Escrow, this Article XI or its subject matter, the Indemnification Escrow Agent shall be entitled to be reasonably compensated by Parent and the Stockholders' Representative.

      SECTION 11.6 STOCKHOLDERS' REPRESENTATIVE.

            (a) Appointment. The Stockholders' Representative may act in the manner contemplated in this Section 11.6. The Stockholders' Representative agrees to act as the Stockholders' representative hereunder.

            (b) Stockholders' Representative Actions. A decision, act, consent, exercise of discretion or instruction of the Stockholders' Representative as contemplated by this Section 11.6 shall be final, binding and conclusive upon the Stockholders; and the Indemnification Escrow Agent, Parent and the Surviving Companies may rely upon any such decision, act, consent or instruction of the Stockholders' Representative. The Indemnification Escrow Agent, Parent and the Surviving Companies are hereby relieved from any Liability to any Person for any acts done by them in accordance with such decision, act, consent, exercise of discretion or instruction of the Stockholders' Representative. Parent and the Surviving Companies shall be entitled to rely exclusively upon any communication given or other action taken by the Stockholders' Representative pursuant to this
Section 11.6 and shall not be liable for any action taken or not taken in reliance upon the Stockholders' Representative. Parent and the Surviving Companies shall not be obligated to inquire as to the authority of the Stockholders' Representative with respect to the taking of any action that the Stockholders' Representative takes or purports to take on behalf of any Stockholder. For the avoidance of doubt, no term or provision of this Section
11.6 shall apply to Parent or Surviving Companies unless expressly provided herein and shall not effect, impair, restrict or modify any of their rights under this Agreement (including Section 11.2).

            (c) Authorization. The Stockholders' Representative shall have full power and authority to take all actions under this Agreement that are to be taken by the Stockholders' Representative, including any and all actions which it believes are necessary or appropriate under this Agreement, including, without limitation, giving and receiving any notice or instruction permitted or required under this Agreement by the Stockholders' Representative, interpreting all of the terms and provisions of this Agreement, authorizing payments to be made with respect hereto or thereto, defending all indemnity claims against the Indemnification Escrow Funds pursuant to Section 11.4 of this Agreement, consenting to, compromising or settling all such claims, conducting negotiations with Parent and its agents regarding such claims, dealing with Parent and the Indemnification Escrow Agent under this Agreement, taking any all other actions specified in or contemplated by this Agreement. Without limiting the generality of the foregoing, the Stockholders' Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement and to consent to any amendment hereof or thereof in its capacity as Stockholders' Representative. The Stockholders' Representative is authorized to:

                  (i) Receive all notices or documents given or to be given to Stockholders' Representative pursuant hereto or in connection herewith and to receive

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      and accept services of legal process in connection with any suit or proceeding arising under this Agreement;

                  (ii) Engage counsel, and such accountants and other advisors and incur such other expenses in connection with this Agreement and the transactions contemplated hereby as the Stockholders' Representative may in its sole discretion deem appropriate; and

                  (iii) After the Fourth Effective Time, take such action as the Stockholders' Representative may in its sole discretion deem appropriate in respect of: (A) taking such other action as the Stockholders' Representative is authorized to take under this Agreement; (B) receiving all documents or certificates and making all determinations, in its capacity as Stockholders' Representative, required under this Agreement; and (C) all such actions as may be necessary to carry out any of the transactions contemplated by this Agreement, including, without limitation, the defense and/or settlement of any claims for which recourse is sought pursuant to Section 11.2 and any waiver of any obligation of Parent or the Surviving Companies.

                  (iv) The intent of the Stockholders is that the Stockholders' Representative will act in the best interest of the Stockholders. The Stockholders' Representative shall have no duties to the Stockholders or Liability to the Stockholders with respect to any action taken, decision made or instruction given by the Stockholders' Representative in connection with this Agreement.

            (d) Access to Information. The Stockholders' Representative shall have the access and information rights set forth in Section 11.4(a).

            (e) Reasonable Reliance. The Stockholders' Representative may rely upon any document or instrument reasonably believed to be genuine, accurate as to content and signed by any Stockholder or any party hereunder and the Stockholders' Representative may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

            (f) Orders. The Stockholders' Representative (i) may, in its sole discretion, comply with final, nonappealable Orders with respect to the Indemnification Escrow Funds, (ii) if any portion of the Indemnification Escrow Funds is disbursed to the Stockholders' Representative and is at any time attached, garnished or levied upon under any Order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any Order, or in case any Order affecting such property or any part thereof, then and in any such event, the Stockholders' Representative may, in its sole discretion, but in good faith, rely upon and comply with any such Order which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and (iii) if the Stockholders' Representative complies with any such Order, he shall not be liable to any Stockholder or to any other Person by reason of such compliance even though such Order may be subsequently reversed, modified, annulled set aside or vacated.

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            (g) Removal of Stockholders' Representative; Authority of
Stockholders' Representative. A majority in interest of the Stockholders shall have the right at any time during the Indemnification Escrow Period to remove the then-acting Stockholders' Representative to appoint a successor Stockholders' Representative; provided, however, that neither such removal of the then acting Stockholders' Representative nor such appointment of a successor Stockholders' Representative shall be effective until the delivery to the Indemnification Escrow Agent of executed counterparts of a writing signed by each Stockholder comprising such majority in interest with respect to such removal and appointment, together with an acknowledgement signed by the successor Stockholders' Representative appointed in such writing that he, she or it accepts the responsibility of successor Stockholders' Representative and agrees to perform and be bound by all of the provisions of this Agreement applicable to the Stockholders' Representative. For all purposes hereunder, a majority in interest of the Stockholders shall be determined on the basis of each Stockholder's Pro Rata Stock Amount. Each successor Stockholders' Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Stockholders' Representative, and the term "Stockholders' Representative" as used herein shall be deemed to include any interim or successor Stockholders' Representative.

            (h) Expenses of the Stockholders' Representative. All costs and expenses incurred by the Stockholders' Representative (including legal, accounting and other advisors' fees and expenses, if applicable) in performing under this Agreement shall be borne in accordance with the Holding Master Escrow and the Fluent Master Escrow and the contribution agreements referred to in
Section 11.3(i).

            (i) Irrevocable Appointment. Subject to Section 11.6(g), the appointment of the Stockholders' Representative hereunder is irrevocable and any action taken by the Stockholders' Representative pursuant to the authority granted in this Section 11.6 shall be effective and absolutely binding as the action of the Stockholders' Representative under this Agreement.

      SECTION 11.7 TREATMENT OF INDEMNITY PAYMENTS. All payments made pursuant to this Article XI or pursuant to Article XII shall be treated as adjustments to the Merger Consideration for Tax purposes, and such agreed treatment shall govern for purposes of this Agreement.

      SECTION 11.8 REMEDIES EXCLUSIVE.

            (a) Parent and Merger Subs hereby acknowledge and agree that prior to the Closing, Parent and Merger Subs shall have no right or remedy to take any action in respect of any breach by the Selling Companies or the Principal Stockholders, as applicable, of any representations or warranties contained herein or any failure to comply with any of the covenants, conditions or agreements contained herein, except (i) to terminate this Agreement pursuant to
Section 13.1 hereof, in which event, the Selling Companies and the Principal Stockholders shall thereupon have no Liability to Parent or Merger Subs whatsoever hereunder, except as specifically provided in Section 13.2, (ii) to seek injunctive relief, (iii) any cause of action or liability for fraud, intentional misrepresentation or willful breach, and (iv) to waive any such breach or failure in connection with the Closing and immediately thereafter seek indemnification for such breach pursuant to Section 11.2. It is specifically understood and

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agreed that any breach of the provisions of this Agreement, the Ancillary
Agreements, or any other certificate, agreement or instrument executed and delivered pursuant to this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at Law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by Law).

            (b) From and after the Closing, the rights of the Parent Indemnified Parties to recourse for, and indemnification relating to, breaches of representations, warranties, covenants or agreements in this Agreement shall be limited to those contained in this Article XI and in Article XII, and such recourse and indemnification rights shall be the sole and exclusive remedies of the Parent Indemnified Parties subsequent to the Closing Date with respect to any matter in any way relating to this Agreement or arising in connection herewith. No holder of shares of the Selling Companies Stock shall have any right to contribution from the Selling Companies (except to the extent covered by any of the Selling Companies' insurance policies in effect immediately prior to Closing) for any claim made by the Parent Indemnified Parties with respect to any Loss claimed by the Parent Indemnified Parties after the Fourth Effective Time. Notwithstanding anything to the contrary herein, in the event of any acts of fraud, intentional misrepresentation or willful breach, the parties shall have all remedies available at Law or in equity (including for tort) with respect to such fraud, intentional misrepresentation or willful breach.

                            ARTICLE XII - TAX MATTERS

      The following provisions shall govern the allocation of responsibility as between Parent and the Selling Companies and Stockholders for certain Tax matters following the Closing Date:

      SECTION 12.1 TAX INDEMNIFICATION.

            (a) Each of the Stockholders on their own behalf and on behalf of their successors, executors, administrators, estate, heirs and assigns agree, subject to the provisions and limitations set forth in this Article XII, to severally, with respect to their pro rata amount of the Merger Consideration, and not jointly, indemnify the Parent Indemnified Parties and hold them harmless from and against (i) all Losses of any kind or nature whatsoever, which may be sustained or suffered by any such Parent Indemnified Party based upon, arising out of, or by reason of any breach or violation of, inaccuracy in or omission from any representation or warranty contained in Section 5.13, when made or deemed made as of the Closing Date of the Selling Companies; (ii) all Taxes (or the non-payment thereof) of each Selling Company and its Subsidiaries (including all Taxes relating to the Spin-Off) for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date ("Pre-Closing Tax Period"), (iii) any and all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which any Selling Company or of its Subsidiaries (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and (iv) any and all Taxes of any Person (other than the applicable Selling Company and its

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Subsidiaries) imposed on any Selling Company or any of its Subsidiaries as a
transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing, provided, however, that in the case of clauses (i) through (iv) above, the Stockholders shall be liable only to the extent that such Losses or Taxes are in excess of the amount, if any, accrued in the Final Net Working Capital for Taxes and only after application of any net operating loss carryforwards from taxable periods ending on or prior to the Closing Date and capital loss carryforwards from taxable periods ending on or prior to the Closing Date of the Selling Companies or its Subsidiaries to the extent such attributes existed on or prior to the Closing Date, with any Tax benefit from such Tax attributes being taken into account only at such time or times as and to the extent that the Parent Indemnified Party actually realizes a Tax benefit from such attribute through a refund of Tax or reduction in the actual amount of Taxes which such Parent Indemnified Party would otherwise have had to pay if such Tax attribute had not been available. Parent shall use reasonable commercial efforts to cause such Tax attributes to be usable in determining such Tax liability. Any dispute as to the amount or availability of any such Tax attributes that cannot be resolved in good faith discussions between the applicable parties shall be submitted to the Accounting Referee and resolved in accordance with the procedures set forth in
Section 3.8(b). To the extent that the Parent Indemnified Parties are entitled to recover for any of the foregoing Losses or Taxes (to the extent related to Income Taxes and Taxes attributable to the Spin-Off) and the amount in the Indemnification Escrow Funds is insufficient or the Indemnification Escrow Funds are not available, the Principal Stockholder Indemnifying Parties shall, subject to the provisions and limitations set forth in this Article XII, severally, with respect to their pro rata amount of the Merger Consideration, and not jointly, reimburse the Parent Indemnified Parties therefor within 15 Business Days after payment of such Taxes by a Parent Indemnified Party.

            (b) Each of the Stockholders agrees severally, with respect to their pro rata amount of the Merger Consideration, and not jointly, to contribute to any amounts paid by the Principal Stockholders pursuant to Section 12.1(a) in accordance with the terms of the Holding Master Escrow, the Fluent Master Escrow and, as applicable, the contribution agreement referred to in Section 11.3(i).

            (c) With respect to Taxes attributable to the Spin-Off and Income Taxes which may be sustained or suffered by any Parent Indemnified Party as set forth in Section 12.1(a), the Parent Indemnified Parties shall prior to the Indemnification Cut-Off Date first seek recovery related thereto for up to $5,000,000 from the Indemnification Escrow Funds in accordance with the provisions of Section 11.3 and thereafter may seek indemnification, without regard to the Indemnification Escrow Funds, from the Principal Stockholder Indemnifying Parties.

            (d) Parent Indemnified Party may not make any claims pursuant to
Section 12.1(a) above for the amount of any Taxes (other than Taxes attributable to the Spin-Off) unless and until the aggregate indemnifiable Losses and Taxes pursuant to this Article XII or Article XI equal or exceed the Deductible Amount, and then only such Losses and Taxes that exceed the Deductible Amount shall be recoverable by the Parent Indemnified Parties in accordance with the terms hereof. Notwithstanding any other contrary provision of this Agreement, any Taxes attributable to the Spin-Off shall not be subject to the Deductible Amount.

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            (e) Notwithstanding any other contrary provision of this Agreement,
(i) the amount of any Income Taxes and any Taxes attributable to the Spin-Off and, in each case, any Losses relating thereto, that may be recovered by the Parent Indemnified Parties pursuant to this Article XII and Section 11.2(b) in the aggregate shall be limited to the amount of proceeds received by the Principal Stockholder Indemnifying Parties in connection with the transactions contemplated by this Agreement and (ii) the amount of any Taxes and Losses related thereto other than those described in (i) that may be recovered by the Parent Indemnified Parties shall be limited to the Indemnification Escrow Funds. For purposes of this Agreement, if a Principal Stockholder Indemnifying Party sells or otherwise transfers any Parent Common Stock received in the Mergers, the proceeds received by such Principal Stockholder Indemnifying Party shall mean the cash proceeds received by such Principal Stockholder Indemnifying Party in connection with such sale (net of any commissions). Notwithstanding anything herein to the contrary, (A) any Taxes recovered by Parent Indemnified Parties pursuant to Article XII shall not be recoverable pursuant to any other Article of this Agreement and (B) the Stockholders shall have no indemnification obligation under this Agreement due to a reduction of net operating losses or capital loss carryforwards (but, in each case, only to the extent such net operating losses or carryforwards existed on or prior to the Closing Date) carried forward to periods after the Closing or any limitations on the usability of such Tax attributes unless such reduction or limitation actually increases the Tax liability of a Parent Indemnified Party.

            (f) Notwithstanding any other contrary provision of this Agreement, in determining indemnifiable Losses and Taxes under this Article XII, the provisions of Section 11.2(d) shall be applied.

      SECTION 12.2 STRADDLE PERIODS. In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the amount of any Taxes for the applicable Pre-Closing Tax Period shall (a) in the case of Taxes that are imposed on a periodic basis (such as real property Taxes), be deemed to be the amount of such Taxes for the entire period (or in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the applicable Pre-Closing Tax Period and the denominator of which is the number of calendar days in the entire relevant Straddle Period and (b) in the case of Taxes that are not described in clause (a) above (such as Income Taxes, Taxes imposed in connection with any sale or other transfer or assignment of property, and payroll and similar Taxes), be deemed to be equal to the amount that would have been payable if the taxable year or period of the Company ended on the Closing Date; provided, that, in determining such amount, exemptions, allowances or deductions that are calculated on a periodic basis, such as the deduction for depreciation, shall be taken into account on a pro-rated basis in the manner described in clause (a) above.

      SECTION 12.3 RESPONSIBILITY FOR FILING TAX RETURNS. Parent shall prepare or cause to be prepared at its own cost, all Tax Returns for the Selling Companies and their Subsidiaries that are filed after the Closing Date. Parent shall provide draft versions of such Tax Returns to the Stockholders' Representative not later than 30 days prior to the extended due date for filing such Tax Returns. The Stockholders' Representative shall notify Parent of any proposed changes not later than 15 days after delivery of such draft Tax Returns pursuant to the preceding sentence. Parent shall make changes to such draft Tax Returns that are reasonably requested by the

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Stockholders' Representative to the extent such changes (a) are with respect to a position or item that was initially reported on such draft Tax Returns in a manner inconsistent with the past practices of the applicable Selling Company and such changes, (b) if accepted, would cause such position or item to be consistent with the past practices of such Selling Company; provided, that Parent shall have no obligation to accept any changes requested by the Stockholders' Representative if, in Parent's reasonable judgment, such changes would result in a material increase in the amount of Taxes owed with respect to a taxable period beginning after the Closing Date. Notwithstanding the foregoing, Parent and the Stockholders' Representative shall have joint control over the treatment of the Spin-Off and shall use their best efforts to mutually agree on such treatment that is consistent with the intended Tax treatment described in this Agreement; provided, however, that Parent and the Stockholders' Representative agree that the Spin-Off shall be treated and reported for all Tax purposes and for purposes of this Agreement as occurring in the Pre-Closing Tax Period; and provided further that any dispute as to the proper treatment of an item relating to the Spin Off that cannot be resolved in good faith discussions between the Parent and the Stockholders' Representative shall be submitted to the Accounting Referee and resolved in accordance with the procedures set forth in Section 3.8(b). Parent shall cause the Selling Companies and their Subsidiaries to file all Tax Returns described in this Section 12.3 on or prior to their extended due dates.

      SECTION 12.4 COOPERATION ON TAX MATTERS.

            (a) Parent, the Principal Stockholders and the Selling Companies and their Subsidiaries shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available, including, without limitation, those employees identified on Schedule 12.4, on a mutually convenient basis, without the incurrence by Parent of any fees or expenses related thereto, to provide additional information and explanation of any material provided hereunder. The Principal Stockholders and the Selling Companies and their Subsidiaries agree (i) to retain all books and records with respect to Tax matters pertinent to the Selling Companies and their Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Parent, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax Authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, any Selling Company and its Subsidiaries or the Principal Stockholders, as the case may be, shall allow the other party to take possession of such books and records.

            (b) Parent, the Principal Stockholders and the Selling Companies and their Subsidiaries and the Principal Stockholders further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder.

            (c) Except as otherwise required by applicable Law, as determined in the good faith judgment of Parent, after the Closing, none of the Selling Companies shall make or

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change any Tax election, change any method of Tax accounting, file or amend any
Tax Return, settle any audit, claim, examination or deficiency litigation with respect to Taxes, request any private letter or similar Tax ruling or enter into any closing agreement with any Tax Authority with respect to any amount of Taxes, in each case with respect to a taxable period ending prior to the Closing Date, without, in each case, providing at least ten (10) days notice to the Stockholders' Representative and, to the extent that the Stockholders' Representative notifies Parent within such ten-day period that the Stockholders' Representative reasonably believes that such action will cause a material adverse effect on the Stockholders' indemnity obligations under this Agreement, Parent shall use reasonable best efforts to accommodate any reasonable requests by the Stockholders' Representative.

      SECTION 12.5 TAX-SHARING AGREEMENTS. All tax-sharing agreements or similar agreements with respect to or involving any Selling Company or any of its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, no Selling Company or any of its Subsidiaries shall be bound thereby or have any liability thereunder.

      SECTION 12.6 CERTAIN TAXES AND FEES. Notwithstanding the foregoing provisions of this Article XII, all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties, interest and additional amounts with respect thereto) ("Transfer Taxes") incurred in connection with the consummation of the transactions contemplated by this Agreement (other than the Spin-Off) shall be borne fifty percent (50%) by Parent and fifty percent (50%) by the Stockholders. For the avoidance of doubt, all Transfer Taxes relating to the Spin-Off shall be subject to the provisions of Section 12.1.

                ARTICLE XIII - TERMINATION, AMENDMENT AND WAIVER

      SECTION 13.1 TERMINATION. This Agreement may be terminated at any time prior to the First Effective Time, whether before or after the execution of the Stockholder Written Consents:

            (a) by the mutual written consent of Parent (on behalf of itself and Merger Subs) and the Selling Companies;

            (b) by either the Selling Companies, on the one hand, or Parent or Merger Subs, on the other hand, by written notice to the other:

                  (i) if a Court or Governmental Authority shall have issued an Order or taken any other action, in each case, which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the Mergers; or

                  (ii) if the consummation of the Mergers shall not have occurred after April 3, 2006 and on or before 5:00 p.m. New York City time on July 31, 2006; provided that if the Mergers shall not have been consummated solely due to any approval from the Federal Trade Commission, the Antitrust Division of the United Stated Department of Justice or such similar foreign or domestic Governmental Authority not having been received, then such date shall be extended for not more than six (6) months to allow more time for such approval to be obtained; and provided, further, that the right to terminate

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      this Agreement under this Section 13.1(b)(ii) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or resulted in, the failure of the Mergers to occur on or before such date;

            (c) by Parent, if the Mergers shall not have been approved as provided in Section 10.1 hereof pursuant to the Stockholder Written Consents by the applicable Stockholder Votes required in accordance with applicable Law and the Charter Documents;

            (d) by the Selling Companies, if the Selling Companies are not then in material breach of any term of this Agreement, upon written notice to Parent, upon a material breach of any representation, warranty or covenant of Parent or Merger Subs contained in this Agreement, provided that such breach is not capable of being cured or has not been cured within 30 days after the giving of notice thereof by the Selling Companies to Parent, such that the conditions set forth in Sections 10.1 and 10.3 cannot be satisfied or cured prior to the date set forth in Section 13.1(b)(ii);

            (e) by Parent, if neither Parent nor any of the Merger Subs is then in material breach of any term of this Agreement, upon written notice to the Selling Companies, upon a material breach of any representation, warranty or covenant of the Selling Companies contained in this Agreement, provided that such breach is not capable of being cured or has not been cured within 30 days after the giving of notice thereof by Parent or Merger Subs to the Selling Companies, such that the conditions set forth in Sections 10.1 and 10.2 cannot be satisfied or cured prior to the date set forth in Section 13.1(b)(ii); or

            (f) by Parent, if at any time after approval and adoption of the Merger Agreement and the Mergers, holders of more than two and one half percent (2.5%) of the outstanding shares of Selling Companies Stock (determined on an as converted basis) shall have demanded appraisal, dissenters' or similar rights under applicable Law with respect to their shares.

      SECTION 13.2 EFFECT OF TERMINATION.

            (a) In the event of the termination of this Agreement pursuant to Sections 13.1(a), (b), (d), (e) or (f), this Agreement shall forthwith become null and void and have no effect, without any Liability on the part of Parent, Merger Subs or the Selling Companies and their respective directors, officers, employees, partners or stockholders and all rights and obligations of any party hereto shall cease, except for the agreements contained in Section 9.4, Section 9.8, this Section 13.2 and Article XIV; provided, however, that nothing contained in this Section 13.2(a) shall relieve any party from Liabilities or damages arising out of any fraud, intentional misrepresentation or willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

            (b) In the event of the termination of this Agreement pursuant to
Section 13.1(c), then the Selling Companies shall pay Parent for all of its out of pocket expenses in connection with the negotiation and the transactions contemplated by this Agreement, including all expenses related to attorneys, auditors, investment bankers, experts or any other

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third-party consultant ("Parent Expenses"), and shall pay such Parent Expenses by wire transfer of same day funds on the date of termination of this Agreement.

      SECTION 13.3 AMENDMENT. This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before or after the execution of the Stockholder Written Consents; provided, however, that after the execution of the Stockholder Written Consents, no amendment shall be made that by Law requires further approval by the Stockholders without obtaining such approval.

      SECTION 13.4 EXTENSION; WAIVER. At any time prior to the First Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and
(c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced. Waiver of any term or condition of this Agreement by a party shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition by such party, or a waiver of any other term or condition of this Agreement by such party.

                        ARTICLE XIV - GENERAL PROVISIONS

      SECTION 14.1 NOTICES. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) or via facsimile to the parties at the following addresses (or at such other address for a party as specified by like notice):

            (a) if to Parent or Merger Subs, to:

                ANSYS, Inc.
                275 Technology Drive
                Southpointe
                Canonsburg, PA  15317
                Attn:  Sheila S. DiNardo, Esq.
                Facsimile: (724) 514-3609

                with copy to:

                Goodwin Procter  LLP
                Exchange Place
                Boston, MA 02109
                Attn: John R. LeClaire, Esq.
                      Joseph L. Johnson III, Esq.
                Facsimile: (617) 523-1231

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            (b) if to the Selling Companies, to:

                One Eagle Square.
                Suite 509
                Concord, NH 03301
                Attn: John Mitchell, Esq.
                Facsimile: (603) 224-6673

                with a copy to:

                Willis Stein & Partners
                One North Wacker Drive
                Suite 4800
                Chicago, IL  60606
                Attn: Daniel H. Blumenthal and Christopher G. Boehm
                Facsimile: (312) 422-2424

                and to:

                Bartlit Beck Herman Palenchar & Scott LLP
                1899 Wynkoop Suite 800
                Denver, CO 80202
                Attn: Thomas R. Stephens
                Facsimile: (303) 592-3140

            (c) if to the Principal Stockholders or the Stockholders'
                Representative, to:

                Willis Stein & Partners
                One North Wacker Drive
                Suite 4800
                Chicago, IL  60606
                Attn:  Daniel H. Blumenthal and Christopher G. Boehm
                Facsimile:  (312) 422-2424

                with a copy to:

                Bartlit Beck Herman Palenchar & Scott LLP
                1899 Wynkoop Suite 800
                Denver, CO 80202
                Attn: Thomas R. Stephens
                Facsimile: (303) 592-3140

      SECTION 14.2 ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits hereto, the Ancillary Agreements, the Confidentiality Agreement and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement (excluding the provisions of this

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Agreement), which shall survive the execution of this Agreement and any termination of this Agreement.

      SECTION 14.3 FURTHER ASSURANCES; POST-CLOSING COOPERATION. At any time or from time to time after the Closing, the parties shall execute and deliver to each other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other parties to fulfill their respective obligations under this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the rights of the various parties and their obligations to provide information as set forth in Article XI shall be controlled by that section of the Agreement.

      SECTION 14.4 THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of Parent and the Selling Companies and, with respect to Article XI and Article XII only, the Indemnification Escrow Agent, the Stockholders' Representative and the Principal Stockholder Indemnifying Parties, and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnification under Section
9.10 or to compensation from the Indemnification Escrow Funds under Article XI and Article XII.

      SECTION 14.5 ASSIGNMENT. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Parent may designate, by written notice to the Selling Companies, another wholly-owned direct or indirect Subsidiary to be a party hereto in lieu of any of the Merger Subs (so long as such designation does not materially change the Tax treatment of the Mergers or the Spin-Off), in which event all references herein to such Merger Sub shall be deemed references to such other Subsidiary, except that any representations and warranties made with respect to such Merger Sub as of the date of this Agreement shall be deemed made with respect to such other Subsidiary as of the date of such designation. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon the parties hereto, and each of their respective successors, heirs and permitted assign.

      SECTION 14.6 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

      SECTION 14.7 NO AGREEMENT UNTIL EXECUTED. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (a) each of the Selling Companies Boards has approved for purposes of Section 251 of the DGCL and any applicable provision of their respective certificates of incorporation, the terms of this Agreement and (b) this Agreement is executed by the parties hereto.

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      SECTION 14.8 INTERPRETATION. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference will be to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

      SECTION 14.9 SURVIVAL. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Mergers, provided, however, that (a) those covenants and agreements contained herein that by their terms are to be performed after the applicable Effective Time shall survive, including, without limitation, Articles III, XI and XII, (b) those representations and warranties contained in
Article V shall survive until the period provided in Article XI, and (c) the provisions of this Article XIV shall survive indefinitely.

      SECTION 14.10 FEES AND EXPENSES. Subject to Section 13.2(b) hereof, and except as otherwise set forth in this Agreement, whether or not the Mergers are consummated, Parent (on behalf of Parent and Merger Subs), on the one hand, and the Selling Companies, on the other hand, shall bear their own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

      SECTION 14.11 CHOICE OF LAW/CONSENT TO JURISDICTION. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Selling Companies, Parent and Merger Subs hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States District Court for the District of Delaware (the "Chosen Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient

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forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each of Parent and each of the Merger Subs does hereby appoint The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801, as such agent. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts, this being in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 14.12 WAIVER OF TRIAL BY JURY. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ITS SUCCESSORS AGAINST ANY OTHER PARTY HERETO OR ITS SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR RELATING TO, DIRECTLY OR INDIRECTLY, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 14.13 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state or province having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 14.14 MUTUAL DRAFTING. The parties hereto are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.

      SECTION 14.15 MISCELLANEOUS. This Agreement (a) shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns and is not intended to confer upon any other Person any rights or remedies hereunder and (b) may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Indemnification Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof among the other signatories hereto.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                      ANSYS, INC.:

                                      By:_______________________________________
                                          Name:
                                          Title:

                                      ANSYS XL, LLC:

                                      By: ANSYS, Inc.
                                          Its: Sole Member

                                      By:_______________________________________
                                          Name:
                                          Title:

                                      BEN I, INC.:

                                      By:_______________________________________
                                          Name:
                                          Title:

                                      HINES II, INC.:

                                      By:_______________________________________
                                          Name:
                                          Title:

                                MERGER AGREEMENT

                                      HEAT HOLDING CORP.:

                                      By:_______________________________________
                                          Name:
                                          Title:

                                      AAVID THERMAL TECHNOLOGIES, INC.:

                                      By:_______________________________________
                                          Name:
                                          Title:

                                      FLUENT, INC.:

                                      By:_______________________________________
                                          Name:
                                          Title:

                                      TROY III, INC.:

                                      By:_______________________________________
                                          Name:
                                          Title:

                                MERGER AGREEMENT

                             PRINCIPAL STOCKHOLDERS:

                             Solely for purposes of Section 9.7 and Articles VI, XI, XII and XIV

                             WILLIS STEIN & PARTNERS III, L.P.
                             WILLIS STEIN & PARTNERS DUTCH III-A, L.P.
                             WILLIS STEIN & PARTNERS DUTCH III-B, L.P.
                             WILLIS STEIN & PARTNERS III-C, L.P.

                             By: Willis Stein & Partners Management III, L.P. Its General Partner

                             By: Willis Stein & Partners Management III, LLC Its General Partner

                             By: _______________________________________________
                                  Name:
                                  Title:

                             WILLIS STEIN & PARTNERS II, L.P.
                             WILLIS STEIN & PARTNERS DUTCH, L.P.

                             By: Willis Stein & Partners Management II, L.P. Its General Partner

                             By: Willis Stein & Partners Management II, LLC Its General Partner

                             By: _______________________________________________
                                  Name:
                                  Title:

                                MERGER AGREEMENT

                             STOCKHOLDERS' REPRESENTATIVE:

                             Solely for purposes of Sections 3.7, 3.8, 3.9 and
                             9.7 and Articles XI, XII and XIV

                             WILLIS STEIN & PARTNERS II, L.P.

                             By: Willis Stein & Partners Management II, L.P. Its General Partner

                             By: Willis Stein & Partners Management II, LLC Its General Partner

                             By: _______________________________________________
                                  Name:
                                  Title:

                                MERGER AGREEMENT